Filed Pursuant to Rule 424(b)(2)
Registration File No. 333-231443

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee (1)(2)
Stock Purchase Units	$350,000,000	$38,185
Stock Purchase Contracts
Common Stock
Senior Debt Securities

(1)

Represents an aggregate amount of $175.0 million of the Equity Units offered hereby and an aggregate amount of $175.0 million of common stock, par value $1.00 per share, for which consideration will be received upon settlement of the purchase contracts.

(2)

Calculated in accordance with Rules 457(i), 457(o) and 457(r) under the Securities Act of 1933, as amended. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the Registration Statement No. 333-231443.

PROSPECTUS SUPPLEMENT

(to Prospectus dated May 14, 2019)

Spire Inc.

3,200,000 Equity Units

(Initially Consisting of 3,200,000 Corporate Units)

This is an offering of Equity Units (“Equity Units”) by Spire Inc. (“Spire”). Each Equity Unit will have a stated amount of $50 and initially will be in the form of a Corporate Unit (“Corporate Unit”) consisting of a purchase contract issued by Spire to purchase shares of our common stock and a 1/20th, or 5%, undivided beneficial ownership interest in $1,000 principal amount of Spire’s 2021 Series A 0.75% remarketable senior notes due 2026, which we refer to as the notes.

Our common stock is listed and traded on the New York Stock Exchange (“NYSE”) under the symbol “SR.” On February 9, 2021, the last sale price of the shares as reported on the NYSE was $64.24 per share.

We do not intend to apply to list the Corporate Units on any securities exchange.

Investing in the Equity Units involves risks. Please read “Risk Factors ” beginning on page S-30 of this prospectus supplement.

	Per Corporate Unit	Total
Public offering price	$50.00	$160,000,000.00
Underwriting discounts and commissions	$1.50	$4,800,000.00
Proceeds, before expenses, to Spire	$48.50	$155,200,000.00

We have granted the underwriters the option to purchase from us, within the 13-day period beginning on, and including, the initial closing date for this offering, up to an additional 300,000 Corporate Units.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Corporate Units to purchasers in book-entry form only through The Depository Trust Company on or about February 16, 2021.

Joint Book-Running Managers

Credit Suisse	BofA Securities	Wells Fargo Securities

Sole Structuring Advisor

Co-Managers

Morgan Stanley	RBC Capital Markets	Guggenheim Securities	TD Securities

The date of this prospectus supplement is February 9, 2021.

(continued from cover)

•

The purchase contract will obligate you to purchase from Spire, on March 1, 2024 (or if such day is not a business day, on the following business day), for a price of $50 in cash, the following number of shares of our common stock, subject to anti-dilution adjustments:

•

if the applicable market value, which is the average volume-weighted average price of our common stock on each trading day during the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding March 1, 2024, subject to adjustment as described herein if a market disruption event occurs, equals or exceeds $78.6906, 0.6354 shares of our common stock;

•

if the applicable market value is less than $78.6906 but greater than $64.24, a number of shares of our common stock equal to $50 divided by the applicable market value, rounded to the nearest ten thousandth of a share; and

•	if the applicable market value is less than or equal to $64.24, 0.7783 shares of our common stock.

•

Spire will pay you quarterly contract adjustment payments at a rate of 6.75% per year on the stated amount of $50 per Equity Unit, or $3.375 per year, in respect of each purchase contract, subject to our right to defer these payments, as described in this prospectus supplement. No deferral period will extend beyond the purchase contract settlement date. The contract adjustment payments are payable quarterly on March 1, June 1, September 1 and December 1 of each year (except that if such date is not a business day, contract adjustment payments will be payable on the following business day, without adjustment), commencing on June 1, 2021. The contract adjustment payments will be subordinated to all of our existing and future “Priority Indebtedness” (as defined under “Description of the Equity Units—Ranking” below), including the notes, and will be structurally subordinated to all liabilities of our subsidiaries.

•

The notes will initially bear interest at a rate of 0.75% per year. The notes will be our unsecured and unsubordinated obligations and will rank on a parity in right of payment with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The notes will be structurally subordinated to all liabilities of our subsidiaries.

•	We do not have the right to defer payments of interest on the notes.

•

Unless a termination event or a special event redemption has occurred, the notes will be remarketed as described in this prospectus supplement. Following any successful remarketing of the notes, the interest rate on the notes will be reset, interest will be payable on a semi-annual basis, and we will cease to have the ability to redeem the notes at our option, other than in connection with the occurrence or continuance of a special event, all as described under “Description of the Purchase Contracts—Remarketing.”

•

Your ownership interest in the notes (or after a successful optional remarketing or a special event redemption, your related ownership interest in the Treasury portfolio or, in certain circumstances, cash) or the Treasury securities, as the case may be, will be pledged to us to secure your obligation under the related purchase contract.

•

Other than during a blackout period (as defined under “Description of the Equity Units—Creating Treasury Units by Substituting a Treasury Security for a Note”) or after a successful remarketing of the notes or after a special event redemption, you can create Treasury Units (“Treasury Units”) from Corporate Units by substituting Treasury securities for your pledged ownership interest in the notes comprising a part of the Corporate Units. You can also recreate Corporate Units from Treasury Units by substituting an undivided beneficial ownership interest in the notes for the Treasury securities previously pledged and comprising a part of your Treasury Units.

i

•

If there is a successful optional remarketing of the notes or a special event redemption and, at such time, you hold Corporate Units, your applicable ownership interest in the Treasury portfolio purchased with the proceeds from the remarketing or the special event redemption (or, in certain circumstances, cash) will be used to satisfy your payment obligation under the purchase contract. If there is a successful final remarketing of the notes and you hold Corporate Units, the proceeds from the remarketing will be used to satisfy your payment obligation under the purchase contract, unless you have elected to settle with separate cash.

ii

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus authorized by us. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus authorized by us is accurate as of any date other than the date of the document containing the information or such other date as may be specified therein. Our business, financial condition, liquidity, results of operations and prospects may have changed since those respective dates.

Prospectus Supplement

Base Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about the Equity Units that we are selling in this offering and about the offering itself. The second part is the accompanying prospectus, which provides more general information, some of which does not apply to this offering. If the description of this offering varies between this prospectus supplement and the accompanying prospectus or any related free writing prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement or such free writing prospectus.

Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, our securities and other information you should know before investing in our Equity Units. Before purchasing any of our Equity Units, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information.”

The terms “we,” “our,” “us,” the “Company” and “Spire” refer to Spire Inc. and its subsidiaries unless the context suggests otherwise. The term “you” refers to a prospective investor.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and current reports, and other information with the SEC. These SEC filings are available over the Internet at the SEC’s web site at “http://www.sec.gov” or on our own website at “http://www.spireenergy.com.” Information contained on our website does not constitute part of this prospectus supplement or the accompanying prospectus.

Incorporation by Reference

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means we can disclose important information by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement and information that we file later with the SEC will automatically update and supersede this information. Our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q listed below have been filed with the SEC on a combined basis by us and our subsidiaries, Spire Missouri, Inc. (“Spire Missouri”) and Spire Alabama, Inc. (“Spire Alabama”), and expect to do the same in future annual and quarterly reports filed with the SEC. We are only incorporating by reference herein from such filings the information that relates to us and, where required, the information that relates to Spire Missouri and Spire Alabama. We incorporate by reference the documents listed below. Additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), between the date of this prospectus supplement and the termination of this offering are also incorporated herein and in the accompanying prospectus by reference. These documents contain important information about us and our finances. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

SEC Filings (File No. 1-16681)	Period or Date Filed
Annual Report on Form 10-K	Fiscal year ended September 30, 2020

Quarterly Report on Form 10-Q	Quarter ended December 31, 2020

Current Reports on Form 8-K	Filed on February 1, 2021

The description of our common stock contained in our Registration Statement on Form 8-A	Filed on September 6, 2001

You may request a copy of these filings at no cost by writing or telephoning us at the following address:

Spire Inc.

Attn: Investor Relations

700 Market Street, 4th Floor

St. Louis, Missouri 63101

(314) 342-0878

FORWARD-LOOKING STATEMENTS

Certain matters contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, excluding historical information, include forward-looking statements. Certain words, such as “may,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “seek,” and similar words and expressions identify forward-looking statements that involve uncertainties and risks. Future developments may not be in accordance with our current expectations or beliefs and the effect of future developments may not be those anticipated. Among the factors that may cause results to differ materially from those contemplated in any forward-looking statement are:

•	Weather conditions and catastrophic events, particularly severe weather in the natural gas producing areas of the country;

•	Impacts related to the COVID-19 pandemic and uncertainties as to their continuing duration and severity;

•

Volatility in gas prices, particularly sudden and sustained changes in natural gas prices, including the related impact on margin deposits associated with the use of natural gas derivative instruments, and the impact on our competitive position in relation to suppliers of alternative heating sources, such as electricity;

•

Changes in gas supply and pipeline availability, including decisions by natural gas producers to reduce production or shut in producing natural gas wells, expiration of existing supply and transportation arrangements that are not replaced with contracts with similar terms and pricing, as well as other changes that impact supply for and access to the markets in which our subsidiaries transact business;

•	Acquisitions may not achieve their intended results;

•	Legislative, regulatory and judicial mandates and decisions, some of which may be retroactive, including those affecting:

•	allowed rates of return,

•	incentive regulation,

•	industry structure,

•	purchased gas adjustment provisions,

•	rate design structure and implementation,

•	capital structures established for rate-setting purposes,

•	regulatory assets,

•	non-regulated and affiliate transactions,

•	franchise renewals,

•	environmental or safety matters, including the potential impact of legislative and regulatory actions related to climate change and pipeline safety,

•	taxes,

•	pension and other postretirement benefit liabilities and funding obligations, or

•	accounting standards;

•	The results of litigation;

•

The availability of and access to, in general, funds to meet our debt obligations prior to or when they become due and to fund our operations and necessary capital expenditures, either through (i) cash on hand, (ii) operating cash flow, or (iii) access to the capital markets;

•	Retention of, ability to attract, ability to collect from, and conservation efforts of, customers;

•	Our ability to comply with all covenants in our indentures and credit facilities any violations of which, if not cured in a timely manner, could trigger a default of our obligation;

•	Energy commodity market conditions;

•	Discovery of material weakness in internal controls;

•	The disruption, failure or malfunction of our information technology systems including due to cyberattacks; and

•	Employee workforce issues, including but not limited to labor disputes and future wage and employee benefit costs, including changes in discount rates and returns on benefit plan assets.

Readers are urged to consider the risks, uncertainties, and other factors that could affect our business as described in this prospectus supplement and the accompanying prospectus and the information incorporated by reference therein. All forward-looking statements made or incorporated by reference in this prospectus supplement and the accompanying prospectus rely upon the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. We do not, by including this statement, assume any obligation to review or revise any particular forward-looking statement in light of future events.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. As a result, this summary is not complete and does not contain all of the information that you should consider before investing in our Equity Units. You should read the following summary in conjunction with the more detailed information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, which are described under “Where You Can Find More Information” in this prospectus supplement. This prospectus supplement and the accompanying prospectus contain or incorporate forward-looking statements. Forward-looking statements should be read with the cautionary statements and important factors included under “Risk Factors” and “Forward-Looking Statements” in this prospectus supplement as well as the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 and in other reports that we file with the SEC from time to time.

The Company

Spire, with its principal office in St. Louis, Missouri, is a public utility holding company whose primary business is the safe and reliable delivery of natural gas service to more than 1.7 million residential, commercial and industrial customers across Missouri, Alabama and Mississippi. We have two key business segments: Gas Utility and Gas Marketing. The Gas Utility segment consists of our natural gas utilities: Spire Missouri Inc. (serving eastern and western Missouri, including the St. Louis and Kansas City regions), Spire Alabama Inc. (serving central and northern Alabama, including Birmingham and Montgomery), Spire Gulf Inc. (serving southwestern Alabama, including Mobile) and Spire Mississippi Inc. (serving south-central Mississippi, including Hattiesburg). Our natural gas-related businesses include the following entities: Spire Marketing Inc. (“Marketing”), Spire STL Pipeline LLC (“Pipeline”) and Spire Storage West LLC (“Storage”). Marketing provides natural gas marketing services across the United States. Pipeline owns and operates a 65-mile FERC-regulated pipeline connecting the Rockies Express Pipeline in Scott County, Illinois, to delivery points in St. Louis County, Missouri, including Spire Missouri Inc.’s storage facility. Storage provides physical natural gas storage services and is strategically located near the Opal hub and interconnects with five interstate pipelines serving a wide range of natural gas markets throughout the Rockies and western United States.

Our Strategy

Spire is committed to transforming its business and pursuing growth by:

•	growing organically;

•	investing in infrastructure; and

•	advancing through innovation.

Growing organically

Spire is focused on strategies that promote organic growth, managing costs, and regulatory approaches and mechanisms by adding new customers, improving retention of our existing customers, and further penetrating the markets we serve across our footprint. Through these efforts, we believe we can drive margin growth while using our scale, expertise and shared services structure to achieve cost efficiencies and higher earnings.

Investing in infrastructure

Investing in infrastructure is a top priority of Spire, including both upgrading and expanding our gas utility distribution pipelines that serve our customers as well as investing in pipelines and storage. Our five-year capital expenditures forecast through 2025 reflects a total investment of $3.0 billion driven by upgrades to our distribution system and new business investment in Alabama, Mississippi and Missouri, and the development of Pipeline and Storage. We continue to finalize our plans for investment in the development of our natural gas storage facility.

Advancing through innovation

Through options like a mobile-friendly website, we are making it easier for our customers to reach us when and how they want to and to manage their accounts on the go. We have now surpassed one million registered accounts. We have also implemented technology upgrades to improve real-time connectivity for our field teams, leading to improved efficiency and an improved ability to serve our customers. At the same time, we are nearing standardization of our information technology platform company-wide, which will continue to drive further improvements in performance, service quality and cost efficiency.

Other Information

Our principal executive offices are located at 700 Market Street, St. Louis, Missouri 63101, and our telephone number is 314-342-0500. We maintain a website at www.spireenergy.com where general information about us is available. We are not incorporating the contents of our website into this prospectus supplement or the accompanying prospectus. For additional information regarding our business, we refer you to our filings with the SEC incorporated into this prospectus supplement and the accompanying prospectus by reference. Please read “Where You Can Find More Information.”

The Offering

In this offering summary, “Spire,” “we,” “us,” “our” and the “Company” refer only to Spire Inc. and any successor obligor, and not to any of its subsidiaries.

What are Equity Units?

Equity Units may be either Corporate Units or Treasury Units, as described below. The Equity Units will initially consist of 3,200,000 Corporate Units (or 3,500,000 Corporate Units if the underwriters exercise their option to purchase additional Equity Units in full), each with a stated amount of $50. You can create Treasury Units from Corporate Units that you own as described below under “How can I create Treasury Units from Corporate Units?” You can also recreate Corporate Units from Treasury Units that you own as described below under “How can I recreate Corporate Units from Treasury Units?”

What are the components of a Corporate Unit?

Each Corporate Unit initially consists of a contract to purchase Spire’s common stock in the future and a 1/20th, or 5%, undivided beneficial ownership interest in $1,000 principal amount of Spire’s 2021 Series A 0.75% remarketable senior notes due 2026 (the “notes”). The undivided beneficial ownership interest in the notes corresponds to $50 principal amount of the notes. Initially, the notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000. You will own the undivided beneficial ownership interest in the notes comprising part of each of your Corporate Units, but the notes will be pledged to us through the collateral agent to secure your obligation under the related purchase contract.

Upon a successful optional remarketing (as defined under “What is an optional remarketing?”) or a special event redemption (as defined under “When may the notes be redeemed?”), the notes comprising part of the

Corporate Units will be replaced by the Treasury portfolio described below under “What is the Treasury portfolio?” Once replaced, the applicable ownership interest in the Treasury portfolio will be pledged to us through the collateral agent to secure your obligation under the related purchase contract.

What is a purchase contract?

Each purchase contract, whether part of a Corporate Unit or Treasury Unit, that is a component of an Equity Unit obligates you to purchase, and obligates us to sell, on March 1, 2024, or if such day is not a business day, the following business day (which we refer to as the “purchase contract settlement date”), for $50 in cash, a number of shares of our common stock equal to the “settlement rate.” You may satisfy your obligation to purchase our common stock under the purchase contracts as described under “How can I satisfy my obligation under the purchase contracts?” below.

The settlement rate will be calculated (subject to adjustment under the circumstances set forth in “Description of the Purchase Contracts—Anti-dilution Adjustments” and “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change”) as follows:

•

if the applicable market value (as defined below) of our common stock is equal to or greater than the “threshold appreciation price” of $78.6906, the settlement rate will be 0.6354 shares of our common stock (we refer to this settlement rate as the “minimum settlement rate”);

•

if the applicable market value of our common stock is less than the threshold appreciation price but greater than the “reference price” of $64.24, which is the last reported sale price of our common stock on the New York Stock Exchange on February 9, 2021, the date the Corporate Units were priced, the settlement rate will be a number of shares of our common stock equal to $50 divided by the applicable market value, rounded to the nearest ten thousandth of a share; and

•

if the applicable market value of our common stock is less than or equal to the reference price, the settlement rate will be 0.7783 shares of our common stock (we refer to this settlement rate as the “maximum settlement rate”).

“Applicable market value” means the average volume-weighted average price, or VWAP, of our common stock on each trading day during the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding the purchase contract settlement date (such 20 consecutive trading day period, the “market value averaging period”). The “VWAP” of our common stock means, for the relevant trading day, the per share VWAP on the principal exchange or quotation system on which our common stock is listed or admitted for trading as displayed under the heading Bloomberg VWAP on Bloomberg page “SR <EQUITY> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such VWAP is unavailable, the market price of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). A “trading day” means, for purposes of determining a VWAP or closing price, a day (i) on which the principal exchange or quotation system on which our common stock is listed or admitted for trading is scheduled to be open for business and (ii) on which there has not occurred or does not exist a market disruption event, as defined in “Description of the Purchase Contracts—Purchase of Common Stock.” The threshold appreciation price is equal to $50 divided by the minimum settlement rate (such quotient rounded to the nearest $0.0001), which is $78.6906 and represents appreciation of approximately 22.5% over the reference price.

If 20 trading days for our common stock have not occurred during the period from, and including, the first day of the market value averaging period to, and including, the second scheduled trading day immediately prior to the purchase contract settlement date, all remaining trading days in the market value averaging period will be deemed to occur on that second scheduled trading day immediately prior to the purchase contract settlement date, and the daily VWAP of our common stock for each of those remaining trading days will be the daily VWAP of our common stock on that second scheduled trading day or, if such day is not a trading day, the closing price, as defined in “Description of the Purchase Contracts—Purchase of Common Stock,” as of such date.

We will not issue any fractional shares of our common stock upon settlement of a purchase contract. Instead of a fractional share, you will receive an amount of cash equal to the percentage of a whole share represented by such fractional share multiplied by the closing price of our common stock on the trading day immediately preceding the purchase contract settlement date (or the trading day immediately preceding an early settlement date, in the case of early settlement). If, however, a holder surrenders for settlement at one time more than one purchase contract, then the number of shares of our common stock issuable pursuant to such purchase contracts will be computed based upon the aggregate number of purchase contracts surrendered.

Can I settle the purchase contract early?

Prior to the purchase contract settlement date, subject to certain blackout periods (as described herein), you can settle a purchase contract by paying $50 in cash per Corporate Unit or Treasury Unit (and, under certain circumstances, accrued and unpaid contract adjustment payments payable on the next contract adjustment payment date). If you settle a purchase contract early, your pledged ownership interest in the notes, the applicable ownership interests in the Treasury portfolio or the Treasury securities underlying the relevant Treasury Unit will be released to you and shares of our common stock, subject to adjustments, will be issued to you pursuant to the purchase contract (subject to adjustment as described below under “Description of the Purchase Contracts—Anti-dilution Adjustments”), subject to the provisions described below under “What happens if there is early settlement upon a fundamental change?” with respect to early settlements upon a fundamental change. You may only elect early settlement in integral multiples of 20 Corporate Units or 20 Treasury Units; provided, that, if the Treasury portfolio has replaced the notes as a component of the Corporate Units as a result of a successful optional remarketing or a special event redemption, holders of Corporate Units may settle early only in such other amount of Corporate Units as may be determined by us, or in the case of a remarketing, the remarketing agent upon a successful remarketing of the notes. See “Description of the Purchase Contracts—Early Settlement.”

Your early settlement right is subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), in effect and an available prospectus covering any securities deliverable upon settlement of a purchase contract. We have agreed that, if such a registration statement is required, we will use our commercially reasonable efforts to have a registration statement in effect on the applicable early settlement date and to provide a prospectus in connection therewith, covering any securities to be delivered in respect of the purchase contracts being settled, subject to certain exceptions. In the event that you seek to exercise your early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, your exercise of such right will be void unless and until such a registration statement is effective. For so long as there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to file such registration statement or provide such a prospectus, and the early settlement right will not be available, until we have publicly disclosed such transaction or development; provided that we will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so.

What is the Treasury portfolio?

Upon a successful optional remarketing or a special event redemption, the notes will be replaced by the Treasury portfolio. The Treasury portfolio is a portfolio of U.S. Treasury securities consisting of:

•	for a Treasury portfolio following a successful optional remarketing, which we refer to as “remarketing Treasury portfolio”:

•

U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the principal amount of the notes underlying the undivided beneficial ownership interests in the notes included in the Corporate Units on the optional remarketing date; and

•

U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been paid to the holders of the Corporate Units on the purchase contract settlement date on the principal amount of the notes underlying the undivided beneficial ownership interests in the notes included in the Corporate Units on the optional remarketing date.

•	for a Treasury portfolio following a special event redemption, which we refer to as “special event Treasury portfolio”:

•

U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the principal amount of the notes underlying the undivided beneficial ownership interests in the notes included in the Corporate Units on the special event redemption date; and

•

with respect to each scheduled interest payment date on the notes that occurs after the special event redemption date and on or prior to March 1, 2024, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to such scheduled interest payment date in an aggregate amount at maturity equal to the aggregate interest payment that would be due on the aggregate principal amount of the notes that would have been components of the Corporate Units on that date (assuming no special event redemption) and assuming that interest accrued from and including the special event redemption date.

If, on the optional remarketing date, U.S. Treasury securities (or principal or interest strips thereof) that are to be included in the remarketing Treasury portfolio have a yield that is less than zero, then the cash proceeds from the remarketing (and not the U.S. Treasury securities) will be substituted for the notes that are components of the Corporate Units and will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligation to purchase our common stock under the purchase contracts. In addition, in such case, references to “Treasury security” and “U.S. Treasury securities (or principal or interest strips thereof)” in connection with the remarketing Treasury portfolio will, thereafter, be deemed to be references to such amount of cash.

What is a Treasury Unit?

A Treasury Unit is a unit created from a Corporate Unit by substituting the pledged undivided beneficial ownership interest in the notes that secure a holder’s obligation under the purchase contract with a sufficient amount of Treasury securities. A Treasury Unit consists of a purchase contract and a 1/20th, or 5%, undivided beneficial ownership interest in a zero-coupon U.S. Treasury security with a principal amount at maturity of $1,000 that matures on or prior to March 1, 2024 (for example, CUSIP No. 912820L47), which we refer to as a “Treasury security.” The ownership interest in the Treasury security that is a component of a Treasury Unit will be owned by you, but will be pledged to us through the collateral agent to secure your obligation under the related purchase contract.

How can I create Treasury Units from Corporate Units?

Each holder of Corporate Units will have the right, at any time prior to a successful remarketing or a special event redemption and other than during a blackout period, to substitute Treasury securities which must be purchased in the open market at the expense of the Corporate Unit holder (unless otherwise owned by the holder) for the related undivided beneficial ownership interest in notes held by the collateral agent. The Treasury securities must have an aggregate principal amount at maturity equal to the aggregate principal amount of the notes underlying such holder’s Corporate Units. Because Treasury securities and the notes are issued in minimum denominations of $1,000, holders of Corporate Units may only make these substitutions in integral multiples of 20 Corporate Units. Each of these substitutions will create Treasury Units, and the notes underlying the holder’s Corporate Units will be released upon substitution to the holder and will be tradable separately from the Treasury Units.

How can I recreate Corporate Units from Treasury Units?

Each holder of Treasury Units will have the right, at any time prior to a successful remarketing or a special event redemption and other than during a blackout period, to recreate Corporate Units, by substituting for the related Treasury securities held by the collateral agent notes having an aggregate principal amount equal to the aggregate principal amount at maturity of the Treasury securities for which substitution is being made. Because Treasury securities and the notes are issued in minimum denominations of $1,000, holders of Treasury Units may make these substitutions only in integral multiples of 20 Treasury Units. Each of these substitutions will recreate Corporate Units and the applicable Treasury securities will be released to the holder and will be tradable separately from the Corporate Units.

What payments am I entitled to as a holder of Corporate Units?

Subject to any deferral as described under “Are payments subject to deferral?” below, holders of Corporate Units will be entitled to receive:

•

quarterly cash payments consisting of their pro rata share of interest payments on the notes, at the rate of 0.75% per year (or, if the notes have been replaced by the Treasury portfolio, distributions, if any, on the Treasury portfolio), and

•	quarterly contract adjustment payments at the rate of 6.75% per year on the stated amount of $50 per Corporate Unit until the earliest of the occurrence of:

•	a termination event,

•	the purchase contract settlement date;

•	the fundamental change early settlement date (in the case of early settlement upon a fundamental change); or

•

the most recent contract adjustment payment date on or before any early settlement with respect to the related purchase contracts (in the case of early settlement other than upon a fundamental change).

Our obligations with respect to the contract adjustment payments will be subordinated and junior in right of payment to our obligations under any of our Priority Indebtedness.

What payments will I be entitled to if I convert my Corporate Units to Treasury Units?

Subject to any deferral as described under “Are payments subject to deferral?” below, holders of Treasury Units will be entitled to receive quarterly contract adjustment payments from us at the rate of 6.75% per year on the stated amount of $50 per Treasury Unit. There will be no interest payments in respect of the interest in Treasury securities that is a component of the Treasury Units. To the extent that such holders of Treasury Units continue to hold the notes that were released to them when they created the Treasury Units, such holders will continue to receive the scheduled interest payments on their separate notes, subject to our right to defer such payments and subject to any modifications made thereto pursuant to a successful remarketing.

Are payments subject to deferral?

We have the right to defer all or part of the contract adjustment payments but not beyond the purchase contract settlement date (or, with respect to an early settlement upon a fundamental change, not beyond the fundamental change early settlement date or, with respect to an early settlement other than upon a fundamental change, not beyond the contract adjustment payment date immediately preceding the early settlement date).

Any deferred contract adjustment payments will accrue additional contract adjustment payments at the rate equal to 7.5% per annum (which is equal to the rate of total distributions on the Corporate Units), compounded on each contract adjustment payment date, to, but excluding, the contract adjustment payment date on which such deferred contract adjustment payments are paid. We refer to additional contract adjustment payments that accrue on deferred contract adjustment payments as “compounded contract adjustment payments.” We may pay any deferred contract adjustment payments (including compounded contract adjustment payments thereon) on any scheduled contract adjustment payment date.

If we exercise our option to defer the payment of contract adjustment payments, then until the deferred contract adjustment payments (including compounded contract adjustment payments thereon) have been paid, we generally will not declare or pay dividends or distributions on, or redeem, purchase or acquire or make a liquidation payment with respect to, any shares of our capital stock, or make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities that upon a liquidation ranks on parity with, or junior to, the contract adjustment payments, or make any guarantee payments under any guarantee by us of securities of any of our subsidiaries if our guarantee ranks on parity with, or junior to, the contract adjustment payments, in each case, subject to the exceptions set forth under “Description of the Purchase Contracts—Contract Adjustment Payments.”

We do not have the right to defer payments of interest on the notes.

What are the payment dates for the Corporate Units and Treasury Units?

Subject to any deferral as described under “Are payments subject to deferral?” above, the payments described above in respect of the Equity Units will be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (except that if any such date is not a business day, interest and contract adjustment payments will be payable on the following business day, without adjustment for such delay), commencing on June 1, 2021. We will make these payments to the person in whose name the Equity Unit is registered on the close of business on the record date, subject to certain exceptions described herein. The “record date” means the 15th day of the calendar month immediately preceding the month in which the relevant payment date falls (whether or not a business day).

What is a remarketing?

We refer to each of an “optional remarketing” and a “final remarketing” as a “remarketing.” In a remarketing, the notes that are a part of Corporate Units (except, with respect to a final remarketing, where the holder has elected to settle the purchase contract through payment of separate cash) and any separate notes which were formerly part of Corporate Units but are now held by a holder as a separate security (the “separate notes”) whose holders have elected to participate in the remarketing will be remarketed as described below under “What is an optional remarketing?” or, if no optional remarketing has occurred or is successful, in a final remarketing as described below under “What is a final remarketing?”

Following any successful remarketing of the notes:

•	the interest rate on the notes may be reset as described below and under “When will the interest rate on the notes be reset and what is the reset rate?” below;

•	interest will be payable on the notes semi-annually on March 1 and September 1 of each year; and

•

the notes will cease to be redeemable at our option (other than in connection with the occurrence and continuance of a special event), and the provisions described under “Description of the Notes—Redemption at Our Option” and “—Redemption Procedures” will no longer apply to the notes.

All such modifications will take effect only if the remarketing is successful, without the consent of holders, on the optional remarketing settlement date or the purchase contract settlement date, as the case may be, and will apply to all notes, whether or not included in the remarketing. All other terms of the notes will remain unchanged.

In order to remarket the notes, we may, in consultation with the remarketing agent, reset the interest rate on the notes (either upward or downward) in order to produce the required price in the remarketing, as discussed under “What is an optional remarketing?” and “What is a final remarketing?”

During the applicable blackout period relating to a remarketing:

•	you may not settle a purchase contract early;

•	you may not create Treasury Units; and

•	you may not recreate Corporate Units from Treasury Units.

We have agreed to enter into a remarketing agreement with one or more remarketing agents, which we refer to as the remarketing agent, no later than 20 days prior to the first day of the final remarketing period or, if we elect to conduct an optional remarketing, no later than 20 days prior to the first day of the optional remarketing period. We will separately pay a fee to the remarketing agent for its services. The holders of the notes included in any remarketing will not be responsible for such fee.

What is an optional remarketing?

Unless a termination event has occurred or the notes have been previously redeemed in connection with a special event redemption, we may elect, at our option, to remarket the notes over a period selected by us that begins on or after November 29, 2023 (the second business day immediately preceding the interest payment date prior to the purchase contract settlement date) and ends any time on or before February 13, 2024 (the 9th calendar day prior to the beginning of the final remarketing period) (which we refer to as the “optional remarketing window”). In any optional remarketing, the aggregate principal amount of the notes that are a part of Corporate Units and any separate notes whose holders have elected to participate in the optional remarketing will be remarketed. Any remarketing in the optional remarketing window will occur during a five-business day remarketing period (which we refer to as an “optional remarketing period”) consisting of five sequential possible remarketing dates selected by us. We refer to a remarketing that occurs during the optional remarketing period as an “optional remarketing” and the date the notes are priced in an optional remarketing as the “optional remarketing date.” If we elect to conduct an optional remarketing, the remarketing agent will use its commercially reasonable efforts to obtain a price for the notes that results in proceeds of at least 100% of the aggregate of the price of the remarketing Treasury portfolio described above under “What is the Treasury portfolio?”, which we refer to as the “remarketing Treasury portfolio purchase price,” and the separate notes purchase price as defined under “Description of the Notes—Remarketing of Notes That Are Not Included in Corporate Units.” We will request that The Depository Trust Company, or DTC, which we refer to as the “depository,” notify its participants holding Corporate Units, Treasury Units and separate notes of our election to conduct an optional remarketing no later than 15 calendar days prior to the first day of the optional remarketing period.

An optional remarketing will be considered successful if the remarketing agent is able to remarket the notes for a price of at least 100% of the remarketing Treasury portfolio purchase price and the separate notes purchase price.

Following a successful optional remarketing, on the optional remarketing settlement date (as defined below), the portion of the remarketing proceeds equal to the remarketing Treasury portfolio purchase price will, except as described in the following paragraph, be used to purchase the remarketing Treasury portfolio and the remaining proceeds attributable to the notes underlying the Corporate Units will be remitted to the purchase contract agent for distribution pro rata to the holders of such Corporate Units on the optional remarketing settlement date. The portion of the proceeds attributable to the separate notes sold in the remarketing will be remitted to the custodial agent for distribution on the optional remarketing settlement date pro rata to the holders of such separate notes.

Following a successful optional remarketing, each Corporate Unit holder’s applicable ownership interest in the remarketing Treasury portfolio or cash will be substituted for the holder’s undivided beneficial ownership interest in the notes as a component of the Corporate Units, and the portion of the remarketing Treasury portfolio described in the first bullet of “remarketing Treasury portfolio” under “What is the Treasury portfolio?” or such cash will be pledged to us through the collateral agent to secure the Corporate Unit holder’s obligation under the related purchase contract. On the purchase contract settlement date, for each Corporate Unit, $50 of the proceeds from the remarketing Treasury portfolio will automatically be applied to satisfy the Corporate Unit holder’s obligation to purchase common stock under the purchase contract and the proceeds from the portion of the remarketing Treasury portfolio described in the second bullet of “remarketing Treasury portfolio” under “What is the Treasury portfolio?”, which will equal the interest payment (assuming no reset of the interest rate) that would have been paid on the notes that were components of the Corporate Units at the time of the remarketing, will be paid on the purchase contract settlement date to the Corporate Unit holders.

If we elect to conduct an optional remarketing and that remarketing is successful:

•

settlement with respect to the remarketed notes will occur on the second business day following the optional remarketing date (or such other date as we and the remarketing agent may agree on), unless the remarketed notes are priced after 4:30 p.m. New York time on the optional remarketing date, in which case settlement will occur on the third business day following the optional remarketing date (or such other date as we and the remarketing agent may agree on) (we refer to such settlement date as the “optional remarketing settlement date”);

•	the interest rate on the notes will be reset by us in consultation with the remarketing agent on the optional remarketing date and will become effective on the optional remarketing settlement date;

•	the other modifications to the terms of the notes, as described under “What is a remarketing?” above will become effective;

•

after the optional remarketing settlement date, your Corporate Units will consist of a purchase contract and the applicable ownership interest in the remarketing Treasury portfolio or cash, as described above; and

•	you may no longer create Treasury Units or recreate Corporate Units from Treasury Units.

If we do not elect to conduct an optional remarketing, or no optional remarketing succeeds for any reason, the notes will continue to be a component of the Corporate Units or will continue to be held separately and the remarketing agent will use its commercially reasonable efforts to remarket the notes during the final remarketing period, as described under “What is a final remarketing?” below.

At any time and from time to time during the optional remarketing period prior to the announcement of a successful optional remarketing, we have the right to postpone any remarketing in our sole and absolute discretion.

What is a final remarketing?

Unless a termination event or a successful optional remarketing has previously occurred or the notes have been previously redeemed in connection with a special event redemption, we will remarket the notes during each day of the five business day period ending on, and including, February 28, 2024 (the second business day immediately preceding the purchase contract settlement date) until the remarketing is successful. We refer to such period as the “final remarketing period,” the remarketing during this period as the “final remarketing” and the date the notes are priced in the final remarketing as the “final remarketing date.” In the final remarketing, the aggregate principal amount of the notes that are a part of Corporate Units (except where the holder thereof has elected to settle the purchase contract through payment of separate cash) and any separate notes whose holders have elected to participate in the final remarketing will be remarketed. The remarketing agent will use its commercially reasonable efforts to obtain a price for the notes that results in proceeds of at least 100% of the aggregate principal amount of all the notes offered in the remarketing. We will request that the depository notify its participants holding Corporate Units, Treasury Units and separate notes of the final remarketing no later than 15 calendar days prior to the first day of the final remarketing period. We have the right to postpone the final remarketing in our sole and absolute discretion on any day prior to the last three business days of the final remarketing period.

A remarketing during the final remarketing period will be considered successful if the remarketing agent is able to remarket the notes for at least 100% of the aggregate principal amount of all the notes offered in the remarketing.

Upon a successful final remarketing, settlement with respect to the remarketed notes will occur on the purchase contract settlement date. On the final remarketing date, if applicable, the interest rate on the notes will be reset by us, in consultation with the remarketing agent, and will become effective on the purchase contract settlement date.

Following a successful final remarketing, the collateral agent will remit the portion of the proceeds equal to the total principal amount of the notes underlying the Corporate Units to us to satisfy in full the Corporate Unit holders’ obligations to purchase common stock under the related purchase contracts. Any excess proceeds attributable to notes underlying Corporate Units that were remarketed will be remitted to the purchase contract agent for distribution pro rata to the holders of such notes. Proceeds from the final remarketing attributable to the separate notes remarketed will be remitted to the custodial agent for distribution pro rata to the holders of the separate notes that were remarketed.

What happens if the notes are not successfully remarketed?

If, in spite of using its commercially reasonable efforts, the remarketing agent cannot remarket the notes during the final remarketing period at a price at least equal to 100% of the aggregate principal amount of notes offered in the remarketing, a condition precedent set forth in the remarketing agreement has not been fulfilled or a successful remarketing has not occurred for any other reason, in each case resulting in a “failed remarketing,” holders of all notes will have the right to put their notes to us for an amount equal to the principal amount of their notes. A holder of Corporate Units will be deemed to have automatically exercised this put right with respect to the notes underlying the Corporate Units unless, prior to 4:00 p.m., New York City time, on the business day immediately prior to the purchase contract settlement date, the holder provides written notice of an intention to settle the related purchase contracts with separate cash and on or prior to the business day immediately preceding the purchase contract settlement date delivers to the securities intermediary $50 in cash per purchase contract. This settlement with separate cash may only be effected in integral multiples of 20 Corporate Units. Unless a holder of Corporate Units has elected to settle the related purchase contracts with separate cash, and delivered the separate cash on or prior to the business day immediately preceding the purchase contract settlement date, the holder will be deemed to have elected to apply the proceeds of the put price against the holder’s obligations to us under the related purchase contracts, thereby satisfying the holder’s obligations in full, and the notes underlying such Corporate Units will be delivered to us and cancelled.

Do I have to participate in the remarketing?

No. You may elect not to participate in any remarketing and to retain the notes underlying the undivided beneficial ownership interests in notes comprising part of your Corporate Units by (1) creating Treasury Units at any time other than during a blackout period, (2) settling the related purchase contracts early at any time other than during a blackout period or (3) in the case of a final remarketing, notifying the purchase contract agent prior to 4:00 p.m., New York City time, on the second business day immediately prior to the first day of the final remarketing period of your intention to settle your obligation under the related purchase contracts on the purchase contract settlement date in cash, and delivering such cash payment required under the purchase contracts to the securities intermediary on or prior to 4:00 p.m., New York City time, on the business day immediately prior to the first day of the final remarketing period. You can only elect to satisfy your obligation in cash in increments of 20 Corporate Units. See “Description of the Purchase Contracts—Notice to Settle with Cash.”

Which provisions will govern the notes following the remarketing?

The remarketed notes will be governed by the indenture under which they were issued as part of the Corporate Units. However, following any successful remarketing of the notes, the interest rate on the notes will be reset, interest will be payable semi-annually and we will cease to have the ability to redeem the notes at our option, other than in connection with the occurrence and continuance of a special event, all as described under “What is a remarketing?” above.

If I am holding separate notes, can I still participate in a remarketing of the notes?

Yes. If you hold separate notes, you may elect to have your notes remarketed by the remarketing agent along with the notes underlying the Corporate Units as described under “Description of the Notes—Remarketing of Notes That Are Not Included in Corporate Units.” You may also participate in any remarketing by recreating Corporate Units at any time prior to the remarketing (unless a special event redemption has occurred), other than during a blackout period.

How can I satisfy my obligation under the purchase contracts?

You may satisfy your obligation under the purchase contracts as follows:

•	on an early settlement date as described under “Can I settle the purchase contract early?” above and under “What happens if there is early settlement upon a fundamental change?” below;

•	on the purchase contract settlement date if you own Corporate Units:

•

through the automatic application of the portion of the proceeds of a successful remarketing during the final remarketing period equal to the principal amount of the notes underlying the Corporate Units, as described under “What is a final remarketing?” above; or

•

in the case of a successful optional remarketing or a special event redemption, through the automatic application of the portion of the proceeds from the Treasury portfolio or cash equal to the principal amount of the notes if the Treasury portfolio or cash has replaced the notes as a component of the Corporate Units as a result of a successful optional remarketing or a special event redemption, as described under “What is an optional remarketing?” above or under “When may the notes be redeemed” below; or

•

through cash settlement as described under “Do I have to participate in the remarketing?” above or through exercise of the put right or cash settlement as described under “What happens if the notes are not successfully remarketed?” above; or

•	on the purchase contract settlement date if you own Treasury Units through the automatic application of the proceeds of the interest in Treasury securities.

In addition, the purchase contract and pledge agreement that governs the Equity Units provides that your obligation under the purchase contract will be terminated without any further action or notice upon the occurrence of a termination event, as defined under “Description of the Purchase Contracts—Termination.”

If you settle a purchase contract early (other than pursuant to your fundamental change early settlement right), you will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the contract adjustment payment date immediately preceding the early settlement date; provided that, under certain circumstances, you will be required to pay all contract adjustment payments payable on the contract adjustment payment date next succeeding the early settlement date to us in order to exercise the early settlement right. If you settle a purchase contract early pursuant to your fundamental change early settlement right, you will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the fundamental change early settlement date, unless the date on which the fundamental change early settlement right is exercised occurs following any record date and prior to the related scheduled contract adjustment payment date, and we are not deferring the related contract adjustment payment, in which case we will instead pay accrued and unpaid contract adjustment payments to the holder of the purchase contract as of such record date.

If the purchase contracts are terminated as a result of a termination event, you will not have any right to receive accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon). See “Description of the Purchase Contracts—Early Settlement” and “Description of the Purchase Contracts—Termination.”

What interest payments will I receive on the notes or on the undivided beneficial ownership interests in the notes?

The notes will bear interest at the rate of 0.75% per year from the original issuance date to the purchase contract settlement date or, if earlier, the optional remarketing settlement date, payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing on June 1, 2021 (except that if any such date is not a business day, interest will be payable on the following business day, without adjustment for such delay). On and after the purchase contract settlement date or, if earlier, the optional remarketing settlement date, interest on each note will be payable at the relevant reset rate (as defined under “When will the interest rate on the notes be reset and what is the reset rate?”), or if the interest rate has not been reset, at the initial interest rate of 0.75% per year. If a remarketing is successful, interest on the notes thereafter will be payable semi-annually. See “What is a remarketing?” above.

When will the interest rate on the notes be reset and what is the reset rate?

Unless a special event redemption has occurred, the interest rate on the notes may be reset in connection with a successful remarketing as described above under “What is an optional remarketing?” and “What is a final remarketing?” The “reset rate” will be the interest rate determined by us, in consultation with the remarketing agent, as the rate the notes should bear in order for the remarketing agent to remarket the notes on the remarketing date for a price of at least 100% of the remarketing Treasury portfolio purchase price plus the separate notes purchase price, if any, in the case of an optional remarketing, or at least 100% of the aggregate principal amount of the notes being offered in the remarketing, in the case of a final remarketing. In any case, the reset rate may be higher or lower than the initial interest rate on the notes depending on the results of the remarketing and market conditions at that time. The interest rate on the notes will not be reset if there is not a successful remarketing and the notes will continue to bear interest at the initial interest rate. The reset rate will not exceed the maximum rate permitted by applicable law.

When may the notes be redeemed?

The notes are redeemable at our option, in whole but not in part, upon the occurrence and continuation of a special event under the circumstances described in this prospectus supplement under “Description of the Notes—Special Event Redemption.” Following such redemption of the notes (referred to as a “special event redemption”) prior to a successful remarketing of the notes or the purchase contract settlement date, holders of Corporate Units will own the applicable ownership interest in the special event Treasury portfolio as a component of their Corporate Units.

We may redeem the notes other than in connection with a special event at our option only if there has been a failed final remarketing. In that event, any notes that remain outstanding after the purchase contract settlement date will be redeemable on or after June 1, 2024 at our option, in whole or in part, at any time and from time to time, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the redemption date.

What happens if there is early settlement upon a fundamental change?

If we are involved in a transaction that constitutes a fundamental change (as defined below) prior to the 20th business day preceding the purchase contract settlement date, you will have the right, subject to certain conditions, to accelerate and settle a purchase contract early at the settlement rate determined as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change,” plus an additional make-whole amount of shares, or the “make-whole shares,” so long as at such time, if required under the U.S. federal securities laws, there is in effect a registration statement covering any securities to be issued and delivered in connection with such fundamental change early settlement. We refer to this right as the “fundamental change early settlement right.”

A “fundamental change” means (1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of our common stock representing more than 50% of the voting power of our common stock; (2) (A) we are involved in a consolidation with or merger into any other person, or any merger of another person into us, or any other similar transaction or series of related transactions (other than a merger, consolidation or similar transaction that does not result in the conversion or exchange of outstanding shares of our common stock), in each case, in which 90% or more of the outstanding shares of our common stock are exchanged for or converted into cash, securities or other property, greater than 10% of the value of which consists of cash, securities or other property that is not (or will not be upon or immediately following the effectiveness of such consolidation, merger or other transaction) common stock listed on the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors); or (B) the consummation of any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of our consolidated assets to any person other than one of our subsidiaries; (3) our common stock ceases to be listed on at least one of the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors); or (4) our shareholders approve our liquidation, dissolution or termination.

We will provide each of the holders of Equity Units and the purchase contract agent with a notice of the completion of a fundamental change within 10 business days after the effective date of such fundamental change. The notice will specify (1) a date (subject to postponement, as described below, the “fundamental change early settlement date”), which will be at least 10 days after the date of the notice but no later than the earlier of 20 days after the date of the notice and one business day prior to the purchase contract settlement date, on which date we will deliver shares of our common stock to holders who exercise the fundamental change early settlement right, (2) the date by which holders must exercise the fundamental change early settlement right, (3) the applicable settlement rate and number of make-whole shares, (4) the amount and kind (per share of common stock) of the cash, securities and other consideration receivable upon settlement and (5) the amount of accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon), if any, that will be paid upon settlement to holders exercising the fundamental change early settlement right. To exercise the fundamental change early settlement right with respect to any purchase contracts, you must deliver to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the continental United States of America, during the period beginning on the date we deliver notice to holders that a fundamental change has occurred and ending at 4:00 p.m., New York City time, on the third business day before the fundamental change early settlement date (such period, subject to extension as described below, the “fundamental change exercise period”), payment of $50 for each purchase contract being settled in immediately available funds.

If you exercise the fundamental change early settlement right, we will deliver to you, on the fundamental change early settlement date, for each purchase contract with respect to which you have elected fundamental change early settlement, a number of shares (or exchange property units, if applicable) equal to the settlement rate described above, plus the number of make-whole shares determined by reference to the table set forth under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.” In addition, on the fundamental change early settlement date, we will pay you the amount of any accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the fundamental change early settlement date, unless the date on which the fundamental change early settlement right is exercised occurs following any record date and prior to the related scheduled contract adjustment payment date, and we are not deferring the related contract adjustment payment, in which case we will instead pay all accrued and unpaid contract adjustment payments to the holder as of such record date. The notes or applicable ownership interests in the Treasury portfolio or Treasury securities underlying the Corporate Units or Treasury Units, as the case may be, with respect to which you are effecting a fundamental change early settlement, will be released from the pledge under the purchase contract and pledge agreement and delivered to you on the fundamental change early settlement date. If you do not elect to exercise your fundamental change early settlement right, your Corporate Units or Treasury Units will remain outstanding and be subject to normal settlement on the purchase contract settlement date.

We have agreed that, if required under the U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have in effect throughout the fundamental change exercise period a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the fundamental change early settlement, subject to certain exceptions. In the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective or a blackout period is continuing, the holder’s exercise of such right will be void unless and until the registration statement is effective and no blackout period is continuing. The fundamental change exercise period will be extended by the number of days during such period on which no such registration statement is effective or a blackout period is continuing (provided that the fundamental change exercise period will not be extended beyond the fourth business day preceding the purchase contract settlement date) and the fundamental change early settlement date will be postponed to the third business day following the end of the fundamental change exercise period. If, but for the proviso contained in the immediately preceding sentence, the fundamental change early settlement date would occur on or after the purchase contract settlement date, we will deliver to any holder of purchase contracts on the purchase contract settlement date the applicable number of make-whole shares in addition to a number of shares equal to the settlement rate, determined as if the applicable market value were equal to the relevant “stock price.”

Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units as a result of a successful optional remarketing or special event redemption, holders of Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 20 Corporate Units. If the Treasury portfolio has replaced the notes as a component of Corporate Units, holders of the Corporate Units may exercise the fundamental change early settlement right only in integral multiples of such number of Corporate Units as may be determined by us or in the case of a remarketing, the remarketing agent upon a successful remarketing of the notes.

A holder of Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 20 Treasury Units.

What is the ranking of the notes?

The notes will be our unsecured and unsubordinated obligations and will rank on a parity in right of payment with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The notes are our obligations exclusively, and are not the obligations of any of our subsidiaries. The notes will be structurally subordinated to existing or future preferred stock and indebtedness, guarantees and other liabilities, including trade payables, of our subsidiaries. See “Description of the Notes—Ranking.”

How will the notes be evidenced?

The notes that form a part of the Corporate Units will be issued in fully registered form and will be registered in the name of the purchase contract agent. The notes that do not form a part of the Corporate Units will be evidenced by one or more global notes registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC.

In a few special situations described in “Description of the Notes—Book Entry Issuance—The Depository Trust Company,” a book-entry security representing the notes will terminate and interests in it will be exchanged for physical certificates representing the notes.

What are the U.S. federal income tax consequences related to the Equity Units and notes?

Although the Internal Revenue Service (the “IRS”) has issued a Revenue Ruling addressing the U.S. federal income tax treatment of units similar to the Equity Units, no statutory, judicial or administrative authority directly addresses all tax aspects of the treatment of the Equity Units or instruments similar to the Equity Units for U.S. federal income tax purposes. Accordingly, no assurance can be given that the conclusions in the Revenue Ruling would apply to the Equity Units. As a result, the U.S. federal income tax consequences of the purchase, ownership and disposition of the Equity Units are not entirely clear. In addition, there can be no assurance that the IRS or a court will agree with the characterization of the notes as indebtedness for U.S. federal income tax purposes.

The terms of the Equity Units are similar to the units considered in the Revenue Ruling noted above, although they vary in some respects. Based on that Revenue Ruling, although the matter is not free from doubt, a beneficial owner of Equity Units will be treated for U.S. federal income tax purposes as separately owning the purchase contract and the undivided beneficial ownership interests in the notes, the Treasury portfolio or the Treasury securities constituting the Equity Unit, as applicable. By purchasing the Corporate Units, you will be deemed to have agreed to treat the Equity Units in that manner for all U.S. federal, state and local income tax purposes. In addition, you must allocate the purchase price of the Corporate Units between the notes and the purchase contract in proportion to their respective fair market values, which will establish your initial tax basis in the notes and the purchase contract. With respect to each Corporate Unit purchased in the offering, you will be deemed to have agreed to allocate $50 to the undivided beneficial ownership interest in the notes and $0 to the purchase contract.

We intend to treat the notes as “variable rate debt instruments” that are subject to applicable U.S. Treasury regulations that apply to “reset bonds.” Under this treatment, you will be required to take into account interest payments on the notes at the time they are paid or accrued in accordance with your regular method of accounting for tax purposes. However, there are no U.S. Treasury regulations, rulings or other authorities that address the U.S. federal income tax treatment of debt instruments that are substantially similar to the notes, and therefore the U.S. federal income tax treatment of the notes is unclear. Under possible alternative characterizations of the notes, you may be required to accrue interest income in amounts that exceed the stated interest on the notes and/or treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, redemption or other taxable disposition of a note. See “Material United States Federal Income Tax Consequences—U.S. Holders—The Notes—Possible Alternative Characterizations.”

If the Treasury portfolio has replaced the notes as a component of the Corporate Units as a result of a successful optional remarketing or a special event redemption, a beneficial owner of Corporate Units generally will be required to include in gross income its allocable share of any interest payments made with respect to such owner’s applicable ownership interest in the Treasury portfolio, and, if appropriate, “original issue discount” or acquisition discount (as described under “Material United States Federal Income Tax Consequences”) on the applicable ownership interest in the Treasury portfolio.

Although the U.S. federal income tax treatment of contract adjustment payments is unclear, we intend to treat contract adjustment payments as taxable ordinary income to a U.S. holder when received or accrued, in accordance with the U.S. holder’s regular method of tax accounting. We also intend to treat any contract adjustment payments paid to a non-U.S. holder (as defined under “Material United States Federal Income Tax Consequences”) as payments generally subject to U.S. federal withholding tax at a 30% rate, unless an income tax treaty reduces or eliminates such tax.

For a more comprehensive discussion of the U.S. federal income tax consequences of an investment in the Equity Units, please see “Material United States Federal Income Tax Consequences.” Prospective investors in

Equity Units should consult their tax advisors regarding the particular tax consequences to them of the purchase, ownership and disposition of Equity Units (including the application and effects of any state, local, or foreign and other tax laws).

Are there limitations on the purchase, holding or disposition of the Corporate Units with assets of, or on behalf of, an employee benefit plan or other benefit plan investor?

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), and any other federal, state, local or non-U.S. laws that are substantively similar or are of similar effect (“Similar Law”) may impose restrictions (and in some instances, excise taxes and other liabilities) on the purchase, holding and/or disposition of Corporate Units (and the securities underlying the Corporate Units) by employee benefit plans and other benefit plan investors (as defined in 29 C.F.R. Section 2510.2-101 or Similar Law) that are subject to those laws. Corporate Units (and the securities underlying the Corporate Units) may be purchased with assets of, or on behalf of, an employee benefit plan or other benefit plan investor subject to the investing fiduciary’s determination that the investment satisfies ERISA’s fiduciary standards and other requirements under ERISA, the Code and/or Similar Law (as applicable). An investing fiduciary that proposes to cause an employee benefit plan or other benefit plan investor subject, or to act on behalf of an employee benefit plan or other benefit plan investor subject, to purchase Corporate Units (and the securities underlying the Corporate Units) should consult its own counsel regarding the potential applicability of ERISA, the Code and/or Similar Law to such investment, the potential consequences of such investment in lights of its specific circumstances, and whether any exemption or exemptions would be necessary and available and should determine on its own whether all conditions of such exemption or exemptions have been satisfied with respect to transactions involving the Corporate Units. See “ERISA Considerations.”

What are the uses of proceeds from the offering?

We estimate that the net proceeds from the sale of the Equity Units in this offering will be approximately $154.0 million (approximately $168.5 million if the underwriters exercise their option in full to purchase additional Equity Units), after deducting the underwriting discounts and commissions and estimated offering expenses.

We intend to use the net proceeds from this offering for general corporate purposes and to repay short-term indebtedness outstanding under our commercial paper program.

What are the risks relating to the Equity Units?

See “Risk Factors” and the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference in this prospectus supplement and in the accompanying base prospectus, including the risk factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2020 and subsequently filed quarterly reports on Form 10-Q before you make an investment decision pursuant to this prospectus supplement and the accompanying base prospectus.

Are there any conflicts of interest in connection with the offering of the Equity Units?

As described above, the net proceeds from the sale of the Equity Units in this offering may be used to repay short-term indebtedness outstanding under our commercial paper program. Because certain of the underwriters or their affiliates may from time to time be holders of our commercial paper, any such underwriter would be deemed to have a conflict of interest under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) to the extent it receives at least 5% of the proceeds of this offering. Accordingly, this offering is being conducted in accordance with FINRA Rule 5121, which requires, among other things, that a “qualified independent underwriter” participate in the preparation of, and exercise the usual standards of “due diligence”

with respect to, the registration statement and this prospectus supplement. BofA Securities, Inc. has agreed to act as the qualified independent underwriter for this offering. BofA Securities, Inc. will not receive any additional fees for serving as a qualified independent underwriter in connection with this offering. We have agreed to indemnify BofA Securities, Inc. against liabilities incurred in connection with acting as a qualified independent underwriter, including liabilities under the Securities Act. No underwriter having a conflict of interest under FINRA Rule 5121 will sell to a discretionary account any security with respect to which the conflict exists, unless the member has received specific written approval of the transaction from the account holder and retains documentation of the approval in its records. See “Underwriting (Conflicts of Interest).”

The Offering—Explanatory Diagrams

The following diagrams illustrate some of the key features of the purchase contracts and the undivided beneficial ownership interests in notes, Corporate Units and Treasury Units. The following diagrams also assume that the notes are successfully remarketed during the final remarketing period, there has not been a special event redemption, the interest rate on the notes is reset on the purchase contract settlement date, the payment of contract adjustment payments is not deferred and no anti-dilution adjustments were required to be made.

Corporate Units

A Corporate Unit consists of two components as described below:

(1)	Contract adjustment payments may be deferred as described under “Description of the Purchase Contracts—Contract Adjustment Payments” below.
(2)

Each owner of an undivided beneficial ownership interest in notes will be entitled to 1/20th, or 5%, of each interest payment paid in respect of a $1,000 principal amount note. If the Treasury portfolio has replaced the notes as a result of a successful optional remarketing or a special event redemption prior to the final remarketing period, the applicable ownership interests in the Treasury portfolio will replace the interest in the notes as a component of the Corporate Unit.
(3)

The notes will be issued in minimum denominations of $1,000, except in limited circumstances following a termination event. Each undivided beneficial ownership interest in a note represents a 1/20th, or 5%, undivided beneficial ownership interest in a note having a principal amount of $1,000.

The holder of a Corporate Unit owns the 1/20th, or 5%, undivided beneficial ownership interest in a note having a principal amount of $1,000 that forms a part of the Corporate Unit, but will pledge it to us through the collateral agent to secure its obligations under the related purchase contract.

If the Treasury portfolio has replaced the notes as a result of a successful optional remarketing or a special event redemption, the applicable ownership interests in the Treasury portfolio or cash, as applicable, will replace the notes as a component of the Corporate Unit.

Treasury Units

A Treasury Unit consists of two components as described below:(1)

(1)

Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units upon a successful remarketing or a special event redemption, Treasury Units may only be created in integral multiples of 20 Corporate Units. As a result, the creation of 20 Treasury Units will release $1,000 principal amount of notes held by the collateral agent. During a blackout period or following a successful remarketing or a special event redemption, you may not create Treasury Units or recreate Corporate Units.

(2)	Contract adjustment payments may be deferred as described under “Description of the Purchase Contracts—Contract Adjustment Payments” below.

The holder of a Treasury Unit owns the 1/20th, or 5%, undivided beneficial ownership interest in the Treasury security that forms a part of the Treasury Unit, but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract.

Purchase Contract

Corporate Units and Treasury Units both include a purchase contract under which the holder agrees to purchase shares of our common stock on the purchase contract settlement date. In addition, the purchase contracts require us to make contract adjustment payments as shown in the diagrams on the preceding pages.

(1)	The “reference price” is $64.24, which is the last reported sale price of our common stock on the New York Stock Exchange on February 9, 2021, the date the Corporate Units are priced.
(2)

The “threshold appreciation price” is equal to $50 divided by the minimum settlement rate (such quotient rounded to the nearest $0.0001), which is $78.6906 and represents appreciation of approximately 22.5% over the reference price.

(3)	If the applicable market value of our common stock is less than or equal to the reference price of $64.24, 0.7783 shares of our common stock (subject to adjustment).
(4)

If the applicable market value of our common stock is greater than the reference price and less than the threshold appreciation price of $78.6906, the number of shares of our common stock to be delivered to a holder of an Equity Unit will be calculated by dividing the stated amount of $50 by the applicable market value, rounded to the nearest ten thousandth of a share (subject to adjustment).

(5)

If the applicable market value of our common stock is greater than or equal to the threshold appreciation price, the number of shares of our common stock to be delivered to a holder of an Equity Unit will be 0.6354 shares (subject to adjustment).

(6)

The “applicable market value” means the average VWAP of our common stock on each trading day during the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding the purchase contract settlement date (subject to adjustment as described herein if a market disruption event occurs).

The Notes

The notes have the terms described below:

(1)	Interest payment dates will be adjusted in a successful remarketing as described under “Description of the Notes—Remarketing.”
(2)

Following any successful remarketing of the notes, the interest rate on the notes will be reset, interest will be payable on a semi-annual basis, and we will cease to have the ability to redeem the notes at our option, other than in connection with the occurrence and continuance of a special event, all as described under “Description of the Purchase Contracts—Remarketing.”

Transforming Corporate Units into Treasury Units and Notes

(1)

Each holder will own a 1/20th, or 5%, undivided beneficial ownership interest in, and will be entitled to a corresponding portion of each interest payment payable in respect of, a note having a principal amount of $1,000.

(2)

The notes will be issued in minimum denominations of $1,000 and integral multiples thereof, except in limited circumstances following a termination event. Following any successful remarketing of the notes, the interest rate on the notes will be reset, interest will be payable on a semi-annual basis, and we will cease to have the ability to redeem the notes at our option, other than in connection with the occurrence and continuance of a special event, all as described under “Description of the Purchase Contracts—Remarketing.”

(3)	Interest payment dates will be adjusted in a successful remarketing as described under “Description of the Notes—Remarketing.”
(4)	Contract adjustment payments may be deferred as described under “Description of the Purchase Contracts—Contract Adjustment Payments.”

The diagram above describes each of a Corporate Unit, a Treasury Unit and a separate note.

•	Because the notes and the Treasury securities are issued in minimum denominations of $1,000, holders of Corporate Units may only create Treasury Units in integral multiples of 20 Corporate Units.

•

To create 20 Treasury Units, a holder separates 20 Corporate Units into their two components—20 purchase contracts and a note having a principal amount of $1,000—and then combines the purchase contracts with a Treasury security having a principal amount at maturity of $1,000 that matures on or prior to March 1, 2024.

•

The note, which is no longer a component of Corporate Units, is released from the pledge under the purchase contract and pledge agreement and delivered to the holder and is tradable as a separate security.

•	A holder owns the Treasury security that forms a part of the 20 Treasury Units but will pledge it to us through the collateral agent to secure its obligation under the related purchase contract.

•	The Treasury security together with the 20 purchase contracts constitute 20 Treasury Units.

•	During a blackout period or following a successful remarketing or a special event redemption, you may not create Treasury Units or recreate Corporate Units.

•

Unless a blackout period is occurring or there has been a successful remarketing or a special event redemption, the holder can also transform 20 Treasury Units and a note having a principal amount of $1,000 into 20 Corporate Units. Following that transformation, the Treasury security, which will no longer be a component of the Treasury Unit, will be released from the pledge under the purchase contract and pledge agreement and delivered to the holder and will be tradable as a separate security.

Illustrative Remarketing Timeline

The following timeline is for illustrative purposes only. The dates in this timeline are based on the time periods set forth in the purchase contract and pledge agreement and the form of remarketing agreement that will be an exhibit to the purchase contract and pledge agreement. This timeline assumes that we will elect to conduct an optional remarketing during the maximum permissible optional remarketing period.

Date	Event
T-15 calendar days

We will, or we will request that the depository, notify holders of Corporate Units, Treasury Units and separate notes of our election to conduct an optional remarketing. Such notice will specify the first day of the optional remarketing period and the procedures to be followed in the optional remarketing.

T-2 business days

Last day prior to the optional remarketing to create Treasury Units from Corporate Units and recreate Corporate Units from Treasury Units (holders may once again be able to create and recreate units if the optional remarketing is not successful);

•   Last day prior to the optional remarketing for holders of Corporate Units to settle the related purchase contracts early (holders may once again be able to settle early if the optional remarketing is not successful or after the blackout period has concluded for such optional remarketing); and

•   Last day for holders of separate notes to give notice of their election or to revoke their election to participate in the optional remarketing.

November 29, 2023 (T)	First business day of the optional remarketing period.
November 29, 2023 to December 5, 2023

Optional remarketing period:

•   if the optional remarketing is successful, we will issue a press release on the business day after the optional remarketing date, the remarketing agent will purchase the remarketing Treasury portfolio and the settlement date for the optional remarketing will occur on the second business day following the optional remarketing date (unless the remarketed notes are priced after 4:30 p.m. New York time on the optional remarketing date, in

Date	Event

which case settlement will occur on the third business day following the optional remarketing date); and

•   if the optional remarketing is not successful, we will issue a press release at the end of the optional remarketing period.

No later than February 7, 2024 (fifteen calendar days prior to the first day of the final remarketing period)

If there has not been a successful optional remarketing or a special event redemption has not occurred, we will request that the depository notify its participants holding Corporate Units, Treasury Units and separate notes of the final remarketing. Such notice will specify the final remarketing period and the procedures to be followed in the final remarketing.

February 7, 2024 (fifteen calendar days prior to the first day of the final remarketing period)	First day for holders of Corporate Units to give notice of election to settle purchase contracts with separate cash.
February 20, 2024 (two business days prior to the first day of the final remarketing period)

Last day to create Treasury Units from Corporate Units and recreate Corporate Units from Treasury Units if no successful optional remarketing or special event redemption has occurred;

•   Last day for holders of Corporate Units to give notice of election to settle the related purchase contracts with separate cash on the purchase contract settlement date (holders may once again be able to settle the related purchase contracts with separate cash on the purchase contract settlement date if the final remarketing is not successful);

•   Last day for holders of separate notes to give notice of their election or to revoke their election to participate in the final remarketing; and

•   Last day for holders of Corporate Units or Treasury Units to settle the related purchase contracts early.

February 21, 2024 (one business day prior to the first day of the final remarketing period)

Last day for holders of Corporate Units who have elected to settle the related purchase contracts with separate cash on the purchase contract date to pay the purchase price (holders may once again be able to settle the related purchase contracts with separate cash on the purchase contract settlement date if the final remarketing is not successful).

February 22, 2024 to February 28, 2024 (final remarketing period)

If there has not been a successful optional remarketing or a special event redemption has not occurred, we will attempt a remarketing during the final remarketing period. We may elect to postpone the final remarketing on any day other than one of the last three business days of the final remarketing period.

February 29, 2024 (one business day prior to the purchase contract settlement date)	If the final remarketing has not been successful, last day (i) for holders of Corporate Units to elect to settle the related purchase contracts with separate cash on the purchase contract settlement date; and (ii) for holders of Corporate Units who have elected to settle the related purchase contracts

Date	Event
with separate cash on the purchase contract settlement date to pay the purchase price.
March 1, 2024 (or if such day is not a business day, the following business day)	Purchase contract settlement date and settlement date for any successful final remarketing of the notes.

RISK FACTORS

In considering whether to invest in our Equity Units, you should carefully consider all of the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should consider the risk factors described in our periodic reports filed with the SEC, including those set forth under the caption “Risk Factors” in our annual report on Form 10-K for the fiscal year ended September 30, 2020, which is incorporated by reference in this prospectus supplement, as well as the additional risks described below and the factors listed in “Forward-Looking Statements” in this prospectus supplement and accompanying prospectus. Additional risks and uncertainties not currently known to us or those currently viewed by us to be immaterial may also materially and adversely affect us.

The Corporate Units consist of a purchase contract to acquire our common stock and an interest in notes issued by us. When considering an investment in our Corporate Units, you are making an investment decision with respect to our common stock and the notes as well as the Corporate Units. You can create Treasury Units from Corporate Units by substituting Treasury securities for the notes; you would be making an investment decision with respect to our common stock and the notes as well as the Treasury Units in such case. You should carefully review the information in this prospectus supplement and the accompanying base prospectus about these securities. The Equity Units are not an appropriate investment for you if you are unsophisticated with respect to the complex terms of the Equity Units or financial matters.

Risks Related to Investing in the Equity Units

You assume the risk that the market value of our common stock may decline.

The number of shares of our common stock that you will receive upon the settlement of a purchase contract is not fixed but instead will depend on the average of the daily VWAPs of our common stock during a 20 consecutive trading day market value averaging period (subject to adjustment as described herein if a market disruption event occurs), which we refer to as the applicable market value. There can be no assurance that the market value of common stock you receive on the purchase contract settlement date will be equal to or greater than the effective price per share you paid for our common stock. If the applicable market value of the common stock is less than the reference price of $64.24, the market value of the common stock issued to you pursuant to each purchase contract on the purchase contract settlement date (assuming that the market value on the purchase contract settlement date is the same as the applicable market value of the common stock) will be less than the effective price per share you paid for the common stock. Accordingly, you assume the risk that the market value of our common stock may decline, and that the decline could be substantial.

In addition, because the number of shares delivered to you on the purchase contract settlement date will be based upon the applicable market value, which is in turn calculated on the basis of the average of the daily VWAPs of our common stock during a 20 consecutive trading day market value averaging period (subject to adjustment as described herein if a market disruption event occurs), the shares of common stock you receive on the purchase contract settlement date may be worth less than the shares of common stock you would have received had the applicable market value been equal to the VWAP per share of our common stock on the purchase contract settlement date or the average of the daily VWAPs of our common stock over a different period of days.

The market price of our common stock may fluctuate significantly in response to many factors, including those discussed under the caption “Risk Factors” in our annual report on Form 10-K for the fiscal year ended September 30, 2020, quarterly report on Form 10-Q for the quarter ended December 31, 2020, and subsequently filed quarterly reports on Form 10-Q, the factors listed in “Forward-Looking Statements” in this prospectus supplement and the accompanying prospectus and:

•	investors’ perceptions of the prospects of Spire, utility stocks, the commodities markets and more broadly, the energy markets; changes in our funds from operations or earnings estimates;

•	differences between our actual financial and operating results and those expected by investors and analysts;

•	changes in analyst reports, recommendations or earnings estimates regarding us, other comparable companies or the industry generally, and our ability to meet those estimates;

•	changes in our credit ratings;

•	actual or anticipated fluctuations in reported financial operating results;

•	announcements by us of significant acquisitions, strategic ventures or partnerships, investments or divestitures;

•	changes or trends in our industry, including price volatility and trading volumes of stocks in our industry, competitive or regulatory changes or changes in the commodities markets;

•	changes in regulation and the ability to recover expenses and capital deployed;

•	changes in regulatory decisions implementing existing legislation;

•	existing and new environmental laws, regulations and court decisions, including those relating to greenhouse gas emissions, environmental protection or environmental remediation;

•	adverse resolution of new or pending litigation or proceedings against us;

•

additions or departures of key personnel; changes in financial markets, including the possible effects of such changes on liquidity or access to capital markets, changes in general economic or political conditions or changes in economic conditions in Alabama or Missouri or more broadly, the United States and worldwide;

•	volatility in the equity securities market;

•	sales, or anticipated sales, of large blocks of our stock; and

•	changes in accounting standards, policies, guidance, interpretations or principles applicable to us.

In particular, announcements of potentially adverse developments, such as proposed regulatory changes, new government investigations or the commencement or threat of litigation or legal proceedings against us, as well as announced changes in our business plans, could adversely affect the trading price of our stock, regardless of the likely outcome of those developments. Additionally, securities markets worldwide recently have experienced, and are likely to continue to experience, significant price and volume fluctuations. Broad market and industry factors may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, our common stock may trade at prices significantly below the offering price.

Holders who receive our common stock upon settlement of their purchase contracts will be subject to the risk of volatile and depressed market prices of our common stock. In addition, many of the factors listed above are beyond our control. These factors may cause the market price of our common stock to decline, regardless of the financial condition, results of operations, business or prospects of us and our subsidiaries. It is impossible to assure holders of Equity Units that the market price of our common stock will not fall in the future.

The declaration of future dividends is at the discretion of our board of directors and is not guaranteed. The declaration of dividends by Spire Missouri is conditioned on certain mortgage restrictions.

Quarterly dividends on our common stock have been paid since 1946. However, the declaration of dividends is at the discretion of our board of directors and is not guaranteed. The amount of dividends on our common stock, if any, will depend upon the rights of holders of any preferred stock or preference stock we may issue in the future, our results of operations and financial condition, future capital expenditures and investments, any applicable regulatory and contractual restrictions, and other factors that our board of directors considers relevant.

Further, substantially all of the utility plant of Spire Missouri is subject to the liens of its first mortgage bonds. The mortgage contains several restrictions on Spire Missouri’s ability to pay cash dividends on its common stock. These provisions are applicable regardless of whether the stock is publicly held or, as has been the case since the formation of the holding company, held solely by Spire. Under the most restrictive of these provisions, no cash dividend may be declared or paid if, after the dividend, the aggregate net amount spent for all dividends after September 30, 1953 would exceed a maximum amount determined by a formula set out in the mortgage. Under that formula, the maximum amount is the sum of $8 million plus earnings applicable to its common stock (adjusted for stock repurchases and issuances) for the period from September 30, 1953 to the last day of the quarter before the declaration or payment date for the dividends. As of December 31, 2020, the amount under the mortgage’s formula that was available to pay dividends was approximately $1.326 billion. Thus, all of Spire Missouri’s retained earnings were free from such restrictions as of that date. Spire Alabama’s utility plant is not subject to any mortgage liens and therefore the payment of dividends by Spire Alabama has no similar restrictions.

Provisions of Missouri law could delay or prevent a change in control of Spire even if that change would be beneficial to our shareholders.

We are subject to the provisions of Section 351.459 of the General and Business Corporation Law of Missouri (the “GBCL”), which prohibits us from engaging in a “business combination” with an “interested shareholder” for a period of five years after the date of the transaction in which the person became an interested shareholder, unless the business combination or the purchase of stock by which such person becomes an interested shareholder is approved by our board of directors, and by a majority of the outstanding shares not owned by the interested shareholder or if it meets certain consideration requirements. A “business combination” generally includes mergers, asset sales, some types of stock issuances and other transactions with, or resulting in a disproportionate financial benefit to, the interested shareholder. Subject to exceptions, an “interested shareholder” is a person who beneficially owns 20% or more of our voting power.

We are also subject to Section 351.407 of the GBCL. This statute provides that shares acquired that would cause the acquiring person’s aggregate voting power to meet or exceed any of three thresholds (one-fifth, one-third or a majority) have no voting rights unless such voting rights are granted by a majority vote of the shares not owned by the acquiring person or any officer or director of the company. The statute sets out a procedure whereby the acquiring person may call a special shareholders meeting for the purpose of considering whether voting rights should be conferred. Acquisitions as part of a merger or exchange offer arising out of an agreement to which we are a party are exempt from the statute.

We are also subject to Section 351.347 of the GBCL, which generally allows directors acting with respect to mergers, sales of assets and other specified transactions to consider, in exercising their business judgment, the effects on the corporation’s employees, customers, suppliers and any community in which the corporation conducts business.

The opportunity for equity appreciation provided by an investment in the Equity Units is less than that provided by a direct investment in our common stock.

Your opportunity for equity appreciation afforded by investing in the Equity Units is less than your opportunity for equity appreciation if you directly invested in our common stock. This opportunity is less, because the market value of the common stock to be received by you pursuant to the purchase contract on the purchase contract settlement date (assuming that the market value on the purchase contract settlement date is the same as the applicable market value of the common stock) will only exceed the effective price per share you paid for our common stock if the applicable market value of the common stock exceeds the threshold appreciation price (which represents an appreciation of approximately 22.5% over the reference price). If the applicable market value of our common stock exceeds the reference price but does not exceed the threshold appreciation price, you will realize no equity appreciation of the common stock for the period during which you own the purchase contract. Furthermore, if the applicable market value of our common stock equals or exceeds the threshold appreciation price, you would receive on the purchase contract settlement date only approximately 82% of the value of the shares of common stock you could have purchased with $50.00 at the reference price.

The trading prices for the Corporate Units and Treasury Units are expected to be affected by, among other things, the trading prices of our common stock, the general level of interest rates and our credit quality.

The trading prices of Corporate Units and Treasury Units in the secondary market are expected to be affected by, among other things, the trading prices of our common stock, the general level of interest rates and our credit quality. It is impossible to predict whether the price of our common stock or interest rates will rise or fall. The price of our common stock could be subject to wide fluctuations in the future in response to many events or factors, including those discussed in the risk factors herein and in our Annual Report on Form 10-K for the year ended September 30, 2020 and in our subsequently filed quarterly reports on Form 10-Q, as well as under “Forward-Looking Statements” in this prospectus supplement, many of which events and factors are beyond our control. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the common stock underlying the purchase contracts and of the other components of the Equity Units. Any such arbitrage could, in turn, affect the trading prices of the Corporate Units, Treasury Units, notes and our common stock.

If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold Corporate Units or Treasury Units, you will not be entitled to any rights with respect to our common stock, such as voting rights and rights to receive dividends or other distributions on our common stock. However, you will be subject to all changes affecting our common stock. You will only be entitled to rights with respect to our common stock if and when we deliver shares of common stock in exchange for Corporate Units or Treasury Units on the purchase contract settlement date, or on the settlement date for any early settlement, as the case may be, and the applicable record date, if any, for the exercise of those rights or the receipt of those dividends or distributions occurs after that date.

The delivery of make-whole shares upon a fundamental change early settlement may not adequately compensate you.

If a fundamental change (as defined below under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change”) occurs prior to the 20th business day preceding the purchase contract settlement date and you exercise your fundamental change early settlement right, you will be entitled to receive additional value in respect of make-whole shares unless the stock price (as defined under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” below), is in excess of $175.00 per share (subject to adjustment). A description of how the number of make-whole shares will be determined is set forth under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change—Calculation of Make-Whole Shares.” Although the make-whole shares are designed to compensate you for the lost value of your Equity Units as a result of the fundamental change, this feature may not adequately compensate you for such loss.

In addition, in the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective or a blackout period is continuing, the holder’s exercise of such right will be void unless and until the registration statement is effective. For so long as there is a material business transaction or development that has not yet been publicly disclosed (but in no event for a period longer than 90 days), we will not be required to file such registration statement or provide such a prospectus, and the fundamental change early settlement right will not be available, until we have publicly disclosed such transaction or development; provided that we will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so.

The Equity Units provide limited fixed settlement rate adjustments, and an event could occur that adversely affects the value of the Equity Units or our common stock but that does not result in an adjustment to the fixed settlement rates.

The number of shares of common stock that you are entitled to receive on the purchase contract settlement date, or as a result of early settlement of a stock purchase contract, is subject to adjustment for certain events arising from stock splits and combinations, stock dividends, certain cash dividends and certain other events. We will not adjust the number of shares of common stock that you are to receive on the purchase contract settlement date, or as a result of early settlement of a purchase contract, for other events, including without limitation issuances and purchases of our common stock in connection with dividend reinvestment plans, employee stock option grants, ordinary dividends, offerings of common stock by us for cash or in connection with an acquisition, third-party tender and exchange offers and share issuances pursuant to options and other convertible securities outstanding on the date we issue the Equity Units. See “Description of the Purchase Contracts—Anti-dilution Adjustments.” There can be no assurance that an event that adversely affects the value of the Equity Units or our common stock, but does not result in an adjustment to the settlement rate, will not occur. Further, other than as described under “Underwriting (Conflicts of Interest),” we are not restricted from issuing additional common stock during the term of the stock purchase contracts and have no obligation to consider your interests for any reason. If we issue additional shares of common stock, it may materially and adversely affect the trading price of our common stock and the Equity Units. If we issue additional shares of common stock, those issuances may materially and adversely affect the price of our common stock and, because of the relationship of the number of shares holders are to receive on the purchase contract settlement date to the price of our common stock, those issuances may adversely affect the trading prices of the Equity Units.

The secondary market for the Corporate Units, Treasury Units or notes may be illiquid.

It is not possible to predict how Corporate Units, Treasury Units or notes will trade or whether a market for them will be liquid or illiquid. There is currently no market for our Corporate Units, Treasury Units or notes. We have no obligation or current intention to apply for listing of the Corporate Units, Treasury Units or the notes on any securities exchange. There can be no assurance as to the liquidity of any market that may develop for the Corporate Units, the Treasury Units or the notes, your ability to sell these securities or whether a trading market, if one develops, will continue. In addition, in the event a sufficient number of holders of Equity Units were to convert their Treasury Units to Corporate Units or their Corporate Units to Treasury Units, as the case may be, the liquidity of Corporate Units or Treasury Units could be adversely affected.

Your rights to the pledged securities will be subject to our security interest and may be affected by a bankruptcy proceeding.

Although you will be the beneficial owner of the undivided beneficial ownership interests in notes, Treasury securities or applicable ownership interests in the portion of the Treasury portfolio described in the first clause of “remarketing Treasury Portfolio” or “special event Treasury Portfolio” (as the case may be) under “Prospectus Supplement Summary—The Offering—What is the Treasury portfolio?”, as applicable, those securities will be pledged to us through the collateral agent to secure your obligations under the related purchase contracts. Your rights to the pledged securities will be subject to our security interest. Additionally, notwithstanding the automatic termination of the purchase contracts in the event that we become the subject of a case under the U.S. Bankruptcy Code, the effectiveness of such termination and the delivery of the pledged securities to you may be contested or delayed as a result of the imposition of the automatic stay under Section 362 of the U.S. Bankruptcy Code or by exercise of the bankruptcy court’s power under Section 105(a) of the U.S. Bankruptcy Code, and claims arising out of the notes, like all other claims in bankruptcy proceedings, will be subject to the equitable jurisdiction and powers of the bankruptcy court.

We may redeem the notes upon the occurrence of a special event.

We have the option to redeem the notes, upon at least 30 but not more than 60 days prior written notice, in whole but not in part, if a special event occurs and continues under the circumstances described in this prospectus supplement under “Description of the Notes—Special Event Redemption.” If we exercise this option, we will redeem the notes at the special event redemption amount plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. If we redeem the notes, we will pay the special event redemption amount in cash to the holders of notes that are not part of the Corporate Units. If the special event redemption occurs prior to a successful remarketing of the notes, or if the notes are not successfully remarketed prior to the purchase contract settlement date, the redemption price for the notes that are components of the Corporate Units at the time of the special event redemption will be distributed to the collateral agent, who in turn will purchase the special event Treasury portfolio on behalf of the holders of those Corporate Units and remit the remainder of the redemption price, if any, to the purchase contract agent for payment to the holders. The special event Treasury portfolio will be substituted for notes and will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligations to purchase our common stock under the related purchase contracts. Holders of notes that are not components of the Corporate Units will receive redemption payments directly. There can be no assurance as to the impact on the market prices for the Corporate Units if the special event Treasury portfolio is substituted as collateral in place of the notes so redeemed.

Upon a successful remarketing of the notes, the terms of your notes will be modified even if you elect not to participate in the remarketing.

When we attempt to remarket the notes, the remarketing agent will agree to use its commercially reasonable efforts to sell the notes included in the remarketing. Following any successful remarketing of the notes, the interest rate on the notes will be reset, interest will be payable on a semi-annual basis and we will cease to have the ability to redeem the notes at our option other than in connection with the occurrence and continuance of a special event, all as described under “Description of the Purchase Contracts—Remarketing.” If the remarketing is successful, the modified terms will apply to all the notes, even if they were not included in the remarketing. However, holders of the notes must elect to participate in the remarketing before knowing what the modified terms of the notes will be. Whenever we remarket the notes, we will notify holders of Corporate Units, Treasury Units and separate notes of such remarketing. You may determine that the revised terms of the notes you receive are not as favorable to you as you would deem appropriate, and the modified terms may be less favorable to you than the initial terms of the notes. For example, the interest rate on the notes may be reduced in connection with the remarketing.

The purchase contract and pledge agreement will not be qualified under the Trust Indenture Act and the obligations of the purchase contract agent are limited.

The purchase contract and pledge agreement among us, the purchase contract agent and the collateral agent will not be qualified as an indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, and the purchase contract agent and collateral agent will not be required to qualify as a trustee under the Trust Indenture Act. You will not have the benefit of the protection of the Trust Indenture Act with respect to the purchase contract and pledge agreement, the purchase contracts or the purchase contract agent. The notes constituting a part of the Corporate Units will be issued pursuant to an indenture that has been qualified under the Trust Indenture Act. Accordingly, if you hold Corporate Units, you will have the benefit of the protections of the Trust Indenture Act only to the extent applicable to the ownership interests in notes included in the Corporate Units. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

•	disqualification of the indenture trustee for “conflicting interests,” as defined under the Trust Indenture Act;

•

provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

•	the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities.

The trading price of the Corporate Units or any separate notes may not fully reflect the value of their accrued but unpaid interest.

The Corporate Units and any separate notes may trade at a price that does not fully reflect the value of accrued but unpaid interest on the notes.

You may not be able to exercise your rights to settle a purchase contract prior to the purchase contract settlement date unless a registration statement under the Securities Act is in effect and a prospectus is available covering the shares of common stock and other securities, if any, deliverable upon early settlement of a purchase contract.

The early settlement rights under the purchase contracts are subject to the condition that, if required under the U.S. federal securities laws, we have a registration statement under the Securities Act in effect on the applicable early settlement date. If such registration statement is so required, we have agreed to use our commercially reasonable efforts to have a registration statement in effect on the applicable early settlement date and have an available prospectus in connection therewith covering the shares of common stock and other securities, if any, deliverable upon settlement of the purchase contract, subject to certain exceptions. In the event that a holder seeks to exercise its early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder’s exercise of such right will be void unless and until such a registration statement is effective.

The indenture under which the notes will be issued does not limit our indebtedness or generally prevent dividends or highly leveraged transactions; there are no financial covenants in the indenture.

Neither we nor any of our subsidiaries are restricted from incurring additional debt or other liabilities, including additional Priority Indebtedness, which may include additional debt securities issued from time to time under the indenture pursuant to which the notes will be issued. As of December 31, 2020, we had $690.0 million principal amount of outstanding long-term debt that would rank on parity with the notes and had no outstanding indebtedness that would rank junior to the notes, in each case, on an unconsolidated basis. Additionally, as of December 31, 2020, our subsidiaries had approximately $1,954.6 million principal amount of outstanding debt to external sources (including securities due within one year), which would be structurally senior to the notes. If we or our subsidiaries incur additional debt or liabilities, our ability to pay our obligations on the notes could be adversely affected. In addition, we are not restricted under the indenture from paying dividends or issuing or repurchasing our securities.

There are no financial covenants in the indenture. Except for the covenants described under “Description of the Notes—Consolidation, Merger or Sale,” there are no covenants or any other provisions in the indenture which may afford you protection in the event of a highly leveraged transaction including one that may or may not result in a change of control of the Company.

The contract adjustment payments are subordinated to our existing and future Priority Indebtedness and the notes and the contract adjustment payments are structurally subordinated to any existing or future preferred stock, indebtedness, guarantees and other liabilities of our subsidiaries.

The notes and the contract adjustment payments will be obligations exclusively of Spire and will not be guaranteed by any of our subsidiaries. The contract adjustment payments are subordinated to our existing and future Priority Indebtedness, including the notes, and the notes and the contract adjustment payments will be structurally subordinated to existing or future preferred stock, indebtedness, guarantees and other liabilities, including trade payables, of our subsidiaries. The indenture under which the notes will be issued will not restrict us or our subsidiaries from incurring substantial additional indebtedness in the future.

As of December 31, 2020, we had $690.0 million principal amount of outstanding long-term debt that would rank on parity with the notes and had no outstanding indebtedness that would rank junior to the notes, in each case, on an unconsolidated basis. Additionally, as of December 31, 2020, our subsidiaries had approximately $1,954.6 million principal amount of outstanding debt to external sources (including securities due within one year), which would be structurally senior to the notes.

Our subsidiaries are separate and distinct legal entities from us. Our subsidiaries have no obligation to pay any amounts due on the notes or the purchase contracts or to provide us with funds to meet our respective payment obligations on the notes or purchase contracts. Any payment of dividends, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions and will be contingent upon the subsidiaries’ earnings and business considerations. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or similar reorganization, and therefore the right of the holders of the notes or purchase contracts to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors. Even if we are a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

We are a holding company with no operations or operating assets of our own and will require cash from our subsidiaries to make current payments on the Equity Units.

We are a holding company with no operations or operating assets of our own and our subsidiaries will have no obligation to make the contract adjustment payments or pay any amount in respect of the notes. Accordingly, we will depend on dividends and other distributions from our subsidiaries to generate the funds necessary to meet our contract adjustment payment obligations and our obligations under the notes, including payment of dividends (to the extent declared by our board of directors) and to make payments on intercompany borrowings that are owed to us. As an equity holder of our subsidiaries, our ability to participate in any distribution of assets of any subsidiary is “structurally subordinate” to the claims of the creditors of that subsidiary. If we are unable to obtain cash from our subsidiaries, we may be unable to fund required contract adjustment payments and payments in respect of the notes. Our regulated operating subsidiaries, which are the principal sources of our consolidated cash flow, are subject to regulations by various state and federal agencies, which govern the ability of these operating subsidiaries to pay dividends.

Regulatory actions and other events may adversely affect the trading price and liquidity of the Equity Units.

We expect that many investors in, and potential purchasers of, the Equity Units will employ, or seek to employ, an arbitrage strategy with respect to the Equity Units. Investors would typically implement such a strategy by selling short the common stock underlying the Equity Units and dynamically adjusting their short position while continuing to hold the Equity Units. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the FINRA and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the Equity Units to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the Equity Units.

We may defer contract adjustment payments under the purchase contracts, and this may have an adverse effect on the trading prices of the Equity Units.

We may at our option defer the payment of all or part of the contract adjustment payments under the purchase contracts. If we exercise our right to defer contract adjustment payments, the market price of the Equity Units is likely to be adversely affected. As a result of the existence of our deferral rights, the market price of the Equity Units may be more volatile than would otherwise be the case. In addition, there is a risk that we may not be able to pay such deferred contract adjustment payments (including compounded contract adjustment payments thereon) in the future. If we make such a deferral you may be required to continue to recognize income for U.S. federal income tax purposes in respect of the purchase contracts in advance of your receipt of any corresponding cash payments.

Other tax treatments of the notes are possible.

We intend to treat the notes as “variable rate debt instruments” that are subject to applicable U.S. Treasury regulations that apply to “reset bonds.” Under this treatment, except as described above, you will be required to take into account interest payments on the notes at the time the interest is paid or accrued in accordance with your regular method of tax accounting. However, because there are no U.S. Treasury regulations, rulings or other authorities that address the U.S. federal income tax treatment of debt instruments that are substantially similar to the notes, alternative characterizations of the notes are possible. For example, the notes could be treated as “contingent payment debt instruments” for U.S. federal income tax purposes. In that event, you would generally be required to (1) accrue interest income based on a projected payment schedule and comparable yield, which may be higher than the stated interest rate on the notes, regardless of your regular method of tax accounting, and (2) treat any gain recognized on a sale, exchange, redemption or other taxable disposition of a note as ordinary income. See “Material United States Federal Income Tax Consequences—U.S. Holders—The Notes—Possible Alternative Characterizations.”

The U.S. federal income tax consequences of the purchase, ownership and disposition of the Equity Units are not entirely clear.

Although the IRS has issued a Revenue Ruling addressing the U.S. federal income tax treatment of units similar to the Equity Units, no statutory, judicial or administrative authority directly addresses all aspects of the treatment of the Equity Units or instruments similar to the Equity Units for U.S. federal income tax purposes. Accordingly, no assurance can be given that the conclusions in the Revenue Ruling would apply to the Equity Units. As a result, the U.S. federal income tax consequences of the ownership and disposition of the Equity Units are not entirely clear. In addition, there can be no assurance that the IRS or a court will agree with the characterization of the notes as indebtedness for U.S. federal income tax purposes. You should consult with your tax advisors regarding the tax consequences of an investment in the Equity Units. See “Material United States Federal Income Tax Consequences.”

Under certain circumstances, you may be treated as receiving a taxable distribution on our common stock even though you do not receive any actual distribution.

For U.S. federal income tax purposes, you may be treated as receiving a constructive distribution from us with respect to the purchase contract if (1) a fixed settlement rate is adjusted (or fails to be adjusted) and, as a result of the adjustment (or failure to adjust), your proportionate interest in our assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. For example, if a fixed settlement rate is adjusted as a result of a distribution that is taxable to the holders of our common stock, such as a cash dividend, you will be deemed to have received a “constructive distribution” of our stock. Thus, under certain circumstances, an adjustment to a fixed settlement rate might give rise to a taxable deemed dividend to you even though you do not actually receive any cash or other distribution in connection with such adjustment. If you are a non-U.S. holder (as defined under “Material United States Federal Income Tax Consequences”), such deemed dividend may be subject to U.S. federal withholding tax at a 30% rate, unless an income tax treaty reduces or eliminates such tax. See “Material United States Federal Income Tax Consequences—U.S. Holders—Purchase Contracts” and “Material United States Federal Income Tax Consequences—Non-U.S. Holders—U.S. Federal Withholding Tax.”

We will report contract adjustment payments as ordinary income and we will withhold tax on contract adjustment payments made to non-U.S. holders.

Although the U.S. federal income tax treatment of contract adjustment payments is unclear, we intend to treat contract adjustment payments as taxable ordinary income to a U.S. holder (as defined under “Material United States Federal Income Tax Consequences”) when received or accrued, in accordance with the U.S. holder’s regular method of tax accounting. We also intend to treat any contract adjustment payments paid to a non-U.S. holder (as defined under “Material United States Federal Income Tax Consequences”) as payments generally subject to withholding tax at a 30% rate, unless an income tax treaty reduces or eliminates such tax and the holder satisfies the relevant certification requirements. See “Material United States Federal Income Tax Consequences—U.S. Holders—Purchase Contracts” and “Material United States Federal Income Tax Consequences—Non-U.S. Holders—U.S. Federal Withholding Tax.” Persons considering the purchase of Equity Units should consult their tax advisors concerning the possible alternative characterization and tax treatment of Equity Units and the contract adjustment payments.

Non-U.S. holders may be subject to U.S. federal income tax in connection with a sale, exchange or other disposition of the purchase contracts or our common stock.

We believe that we may have been, may currently be, or may become, a United States real property holding corporation. As a result, non-U.S. holders of the purchase contracts or our common stock may be subject to U.S. federal income tax in respect of payments in connection with a sale, exchange or other disposition of the purchase contracts or our common stock. Certain exceptions to this tax may apply if our common stock or the purchase contracts are regularly traded on an established securities market, as discussed in “Material United States Federal Income Tax Consequences—Non-U.S. Holders—U.S. Federal Withholding Tax—Sale, Exchange, Remarketing or Other Taxable Disposition of the Equity Units, the Notes, the Treasury Securities, the Treasury Portfolio, the Purchase Contract or Common Stock.” We expect that our common stock will be regularly traded on an established securities market, but this cannot be assured. We do not know if the purchase contracts will be regularly traded on an established securities market. Prospective investors should consult their own tax advisors regarding the application of the exception for certain interests in publicly traded corporations.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $154.0 million from the sale of our Equity Units in this offering after deducting the underwriting discounts and commissions and estimated offering expenses. We estimate that we will receive net proceeds of approximately $168.5 million if the underwriters exercise in full their option to purchase up to 300,000 additional Equity Units.

We intend to use the net proceeds from this offering for general corporate purposes and to repay short-term indebtedness outstanding under our commercial paper program. Because certain of the underwriters or their affiliates may from time to time be holders of our commercial paper, any such underwriter would be deemed to have a conflict of interest under FINRA Rule 5121 to the extent it receives at least 5% of the proceeds of this offering. Accordingly, this offering is being conducted in accordance with FINRA Rule 5121, which requires, among other things, that a “qualified independent underwriter” participate in the preparation of, and exercise the usual standards of “due diligence” with respect to, the registration statement and this prospectus supplement. See “Underwriting (Conflicts of Interest).”

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2020, on an actual and an as-adjusted basis to give effect to (i) the issuance of the Equity Units and (ii) the intended use of proceeds from this offering. The “As Adjusted” column does not give effect to the underwriting discounts and commissions and estimated offering expenses or any other changes in our capitalization, short-term notes payable, or cash and cash equivalents occurring after December 31, 2020.

The actual data included in the table below is derived from our unaudited consolidated financial statements as of December 31, 2020. This table should be read in conjunction with those consolidated financial statements and the notes thereto in our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2020 and incorporated in this prospectus supplement by reference.

	As of December 31, 2020
	Actual	As Adjusted
	(unaudited, in millions)
Cash and cash equivalents	$3.5	$3.5

Notes payable(1)	$696.1	$536.1

Current portion of long-term debt	$110.8	$110.8
Long-term debt, less current portion	2,517.6	2,517.6
2021 Series A 0.75% remarketable senior notes due 2026(2)	—	160.0

Total Long-term Debt	2,628.4	2,788.4
Temporary equity	5.3	5.3
Preferred stock equity	242.0	242.0
Common stock equity(3)	2,344.8	2,312.8

Total Long-term Capitalization	$5,220.5	$5,348.5

Long-term Debt/Long-term Capitalization	50.3%	52.1%

(1)	The As Adjusted amount will decrease by approximately $15.0 million if the underwriters exercise their option to purchase additional Equity Units in full.
(2)

The 2021 Series A 0.75% remarketable senior notes due 2026 are a component of the Equity Units. The As Adjusted amount will increase by approximately $15.0 million if the underwriters exercise their option to purchase additional Equity Units in full.

(3)

The As Adjusted amount reflects an adjustment of approximately $32.0 million representing the estimated present value of the contract adjustment payments payable in connection with the Equity Units. The As Adjusted amount will decrease by approximately $3.0 million if the underwriters exercise their option to purchase additional Equity Units in full.

ACCOUNTING TREATMENT

The net proceeds from the sale of the Corporate Units will be allocated between the purchase contracts and the notes in proportion to their respective fair market values at the time of issuance. The present value of the contract adjustment payments will be initially charged to shareholders’ equity, with an offsetting credit to liabilities. This liability is accreted over the life of the purchase contract by interest charges to the income statement based on a constant rate calculation. Subsequent contract adjustment payments reduce this liability.

The purchase contracts are forward transactions in our common stock. Upon settlement of each purchase contract, we will receive $50 on the purchase contract and will issue the requisite number of shares of our common stock. The $50 that we receive will be credited to shareholders’ equity.

Before the issuance of our common stock upon settlement of the purchase contracts, the purchase contracts will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share (based on the settlement formula applied at the end of the reporting period) is deemed to be increased by the excess, if any, of the number of shares that would be issued upon settlement of the purchase contracts over the number of shares that could be purchased by us in the market (at the average market price during the period) using the proceeds receivable upon settlement. Consequently, we anticipate that there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the threshold appreciation price of $78.6906.

Both the Financial Accounting Standards Board and its Emerging Issues Task Force continue to study the accounting for financial instruments and derivative instruments, including instruments such as the Equity Units. It is possible that our accounting for the purchase contracts and the notes could be affected by any new accounting rules that might be issued by these groups.

DESCRIPTION OF THE EQUITY UNITS

In this Description of the Equity Units, “Spire,” “we,” “us,” “our” and the “Company” refer only to Spire Inc. and any successor obligor, and not to any of its subsidiaries.

The following is a summary of some of the terms of the Equity Units. This summary, together with the summaries of the terms of the purchase contracts, the purchase contract and pledge agreement, our common stock and the notes set forth under the captions “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Notes” in this prospectus supplement and “Description of Capital Stock” in the accompanying prospectus, contain a description of the material terms of the Equity Units, but are only summaries and are not complete. This summary is subject to and is qualified by reference to all the provisions of the purchase contract and pledge agreement, the indenture (as defined under “Description of the Notes—Ranking”), the supplemental indenture (as defined under “Description of the Notes—Ranking”), the notes and the form of remarketing agreement, which has been attached as an exhibit to the purchase contract and pledge agreement, including the definitions of certain terms used therein, forms of which have been or will be filed and incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part.

General

We will issue the Equity Units under the purchase contract and pledge agreement among us and U.S. Bank National Association (“U.S. Bank”), as purchase contract agent (the “purchase contract agent”), collateral agent (the “collateral agent”), custodial agent (the “custodial agent”) and securities intermediary. The Equity Units may be either Corporate Units or Treasury Units. The Equity Units will initially consist of 3,200,000 Corporate Units (or 3,500,000 Corporate Units if the underwriters exercise their option to purchase additional Equity Units in full), each with a stated amount of $50.

Each Corporate Unit offered will consist of:

•	a purchase contract under which

•

the holder will agree to purchase from us, and we will agree to sell to the holder, on March 1, 2024 (or if such day is not a business day, the following business day), which we refer to as the “purchase contract settlement date,” or earlier upon early settlement, for $50, a number of shares of our common stock equal to the applicable settlement rate described under “Description of the Purchase Contracts—Purchase of Common Stock,” “Description of the Purchase Contracts—Early Settlement” or “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change,” as the case may be, plus, in the case of an early settlement upon a fundamental change, the number of make-whole shares; and

•

we will pay the holder quarterly contract adjustment payments at the rate of 6.75% per year on the stated amount of $50, or $3.375 per year, subject to our right to defer such contract adjustment payments as described under “Description of the Purchase Contracts—Contract Adjustment Payments,” and

either:

•

a 1/20th, or 5%, undivided beneficial ownership interest in a $1,000 principal amount 2021 Series A 0.75% remarketable senior notes due 2026 issued by us, and under which we will pay to the holder 1/20th, or 5%, of the interest payment on a $1,000 principal amount note at the initial rate of 0.75%, or $7.50 per year per $1,000 principal amount of notes; or

•	following a successful optional remarketing or a special event redemption, the applicable ownership interest in a portfolio of U.S. Treasury securities, which we refer to as the “Treasury portfolio.”

“Applicable ownership interest” means, with respect to the Treasury portfolio,

•	with respect to the remarketing Treasury portfolio (as defined in “Description of the Purchase Contracts—Optional Remarketing”):

(1)

a 1/20th, or 5%, undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that mature on or prior to the purchase contract settlement date; and

(2)

for the scheduled interest payment occurring on the purchase contract settlement date, an undivided beneficial ownership interest in a $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the aggregate interest payment that would be due with respect to a 1/20th, or 5% beneficial ownership interest in a note in the principal amount of $1,000 that would have been a component of the Corporate Units on that date (assuming no special event redemption) and accruing from and including the immediately preceding interest payment date to which interest has been paid.

•	with respect to the special event Treasury portfolio (as defined in “Description of the Notes—Special Event Redemption”):

(1)

a 1/20th, or 5%, undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that mature on or prior to the purchase contract settlement date; and

(2)

with respect to each scheduled interest payment date on the notes that would have occurred after the special event redemption date and on or prior to the purchase contract settlement date, an undivided beneficial ownership interest in a $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount equal to the aggregate interest payment that would be due with respect to a 1/20th, or 5% beneficial ownership interest in a note in the principal amount of $1,000 that would have been a component of the Corporate Units on that date (assuming no special event redemption) and accruing from and including the special event redemption date.

If U.S. Treasury securities (or principal or interest strips thereof) that are to be included in the remarketing Treasury portfolio in connection with a successful optional remarketing have a yield that is less than zero, the remarketing Treasury portfolio will consist of an amount in cash equal to the aggregate principal amount at maturity of the U.S. Treasury securities described in clauses (1) and (2) under the first bullet above. If the provisions set forth in this paragraph apply, references to “Treasury security” and “U.S. Treasury securities (or principal or interest strips thereof)” in connection with the remarketing Treasury portfolio will, thereafter, be deemed to be references to such amount of cash.

So long as the Equity Units are in the form of Corporate Units, the related undivided beneficial ownership interest in the note or the applicable ownership interest in the Treasury portfolio described in clause (1) of the definition of “applicable ownership interest” with respect to, as applicable, the remarketing Treasury portfolio or the special event Treasury portfolio above (or $50 in cash, if the immediately preceding paragraph applies), as the case may be, will be pledged to us through the collateral agent to secure the holders’ obligations to purchase our common stock under the related purchase contracts.

Creating Treasury Units by Substituting a Treasury Security for a Note

Each holder of 20 Corporate Units may create, at any time other than after a successful remarketing or a special event redemption or during a blackout period (as defined below), 20 Treasury Units by substituting, for a note, a zero-coupon U.S. Treasury security (for example, CUSIP No. 912820L47) with a principal amount at maturity equal to $1,000 and maturing on or prior to March 1, 2024, which we refer to as a “Treasury security.” This substitution would create 20 Treasury Units and the note would be released from the pledge under the purchase contract and pledge agreement and delivered to the holder and would be tradable and transferable separately from the Treasury Units. Because Treasury securities and notes are issued in integral multiples of $1,000, holders of Corporate Units may make the substitution only in integral multiples of 20 Corporate Units. After a successful remarketing, holders may not create Treasury Units from Corporate Units or recreate Corporate Units from Treasury Units.

Each Treasury Unit will consist of:

•	a purchase contract under which

•

the holder will agree to purchase from us, and we will agree to sell to the holder, on the purchase contract settlement date, or earlier upon early settlement, for $50, a number of shares of our common stock equal to the applicable settlement rate, plus, in the case of an early settlement upon a fundamental change, the number of make-whole shares; and

•

we will pay the holder quarterly contract adjustment payments at the rate of 6.75% per year on the stated amount of $50, or $3.375 per year, subject to our right to defer the contract adjustment payments; and

•	a 1/20th, or 5%, undivided beneficial ownership interest in a Treasury security.

The term “blackout period” means the period (1) if we elect to conduct an optional remarketing, from 4:00 p.m., New York City time, on the second business day (as defined below) immediately preceding the first day of the optional remarking period (as defined under “Description of the Purchase Contracts—Optional Remarketing” below) until the settlement date of such optional remarketing or the date we announce that such remarketing was unsuccessful and (2) after 4:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period.

The term “business day” means any day that is not a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close or a day on which the corporate trust office of the purchase contract agent is closed for business.

The Treasury Unit holder’s beneficial ownership interest in the Treasury security will be pledged to us through the collateral agent to secure the holder’s obligation to purchase our common stock under the related purchase contracts.

To create 20 Treasury Units, a holder is required to:

•

deposit with the collateral agent a Treasury security that has a principal amount at maturity of $1,000, which must be purchased in the open market at the expense of the Corporate Unit holder, unless otherwise owned by the holder; and

•

transfer to the purchase contract agent 20 Corporate Units, accompanied by a notice stating that the holder of the Corporate Units has deposited a Treasury security with the collateral agent, and requesting that the purchase contract agent instruct the collateral agent to release the related note.

Upon receiving instructions from the purchase contract agent and receipt of the Treasury security, the collateral agent will release the related note from the pledge and deliver it to the purchase contract agent on behalf of the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 20 Corporate Units;

•	transfer the related note to the holder; and

•	deliver 20 Treasury Units to the holder.

The Treasury security will be substituted for the note and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our common stock under the related purchase contracts. The note thereafter will trade and be transferable separately from the Treasury Units.

Holders who create Treasury Units will be responsible for any taxes, governmental charges or other fees or expenses (including, without limitation, fees and expenses payable to the collateral agent) attributable to such collateral substitution. See “Certain Provisions of the Purchase Contract and Pledge Agreement—Miscellaneous.”

Recreating Corporate Units

Each holder of 20 Treasury Units will have the right, at any time, other than during a blackout period or after a successful remarketing or a special event redemption, to substitute for the related Treasury security held by the collateral agent a note having a principal amount equal to $1,000. This substitution would recreate 20 Corporate Units and the applicable Treasury security would be released from the pledge under the purchase contract and pledge agreement and delivered to the holder and would be tradable and transferable separately from the Corporate Units. Because Treasury securities and notes are issued in integral multiples of $1,000, holders of Treasury Units may make this substitution only in integral multiples of 20 Treasury Units. After a successful remarketing, holders may not recreate Corporate Units from Treasury Units.

To recreate 20 Corporate Units, a holder is required to:

•

deposit with the collateral agent a note having a principal amount of $1,000, which must be purchased in the open market at the expense of the Treasury Unit holder, unless otherwise owned by the holder; and

•

transfer to the purchase contract agent 20 Treasury Units, accompanied by a notice stating that the holder of the Treasury Units has deposited a note having a principal amount of $1,000 with the collateral agent and requesting that the purchase contract agent instruct the collateral agent to release the related Treasury security.

Upon receiving instructions from the purchase contract agent and receipt of the note having a principal amount of $1,000, the collateral agent will promptly release the related Treasury security from the pledge and promptly instruct the securities intermediary to transfer such Treasury security to the purchase contract agent for distribution to the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 20 Treasury Units;

•	transfer the related Treasury security to the holder; and

•	deliver 20 Corporate Units to the holder.

The $1,000 principal amount note will be substituted for the Treasury security and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our common stock under the related purchase contracts. The Treasury security thereafter will trade and be transferable separately from the Corporate Units.

Holders who recreate Corporate Units will be responsible for any taxes, governmental charges or other fees or expenses (including, without limitation, fees and expenses payable to the collateral agent) attributable to the collateral substitution. See “Certain Provisions of the Purchase Contract and Pledge Agreement—Miscellaneous.”

Payments on the Equity Units

Holders of Corporate Units and Treasury Units will receive quarterly contract adjustment payments payable by us at the rate of 6.75% per year on the stated amount of $50 per Equity Unit. We will make all contract adjustment payments on the Corporate Units and the Treasury Units quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (except that if any such date is not a business day, contract adjustment payments will be payable on the following business day, without adjustment), commencing on June 1, 2021. Unless the purchase contracts have been terminated (as described under “Description of the Purchase Contracts—Termination” below), we will make such contract adjustment payments until the earliest of the purchase contract settlement date, the fundamental change early settlement date (in the case of a fundamental change early settlement, as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” below) and the most recent contract adjustment payment date on or before any other early settlement with respect to the related purchase contracts (in the case of an early settlement as described under “Description of the Purchase Contracts—Early Settlement” below). If the purchase contracts have been terminated, our obligation to pay the contract adjustment payments, including any accrued and unpaid contract adjustment payments and deferred contract adjustment payments (including compounded contract adjustment payments thereon), will cease. In addition, holders of Corporate Units will receive quarterly cash distributions consisting of their pro rata share of interest payments on the notes (or distributions on the applicable ownership interest in the Treasury portfolio, as applicable), equivalent to the rate of 0.75% per year. There will be no interest payments in respect of the Treasury securities that are a component of the Treasury Units, but to the extent that such holders of Treasury Units continue to hold the notes that were delivered to them when they created the Treasury Units, such holders will continue to receive the scheduled interest payments on their separate notes for as long as they hold the notes.

We have the right to defer payment of quarterly contract adjustment payments as described under “Description of the Purchase Contracts—Contract Adjustment Payments”.

Trading of the Equity Units

We do not intend to apply to list the Corporate Units on any securities exchange. Except in connection with early settlement, fundamental change early settlement, a termination event or settlement on the purchase contract settlement date with separate cash, unless and until substitution has been made as described in “—Creating Treasury Units by Substituting a Treasury Security for a Note” or “—Recreating Corporate Units,” neither the note or applicable ownership interest in the Treasury portfolio component of a Corporate Unit nor the Treasury security component of a Treasury Unit will trade separately from Corporate Units or Treasury Units. The note or applicable ownership interest in the Treasury portfolio component will trade as a unit with the purchase contract component of the Corporate Units, and the Treasury security component will trade as a unit with the purchase contract component of the Treasury Units. We have no obligation or current intention to apply for listing of the Corporate Units, the Treasury Units or the notes on any securities exchange. There can be no assurance as to the liquidity of any secondary market that may develop for the Corporate Units, the Treasury Units or the notes.

Ranking

The notes, which are included in the Equity Units, will be our unsecured and unsubordinated obligations and will rank on a parity in right of payment with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The notes will be issued under our indenture (defined under “Description of the Notes—Ranking”).

Our obligations with respect to contract adjustment payments will be subordinate in right of payment to our existing and future Priority Indebtedness, including the notes.

“Priority Indebtedness” means the principal, premium, interest and any other payment in respect of any of the following:

•	all of our current and future indebtedness for borrowed or purchase money whether or not evidenced by notes, debentures, bonds or other similar written instruments, including the notes;

•	our obligations under synthetic leases, finance leases and capitalized leases;

•	our obligations for reimbursement under letters of credit, surety bonds, banker’s acceptances, security purchase facilities or similar facilities issued for our account;

•

any of our other indebtedness or obligations with respect to derivative contracts, including commodity contracts, interest rate, commodity and currency swap agreements, forward contracts and other similar agreements or arrangements; and

•	all indebtedness of others of the kinds described in the preceding categories which we have assumed, endorsed or guaranteed or with respect to which we have a similar contingent obligation.

However, “Priority Indebtedness” will not include trade accounts payable, accrued liabilities arising in the ordinary course of business, indebtedness to our subsidiaries, and any other indebtedness that effectively by its terms, or expressly provides that it, ranks junior to the notes or any of the foregoing.

The notes and our obligations with respect to contract adjustments payments will be structurally subordinated to existing or future preferred stock and indebtedness, guarantees and other liabilities, including trade payables, of our subsidiaries.

Our subsidiaries are separate and distinct legal entities from us. Our subsidiaries have no obligation to pay any amounts due on the notes or the purchase contracts or to provide us with funds to meet our respective payment obligations on the notes or purchase contracts. Any payment of dividends, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions and will be contingent upon the subsidiaries’ earnings and business considerations. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or similar reorganization, and therefore the right of the holders of the notes or purchase contracts to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors. Even if we are a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us. As of December 31, 2020, our subsidiaries had approximately $1,954.6 million of outstanding debt to external sources (including securities due within one year), which would be structurally senior to the notes.

Voting and Certain Other Rights

Prior to the delivery of shares of common stock under each purchase contract, such purchase contract shall not entitle the holder of the Corporate Units or Treasury Units to any rights of a holder of shares of our common stock, including, without limitation, the right to vote or receive any dividends or other payments or distributions or to consent to or to receive notice as a shareholder or other rights in respect of our common stock.

Agreed U.S. Federal Income Tax Treatment

Each beneficial owner of an Equity Unit, by purchasing a Corporate Unit, will be deemed to have agreed (unless otherwise required by any taxing authority) (1) to be treated as the owner of each of the purchase contract, the related note and the applicable ownership interests in the Treasury portfolio or Treasury security, as the case may be, for U.S. federal, state and local income tax purposes, (2) to treat the note as indebtedness for all U.S. federal, state and local tax purposes, and (3) to allocate, as of the issue date, 100% of the purchase price paid for the Corporate Units to its ownership interest in the notes and 0% to each purchase contract, which will establish its initial tax basis in each purchase contract as $0 and the beneficial owner’s initial tax basis in the note as $50. This position will be binding on each beneficial owner of each Equity Unit, but not on the IRS. See “Material United States Federal Income Tax Consequences.”

Repurchase of the Equity Units

We may purchase from time to time any of the Equity Units that are then outstanding by tender, in the open market, by private agreement or otherwise, subject to compliance with applicable law.

DESCRIPTION OF THE PURCHASE CONTRACTS

In this Description of the Purchase Contracts, “Spire,” “we,” “us,” “our” and the “Company” refer only to Spire Inc. and any successor obligor, and not to any of its subsidiaries.

The following is a summary of some of the terms of the purchase contracts. The purchase contracts will be issued pursuant to the purchase contract and pledge agreement among us, the purchase contract agent, the collateral agent, the custodial agent and the securities intermediary. The summaries of the purchase contracts and the purchase contract and pledge agreement contain a description of the material terms of the contracts but are only summaries and are not complete. This summary is subject to and is qualified by reference to all the provisions of the purchase contract and pledge agreement, the indenture (as defined under “Description of the Notes—Ranking”), the supplemental indenture (as defined under “Description of the Notes—Ranking”), the notes and the form of remarketing agreement, including the definitions of certain terms used therein, forms of which have been or will be filed and incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part.

Purchase of Common Stock

Each purchase contract that is a component of a Corporate Unit or a Treasury Unit will obligate its holder to purchase, and us to issue and deliver, on March 1, 2024 (or if such day is not a business day, the following business day) (the “purchase contract settlement date”), for $50 in cash a number of shares of our common stock equal to the settlement rate (together with cash, if applicable, in lieu of any fractional shares of common stock in the manner described below), in each case, unless the purchase contract terminates prior to that date or is settled early at the holder’s option. The number of shares of our common stock issuable upon settlement of each purchase contract on the purchase contract settlement date (which we refer to as the “settlement rate”) will be determined as follows, subject to adjustment as described under “—Anti-dilution Adjustments” below:

(1)

If the applicable market value of our common stock is equal to or greater than the “threshold appreciation price” of $78.6906, the settlement rate will be 0.6354 shares of our common stock (we refer to this settlement rate as the “minimum settlement rate”).

Accordingly, if the applicable market value of our common stock is greater than the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be higher than the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock. If the applicable market value is the same as the threshold appreciation price, the aggregate market value of the shares issued upon settlement will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

(2)

If the applicable market value of our common stock is less than the threshold appreciation price but greater than the “reference price” of $64.24, which is the last reported sale price of our common stock on the New York Stock Exchange on February 9, 2021, the date the Corporate Units are priced, the settlement rate will be a number of shares of our common stock equal to $50 divided by the applicable market value, rounded to the nearest ten thousandth of a share.

Accordingly, if the applicable market value of our common stock is less than the threshold appreciation price, but greater than the reference price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

(3)

If the applicable market value of our common stock is less than or equal to the reference price of $64.24, the settlement rate will be 0.7783 shares of our common stock, which is equal to the stated amount divided by the reference price (we refer to this settlement rate as the “maximum settlement rate”).

Accordingly, if the applicable market value of our common stock is less than the reference price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be less than the stated amount, assuming that the market price on the purchase contract settlement date is the same as the applicable market value of the common stock. If the market price of the common stock is the same as the reference price, the aggregate market value of the shares will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

The threshold appreciation price is equal to $50 divided by the minimum settlement rate (such quotient rounded to the nearest $0.0001), which is $78.6906 and represents appreciation of approximately 22.5% over the reference price.

If you elect to settle your purchase contract early in the manner described under “—Early Settlement,” the number of shares of our common stock issuable upon settlement of such purchase contract will be the minimum settlement rate, subject to adjustment as described under “—Anti-dilution Adjustments.” If you elect to settle your purchase contract early upon a fundamental change, the number of shares of our common stock issuable upon settlement will be determined as described under “—Early Settlement Upon a Fundamental Change.” We refer to the minimum settlement rate and the maximum settlement rate as the “fixed settlement rates.”

The “applicable market value” means, as determined by us, the average volume-weighted average price, or VWAP, of our common stock on each trading day during the 20 consecutive trading day period beginning on and including the 21st scheduled trading day immediately preceding the purchase contract settlement date (such 20 consecutive trading day period, the “market value averaging period”). The “VWAP” of our common stock means, for the relevant trading day, the per share VWAP on the principal exchange or quotation system on which our common stock is listed or admitted for trading as displayed under the heading Bloomberg VWAP on Bloomberg page SR <EQUITY> AQR (or its equivalent successor if that page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such VWAP is unavailable, the market price of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us).

A “trading day” means, for purposes of determining a VWAP or closing price, a day (i) on which the principal exchange or quotation system on which our common stock is listed or admitted for trading is scheduled to be open for business and (ii) on which there has not occurred or does not exist a market disruption event.

A “market disruption event” means any of the following events:

•

any suspension of, or limitation imposed on, trading by the principal exchange or quotation system on which our common stock is listed or admitted for trading during the one-hour period prior to the close of trading for the regular trading session on such exchange or quotation system (or for purposes of determining VWAP any period or periods prior to 1:00 p.m. New York City time aggregating one half hour or longer) and whether by reason of movements in price exceeding limits permitted by the relevant exchange or quotation system or otherwise relating to our common stock or in futures or option contracts relating to our common stock on the relevant exchange or quotation system; or

•

any event (other than a failure to open or, except for purposes of determining VWAP, a closure as described below) that disrupts or impairs the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the principal exchange or quotation system on which our common stock is listed or admitted for trading (or for purposes of determining VWAP any period or periods prior to 1:00 p.m. New York City time aggregating one half hour or longer) in general to effect transactions in, or obtain market values for, our common stock on the relevant exchange or quotation system or futures or options contracts relating to our common stock on any relevant exchange or quotation system; or

•

the failure to open of the principal exchange or quotation system on which futures or options contracts relating to our common stock are traded or, except for purposes of determining VWAP, the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or other trading outside the regular trading session hours) unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange or quotation system for execution at the actual closing time on such day.

If a market disruption event occurs on any scheduled trading day during the market value averaging period, we will notify investors on the calendar day on which such event occurs.

If 20 trading days for our common stock have not occurred during the period from, and including, the first day of the market value averaging period to, and including, the second scheduled trading day immediately prior to the purchase contract settlement date, all remaining trading days in the market value averaging period will be deemed to occur on that second scheduled trading day immediately prior to the purchase contract settlement date, and the daily VWAP of our common stock for each of those remaining trading days will be the daily VWAP of our common stock on that second scheduled trading day or, if such day is not a trading day, the closing price as of such day.

The “closing price” per share of our common stock means, on any date of determination, the closing sale price or, if no closing sale price is reported, the last reported sale price of our common stock on the principal U.S. securities exchange on which our common stock is listed, or if our common stock is not so listed on a U.S. securities exchange, the average of the last quoted bid and ask prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization, or, if those bid and ask prices are not available, the market value of our common stock on that date as determined by a nationally recognized independent investment banking firm retained by us for this purpose.

We will not issue any fractional shares of our common stock upon settlement of a purchase contract. Instead of a fractional share, the holder will receive an amount of cash equal to the percentage of a whole share represented by such fractional share multiplied by the closing price of our common stock on the trading day immediately preceding the purchase contract settlement date (or the trading day immediately preceding the relevant settlement date, in the case of early settlement). If, however, a holder surrenders for settlement at one time more than one purchase contract, then the number of shares of our common stock issuable pursuant to such purchase contracts will be computed based upon the aggregate number of purchase contracts surrendered.

Unless:

•

a holder has settled early the related purchase contracts by delivery of cash to the purchase contract agent in the manner described under “—Early Settlement” or “—Early Settlement Upon a Fundamental Change”;

•	a holder of Corporate Units has settled the related purchase contracts with separate cash in the manner described under “—Notice to Settle with Cash”; or

•	an event described under “—Termination” has occurred;

then, on the purchase contract settlement date,

•

in the case of Corporate Units where there has not been a successful optional or final remarketing and a special event redemption has not occurred, the holder will be deemed to have exercised its put right as described under “—Final Remarketing” (unless it shall have elected not to exercise such put right by delivering cash as described thereunder) and to have elected to apply the proceeds of the put price to satisfy in full the holder’s obligation to purchase our common stock under the related purchase contracts;

•

in the case of Corporate Units where the Treasury portfolio or cash has replaced the notes as a component of the Corporate Units following a successful optional remarketing or a special event redemption, the portion of the proceeds of the applicable ownership interests in the Treasury portfolio when paid at maturity or an amount of cash equal to the stated amount of $50 per Corporate Unit will be applied to satisfy in full the holder’s obligation to purchase common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units;

•

in the case of Corporate Units where the notes have been successfully remarketed during the final remarketing period, the portion of the remarketing proceeds sufficient to satisfy the holder’s obligation to purchase our common stock under the related purchase contracts will be applied to satisfy in full the holder’s obligation to purchase common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units; and

•

in the case of Treasury Units, the proceeds of the related Treasury securities, when paid at maturity, will be applied to satisfy in full the holder’s obligation to purchase our common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Treasury Units.

The common stock will then be issued and delivered to the holder or the holder’s designee on the purchase contract settlement date. We will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of our common stock pursuant to the purchase contracts, unless any such tax is due because the holder requests such shares to be issued in a name other than such holder’s name.

Prior to the settlement of a purchase contract, the shares of our common stock underlying each purchase contract will not be outstanding, and the holder of the purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract.

By purchasing a Corporate Unit or a Treasury Unit, a holder will be deemed to have, among other things:

•

irrevocably appointed the purchase contract agent as its attorney-in-fact to enter into and perform the related purchase contract and the purchase contract and pledge agreement in the name of and on behalf of such holder;

•

agreed to be bound by the terms and provisions of the Corporate Units or Treasury Units, as applicable, including, but not limited to, the terms of the related purchase contract and the purchase contract and pledge agreement, for so long as the holder remains a holder of Corporate Units or Treasury Units;

•

consented to and agreed to be bound by the pledge of such holder’s right, title and interest in and to its undivided beneficial ownership interest in notes, the portion of the Treasury portfolio (or cash) described in the first clause of the definition of “applicable ownership interest,” or the Treasury securities, as applicable, and the delivery of such collateral by the purchase contract agent to the collateral agent; and

•

agreed to the satisfaction of the holder’s obligations under the purchase contracts with the proceeds of the pledged undivided beneficial ownership in the notes, Treasury portfolio (or cash), Treasury securities or put price, as applicable, in the manner described above.

Remarketing

Unless we have previously redeemed the notes in a special event redemption, we have agreed to enter into a remarketing agreement with one or more remarketing agents, the “remarketing agent,” no later than 20 days prior to the first day of the final remarketing period or, if we elect to conduct an optional remarketing, no later than 20 days prior to the first day of the optional remarketing period.

During a blackout period that relates to each remarketing period:

•	you may not settle a purchase contract early;

•	you may not create Treasury Units; and

•	you may not recreate Corporate Units from Treasury Units.

We refer to each of an “optional remarketing” and a “final remarketing” as a “remarketing.” In a remarketing, the notes that are a part of Corporate Units (except, in the case of a final remarketing, where the holder has elected to settle the purchase contract through payment of separate cash) and any separate notes whose holders have elected to participate in the remarketing, as described under “Description of the Notes—Remarketing of Notes That Are Not Included in Corporate Units,” will be remarketed.

Following any successful remarketing of the notes:

•	the interest rate on the notes may be reset as described below and under “Description of the Notes—Interest Rate Reset” below;

•	interest will be payable on the notes semi-annually on March 1 and September 1 of each year; and

•

the notes will cease to be redeemable at our option (other than in connection with the occurrence and continuance of a special event), and the provisions described under “Description of the Notes—Redemption at Our Option” and “—Redemption Procedures” will no longer apply to the notes.

All such modifications will take effect only if the remarketing is successful, without the consent of holders, on the optional remarketing settlement date or the purchase contract settlement date, as the case may be, and will apply to all notes, whether or not included in the remarketing. All other terms of the notes will remain unchanged.

In order to remarket the notes, we, in consultation with the remarketing agent, may reset the interest rate on the notes (either upward or downward) in order to produce the required price in the remarketing, as discussed under “—Optional Remarketing” and “—Final Remarketing” below.

We will use commercially reasonable efforts to ensure that, if required by applicable law, a registration statement, including a prospectus, with regard to the full amount of the notes to be remarketed will be effective under the securities laws in a form that may be used by the remarketing agent in connection with the remarketing (unless a registration statement is not required under the applicable laws and regulations that are in effect at that time or unless we conduct any remarketing in accordance with an exemption under the securities laws).

We will separately pay a fee to the remarketing agent for its services as remarketing agent. Holders whose notes are remarketed will not be responsible for the payment of any remarketing fee in connection with the remarketing.

Optional Remarketing

Unless a termination event or a special event redemption has occurred, we may elect, at our option, to engage the remarketing agent pursuant to the terms of the remarketing agreement, to remarket the notes over a period selected by us that begins on or after November 29, 2023 (the second business day immediately preceding the last interest payment date prior to the purchase contract settlement date) and ends any time on or before February 13, 2024 (the 9th calendar day immediately preceding the first day of the final remarketing period) (which we call the “optional remarketing window”). Any remarketing in the optional remarketing window will occur during a five-business day remarketing period (which we refer to as an “optional remarketing period”) consisting of five sequential possible remarketing dates selected by us. We refer to a remarketing that occurs during the optional remarketing period as an “optional remarketing” and the date the notes are priced in an optional remarketing as the “optional remarketing date.” In any optional remarketing, the aggregate principal amount of the notes that are a part of Corporate Units and any separate notes whose holders have elected to participate in the optional remarketing, as described under “Description of the Notes—Remarketing of Notes That Are Not Included in Corporate Units,” will be remarketed. If we elect to conduct an optional remarketing, the remarketing agent will use its commercially reasonable efforts to obtain a price for the notes that results in proceeds of at least 100% of the aggregate of the remarketing Treasury portfolio purchase price (as defined below) and the separate notes purchase price (as defined below). To obtain that price, we may, in consultation with the remarketing agent, reset the interest rate, as described under “Description of the Notes—Interest Rate Reset.” We will request that the depository notify its participants holding Corporate Units, Treasury Units and separate notes of our election to conduct an optional remarketing no later than 15 calendar days prior to the date we begin the optional remarketing.

An optional remarketing on any remarketing date will be considered successful if the remarketing agent is able to remarket the notes for a price of at least 100% of the remarketing Treasury portfolio purchase price and the separate notes purchase price.

Following a successful optional remarketing of the notes, on the optional remarketing settlement date (as defined below), the portion of the remarketing proceeds equal to the remarketing Treasury portfolio purchase price will, except as described below, be used to purchase the remarketing Treasury portfolio and the remaining proceeds attributable to the notes underlying the Corporate Units will be remitted to the purchase contract agent for distribution pro rata to the holders of such Corporate Units. The portion of the proceeds attributable to the separate notes sold in the remarketing will be remitted to the custodial agent for distribution on the optional remarketing settlement date pro rata to the holders of such separate notes.

If we elect to conduct an optional remarketing and the remarketing is successful:

•

settlement with respect to the remarketed notes will occur on the second business day following the optional remarketing date (or such other date as we and the remarketing agent may agree on), unless the remarketed notes are priced after 4:30 p.m. New York time on the optional remarketing date, in which case settlement will occur on the third business day following the optional remarketing date (or such other date as we and the remarketing agent may agree on) (we refer to such settlement date as the “optional remarketing settlement date”);

•

the interest rate on the notes will be reset by us, in consultation with the remarketing agent, on the optional remarketing date and will become effective on the optional remarketing settlement date, if applicable;

•	the other modifications to the terms of the notes, as described under “—Remarketing,” will become effective;

•

after the optional remarketing settlement date, your Corporate Units will consist of a purchase contract and the applicable ownership interest in the remarketing Treasury portfolio (or cash), as described herein; and

•	you may no longer create Treasury Units or recreate Corporate Units from Treasury Units.

If we do not elect to conduct an optional remarketing during the optional remarketing period or no optional remarketing succeeds for any reason, the notes will continue to be a component of the Corporate Units or will continue to be held separately and the remarketing agent will use its commercially reasonable efforts to remarket the notes during the final remarketing period.

For the purposes of a successful optional remarketing, “remarketing Treasury portfolio purchase price” means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer in New York City to the quotation agent selected by us between 9:00 a.m. and 4:00 p.m., New York City time, on the optional remarketing date for the purchase of the remarketing Treasury portfolio for settlement on the optional remarketing settlement date; provided that if the Treasury portfolio consists of cash, “remarketing Treasury portfolio purchase price” means the amount of such cash.

Following a successful optional remarketing and receipt of the proceeds, the collateral agent will purchase, at the remarketing Treasury portfolio purchase price, a Treasury portfolio, which we refer to as the “remarketing Treasury portfolio”, consisting of:

•

U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the principal amount of the notes underlying the undivided beneficial ownership interests in notes included in the Corporate Units on the optional remarketing date; and

•

U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been paid to the holders of the Corporate Units on the purchase contract settlement date on the principal amount of the notes underlying the undivided beneficial ownership interests in the notes included in the Corporate Units on the optional remarketing date.

If U.S. Treasury securities (or principal or interest strips thereof) that are to be included in the remarketing Treasury portfolio in connection with a successful optional remarketing have a yield that is less than zero, the remarketing Treasury portfolio will consist of an amount in cash equal to the aggregate principal amount at maturity of the U.S. Treasury securities described in the bullet points above. If the provisions set forth in this paragraph apply, references in this prospectus supplement to a “Treasury security” and “U.S. Treasury securities (or principal or interest strips thereof)” in connection with the remarketing Treasury portfolio will, thereafter, be deemed to be references to such amount in cash.

The applicable ownership interests in the remarketing Treasury portfolio will be substituted for the undivided beneficial ownership interests in notes that are components of the Corporate Units and the portion of the remarketing Treasury portfolio described in the first clause above will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligation under the purchase contracts. On the purchase contract settlement date, for each Corporate Unit, $50 of the proceeds from the remarketing Treasury portfolio will automatically be applied to satisfy the Corporate Unit holder’s obligation to purchase common stock under the purchase contract. In addition, proceeds from the portion of the remarketing Treasury portfolio described in the second bullet, which will equal the interest payment (assuming no reset of the interest rate) that would have been paid on the notes that were components of the Corporate Units at the time of remarketing, will be paid on the purchase contract settlement date to the holders of the Corporate Units.

If we elect to remarket the notes during the optional remarketing window and a successful remarketing has not occurred on or prior to the last day of the relevant optional remarketing period, we will cause a notice of the failed remarketing to be published no later than 9:00 a.m., New York City time, on the business day immediately following the last date of the optional remarketing period. This notice will be validly published by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service. We will similarly cause a notice of a successful remarketing of the notes to be published no later than 9:00 a.m., New York City time, on the business day immediately following the date of such successful remarketing.

On each business day during any optional remarketing period, we have the right in our sole and absolute discretion to determine whether or not an optional remarketing will be attempted. At any time and from time to time during the optional remarketing period prior to the announcement of a successful optional remarketing, we have the right to postpone any optional remarketing in our sole and absolute discretion.

Final Remarketing

Unless a termination event, a successful optional remarketing or a special event redemption has previously occurred, we will remarket the notes during the five business day period ending on, and including, February 28, 2024 (the second business day immediately preceding the purchase contract settlement date). We refer to this period as the “final remarketing period,” the remarketing during this period as the “final remarketing” and the date the notes are priced in the final marketing as the “final remarketing date.” In the final remarketing, the aggregate principal amount of the notes that are a part of Corporate Units (except where the holder has elected to settle the purchase contract through payment of separate cash) and any separate notes whose holders have elected to participate in the final remarketing will be remarketed. The remarketing agent will use its commercially reasonable efforts to obtain a price for the notes to be remarketed that results in proceeds of at least 100% of the principal amount of all the notes offered in the remarketing. To obtain that price, we may, in consultation with the remarketing agent, reset the interest rate on the notes as described under “Description of the Notes—Interest Rate Reset.” We will request that the depository notify its participants holding Corporate Units, Treasury Units and separate notes of the final remarketing no later than 15 calendar days prior to the first day of the final remarketing period. In such notice, we will set forth the dates of the final remarketing period, applicable procedures for holders of separate notes to participate in the final remarketing, the applicable procedures for holders of Corporate Units to create Treasury Units and for holders of Treasury Units to recreate Corporate Units, the applicable procedures for holders of Corporate Units to settle their purchase contracts early and any other applicable procedures, including the procedures that must be followed by a holder of separate notes in the case of a failed remarketing if a holder of separate notes wishes to exercise its right to put its notes to us as described below and under “Description of the Notes—Put Option upon Failed Remarketing.” We have the right to postpone the final remarketing in our sole and absolute discretion on any day prior to the last three business days of the final remarketing period.

A remarketing during the final remarketing period will be considered successful if the remarketing agent is able to remarket the notes for a price of at least 100% of the aggregate principal amount of all the notes offered in the remarketing.

If the final remarketing is successful:

•	settlement with respect to the remarketed notes will occur on the purchase contract settlement date;

•

the interest rate of the notes will be reset by us, in consultation with the remarketing agent, and will become effective on the reset effective date, which will be the purchase contract settlement date, as described under “Description of the Notes—Interest Rate Reset” below;

•	the other modifications to the terms of the notes, as described under “—Remarketing,” will become effective; and

•

the collateral agent will remit the portion of the proceeds it receives equal to the total principal amount of the notes underlying the Corporate Units to us to satisfy in full the Corporate Unit holders’ obligations to purchase common stock under the related purchase contracts, any excess proceeds attributable to notes underlying Corporate Units that were remarketed will be remitted to the purchase contract agent for distribution pro rata to the holders of such notes and proceeds from the final remarketing attributable to the separate notes remarketed will be remitted to the custodial agent for distribution pro rata to the holders of the remarketed separate notes.

Unless a termination event has occurred, a holder has effected an early settlement or a fundamental change early settlement, there has been a successful optional remarketing, or a special event redemption has occurred, each Corporate Unit holder has the option at any time on or after the date we give notice of a final remarketing to notify the purchase contract agent at any time prior to 4:00 p.m., New York City time, on the second business day immediately prior to the first day of the final remarketing period of its intention to settle the related purchase contracts on the purchase contract settlement date with separate cash and to provide that cash on or prior to the business day immediately prior to the first day of the final remarketing period, as described under “—Notice to Settle with Cash.” The notes of any holder of Corporate Units who has not given this notice or failed to deliver the cash will be remarketed during the final remarketing period. In addition, holders of notes that do not underlie Corporate Units may elect to participate in the remarketing as described under “Description of the Notes—Remarketing of Notes That Are Not Included in Corporate Units.”

If, in spite of using its commercially reasonable efforts, the remarketing agent cannot remarket the notes during the final remarketing period at a price equal to or greater than 100% of the aggregate principal amount of the notes offered in the remarketing, a condition precedent set forth in the remarketing agreement has not been fulfilled or a successful remarketing has not occurred for any other reason, in each case resulting in a “failed remarketing,” holders of all notes will have the right to put their notes to us for an amount equal to the principal amount of their notes (the “put price”), plus accrued and unpaid interest, if any. The conditions precedent in the remarketing agreement will include, but not be limited to, the timely filing with the SEC of all material related to the remarketing required to be filed by us, the truth and correctness of certain representations and warranties made by us in the remarketing agreement, the furnishing of certain officer’s certificates to the remarketing agent, and the receipt by the remarketing agent of customary “comfort letters” from our auditors and opinions of counsel. A holder of Corporate Units will be deemed to have automatically exercised this put right with respect to the notes underlying such Corporate Units unless the holder has provided a written notice to the purchase contract agent of its intention to settle the purchase contract with separate cash as described below under “—Notice to Settle with Cash” prior to 4:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, and on or prior to the business day immediately preceding the purchase contract settlement date has delivered the $50 in cash per purchase contract. Settlement with separate cash may only be effected in integral multiples of 20 Corporate Units. If a holder of Corporate Units elects to settle with separate cash, upon receipt of the required cash payment, the related notes underlying the Corporate Units will be released from the pledge under the purchase contract and pledge agreement and delivered promptly to the purchase contract agent for delivery to the holder. The holder of the Corporate Units will then receive the applicable number of shares of our common stock on the purchase contract settlement date. The cash received by the collateral agent upon this settlement with separate cash may be invested in permitted investments, as defined in the purchase contract and pledge agreement, and the portion of the proceeds equal to the aggregate purchase price of all purchase contracts of such holders will be paid to us on the purchase contract settlement date. Any excess funds received by the collateral agent in respect of any such permitted investments over the aggregate purchase price remitted to us in satisfaction of the obligations of the holders under the purchase contracts will be distributed to the purchase contract agent for ratable payment to the applicable holders who settled with separate cash. Unless a holder of Corporate Units has elected to settle the related purchase contracts with separate cash and delivered the separate cash on or prior to the business day immediately preceding the purchase contract settlement date, the holder will be deemed to have elected to apply the put price against the holder’s obligations to pay the aggregate purchase price for the shares of our common stock to be issued under the related purchase contracts, thereby satisfying the obligations in full, and we will deliver to the holder our common stock pursuant to the related purchase contracts.

If a successful final remarketing has not occurred on or prior to February 28, 2024 (the last day of the final remarketing period), we will cause a notice of the failed remarketing of the notes to be published no later than 9:00 a.m., New York City time, on the business day immediately following the last date of the final remarketing period. This notice will be validly published by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service.

Early Settlement

Subject to the conditions described below, a holder of Corporate Units or Treasury Units may settle the related purchase contracts at any time prior to 4:00 p.m., New York City time, on the second business day immediately preceding the purchase contract settlement date, other than during a blackout period in the case of Corporate Units. An early settlement may be made only in integral multiples of 20 Corporate Units or 20

Treasury Units; however, if the Treasury portfolio has replaced the notes as a component of the Corporate Units following a successful optional remarketing or a special event redemption, holders of Corporate Units may settle early only in such integral multiples of Corporate Units as may be determined us or, in the case of a remarketing, by the remarketing agent upon a successful remarketing of the notes. In order to settle purchase contracts early, a holder of Equity Units must deliver to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the continental United States of America, (1) a completed “Election to Settle Early” form, along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form and (2) a cash payment in immediately available funds in an amount equal to:

•	$50 times the number of purchase contracts being settled; plus

•

if the early settlement date occurs during the period from the close of business on any record date next preceding any contract adjustment payment date to the opening of business on such contract adjustment payment date, an amount equal to the contract adjustment payments payable on such contract adjustment payment date, unless we have elected to defer the contract adjustment payments payable on such contract adjustment payment date.

So long as you hold Equity Units as a beneficial interest in a global security certificate deposited with the depository, procedures for early settlement will also be governed by applicable depository procedures and standing arrangements between the depository and the purchase contract agent.

The early settlement right is also subject to the condition that, if required under U.S. federal securities laws, we have a registration statement under the Securities Act in effect with respect to the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. We have agreed that, if such a registration statement is required, we will use our commercially reasonable efforts to (1) have a registration statement in effect covering those shares of common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement right (it being understood that if there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to file such registration statement or provide such a prospectus, and the early settlement right will not be available, until we have publicly disclosed such transaction or development; provided that we will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so). In the event that a holder seeks to exercise its early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder’s exercise of such right will be void unless and until such a registration statement is effective.

Upon early settlement, except as described below in “—Early Settlement Upon a Fundamental Change,” we will sell, and the holder will be entitled to buy, the minimum settlement rate of shares of our common stock (or in the case of an early settlement following a reorganization event, such number of exchange property units, as described under “—Reorganization Events” below) for each purchase contract being settled (regardless of the market price of our common stock on the date of early settlement), subject to adjustment under the circumstances described under “—Anti-dilution Adjustments” below. We will cause, on the second business day after the applicable early settlement date, (1) the shares of our common stock to be issued and (2) the related notes or applicable ownership interests in the Treasury portfolio or Treasury securities, as the case may be, underlying the Equity Units and securing such purchase contracts to be released from the pledge under the purchase contract and pledge agreement, and delivered to the purchase contract agent for delivery to the holder. Upon early settlement, the holder will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the contract adjustment payment date immediately preceding the early settlement date. The holder’s right to receive future contract adjustment payments will also terminate.

If the purchase contract agent receives a completed “Election to Settle Early” form (along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form) and payment of $50 for each purchase contract being settled (and, if required, an amount equal to the contract adjustment payments payable on the next contract adjustment payment date) prior to 4:00 p.m., New York City time, on any business day and all conditions to early settlement have been satisfied, then that day will be considered the early settlement date. If the purchase contract agent receives the foregoing at or after 4:00 p.m., New York City time, on any business day or at any time on a day that is not a business day, then the next business day will be considered the early settlement date.

Early Settlement Upon a Fundamental Change

If a “fundamental change” (as defined below) occurs prior to the 20th business day preceding the purchase contract settlement date, then, following the fundamental change, each holder of a purchase contract, subject to certain conditions described in this prospectus supplement, will have the right to accelerate and settle the purchase contract early on the fundamental change early settlement date (defined below) at the settlement rate determined as if the applicable market value equaled the stock price (as defined below), plus an additional make-whole amount of shares (such additional make-whole amount of shares being hereafter referred to as the “make-whole shares”). We refer to this right as the “fundamental change early settlement right.”

We will provide each of the holders and the purchase contract agent with a notice of the completion of a fundamental change within 10 business days after the effective date of a fundamental change. The notice will specify (1) a date (subject to postponement as described below, the “fundamental change early settlement date”), which will be at least 10 days after the date of the notice but no later than the earlier of 20 days after the date of such notice and one business day prior to the purchase contract settlement date, on which date we will deliver shares of our common stock to holders who exercise the fundamental change early settlement right, (2) the date by which holders must exercise the fundamental change early settlement right, (3) the applicable settlement rate and number of make-whole shares, (4) the amount and kind (per share of common stock) of the cash, securities and other consideration receivable by the holder upon settlement and (5) the amount of accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon), if any, that will be paid upon settlement to holders exercising the fundamental change early settlement right. To exercise the fundamental change early settlement right, you must deliver to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the continental United States of America, during the period beginning on the date we deliver notice that a fundamental change has occurred and ending at 4:00 p.m., New York City time, on the second business day immediately preceding the fundamental change early settlement date (such period, subject to extension as described below, the “fundamental change exercise period”), the certificate evidencing your Corporate Units or Treasury Units if they are held in certificated form, and payment of $50 for each purchase contract being settled in immediately available funds.

A “fundamental change” will be deemed to have occurred if any of the following occurs:

(1)

a “person” or “group” within the meaning of Section 13(d) of the Exchange Act has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of our common stock representing more than 50% of the voting power of our common stock;

(2)

(A) we are involved in a consolidation with or merger into any other person, or any merger of another person into us, or any other similar transaction or series of related transactions (other than a merger, consolidation or similar transaction that does not result in the conversion or exchange of outstanding shares of our common stock), in each case, in which 90% or more of the outstanding shares of our common stock are exchanged for or converted into cash, securities or other property, greater than 10% of the value of which consists of cash, securities or other property that is not (or will not be upon or immediately following the effectiveness of such consolidation, merger or other transaction) common stock listed on the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or (B) the consummation of any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of our consolidated assets to any person other than one of our subsidiaries;

(3)	our common stock ceases to be listed on at least one of the NYSE, the NASDAQ Global Select Market and the NASDAQ Global Market (or any of their respective successors); or

(4)	our shareholders approve our liquidation, dissolution or termination.

If you exercise the fundamental change early settlement right, we will deliver to you on the fundamental change early settlement date for each purchase contract with respect to which you have elected fundamental change early settlement, a number of shares (or exchange property units, if applicable) equal to the settlement rate described above plus the additional make-whole shares. In addition, on the fundamental change early settlement date, we will pay you the amount of any accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the fundamental change early settlement date, unless the date on which the fundamental change early settlement right is exercised occurs following any record date and prior to the related scheduled contract adjustment payment date, and we are not deferring the related contract adjustment payment, in which case we will instead pay all accrued and unpaid contract adjustment payments to the holder as of such record date. You will also receive on the fundamental change early settlement date the notes or the applicable ownership interest in the Treasury portfolio or Treasury securities underlying the Corporate Units or Treasury Units, as the case may be, with respect to which you are effecting a fundamental change early settlement, which, in each case, shall have been released from the pledge under the purchase contract and pledge agreement. If you do not elect to exercise your fundamental change early settlement right, your Corporate Units or Treasury Units will remain outstanding and will be subject to normal settlement on the purchase contract settlement date.

We have agreed that, if required under the U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have in effect throughout the fundamental change exercise period a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the fundamental change early settlement (it being understood that for so long as there is a material business transaction or development that has not yet been publicly disclosed (but in no event for a period longer than 90 days), we will not be required to file such registration statement or provide such a prospectus, and the fundamental change early settlement right will not be available, until we have publicly disclosed such transaction or development; provided that we will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so). In the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective or a blackout period is continuing, the holder’s exercise of such right will be void unless and until such a registration statement is effective and no blackout period is continuing. The fundamental change exercise period will be extended by the number of days during such period on which no such registration statement is effective or a blackout period is continuing (provided that the fundamental change exercise period will not be extended beyond the fourth business day preceding the purchase contract settlement date) and the fundamental change early settlement date will be postponed to the third business day following the end of the fundamental change exercise period. If, but for the proviso contained in the immediately preceding sentence, the fundamental change early settlement date would occur on or after the purchase contract settlement date, we will deliver to any holder of purchase contracts on the purchase contract settlement date the applicable number of make-whole shares in addition to a number of shares equal to the settlement rate, determined as if the applicable market value were equal to the relevant stock price.

Unless the Treasury portfolio has replaced the notes as a component of the Corporate Units as result of a successful remarketing or a special event redemption, holders of Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 20 Corporate Units. If the Treasury portfolio has replaced the notes as a component of Corporate Units, holders of the Corporate Units may exercise the fundamental change early settlement right only in integral multiples of such number of Corporate Units as may be determined by us or, in the case of a remarketing, the remarketing agent upon a successful remarketing of the notes.

A holder of Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 20 Treasury Units.

Calculation of Make-Whole Shares. The number of make-whole shares per purchase contract applicable to a fundamental change early settlement will be calculated by us and will be determined by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the “stock price” in the fundamental change, which will be:

•

in the case of a fundamental change described in clause (2) above where the holders of our common stock receive only cash in the fundamental change, the cash amount paid per share of our common stock; or

•	otherwise, the average of the closing prices of our common stock over the 20 trading-day period ending on the trading day immediately preceding the effective date of the fundamental change.

	Stock Price on Effective Date
Effective Date	$15.00	$30.00	$45.00	$55.00	$64.24	$70.00	$78.69	$90.00	$100.00	$110.00	$120.00	$140.00	$175.00
February 16, 2021	0.3317	0.1570	0.0801	0.0388	0.0000	0.0529	0.1094	0.0869	0.0719	0.0605	0.0517	0.0395	0.0273
March 1, 2022	0.2150	0.1024	0.0490	0.0142	0.0000	0.0304	0.0873	0.0654	0.0515	0.0416	0.0345	0.0255	0.0175
March 1, 2023	0.1257	0.0607	0.0304	0.0017	0.0000	0.0134	0.0666	0.0430	0.0304	0.0228	0.0183	0.0135	0.0098
March 1, 2024	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The stock prices set forth in the second row of the table (i.e., the column headers) will be adjusted upon the occurrence of certain events requiring anti-dilution adjustments to the fixed settlement rates in a manner inversely proportional to the adjustments to the fixed settlement rates.

Each of the make-whole share amounts in the table will be subject to adjustment in the same manner and at the same time as the fixed settlement rates as set forth under “—Anti-dilution Adjustments.”

The exact stock price and effective date applicable to a fundamental change may not be set forth on the table, in which case:

•

if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the amount of make-whole shares will be determined by straight line interpolation between the make-whole share amounts set forth for the higher and lower stock prices and the two effective dates based on a 365 or 366-day year, as applicable;

•

if the stock price is in excess of $175.00 per share (subject to adjustment in the same manner as the stock prices set forth in the second row of the table as described above), then the make-whole share amount will be zero; and

•

if the stock price is less than $15.00 per share (subject to adjustment in the same manner as the stock prices set forth in the second row of the table as described above) (the “minimum stock price”), then the make-whole share amount will be determined as if the stock price equaled the minimum stock price, using straight line interpolation, as described above, if the effective date is between two effective dates on the table.

Notice to Settle with Cash

Unless a termination event has occurred, a holder effects an early settlement or a fundamental change early settlement with respect to the underlying purchase contract, a successful remarketing has occurred, or a special event redemption has occurred, a holder of Corporate Units may settle the related purchase contract with separate cash by delivering the Corporate Unit certificate, if in certificated form, to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the continental United States of

America, with the completed “Notice to Settle with Cash” form at any time on or after the date we give notice of a final remarketing and prior to 4:00 p.m., New York City time on the business day immediately preceding the first day of the final remarketing period or, if there has been a failed final remarketing, on the second business day immediately preceding the purchase contract settlement date. Holders of Corporate Units may only cash-settle Corporate Units in integral multiples of 20 Corporate Units.

The holder must also deliver to the securities intermediary the required cash payment in immediately available funds. Such payment must be delivered prior to 4:00 p.m., New York City time, on the first business day immediately preceding the final remarketing period or, if there has been a failed remarketing, on the first business day immediately preceding the purchase contract settlement date.

Upon receipt of the cash payment, the related note will be released from the pledge arrangement and transferred to the purchase contract agent for distribution to the holder of the related Corporate Units. The holder of the Corporate Units will then receive the applicable number of shares of our common stock on the purchase contract settlement date.

If a holder of Corporate Units that has given notice of its election to settle with cash fails to deliver the cash by the applicable time and date specified above, such holder shall be deemed to have consented to the disposition of its notes in the final remarketing, or to have exercised its put right (as described under “—Final Remarketing” above), in each case, as applicable.

Any cash received by the collateral agent upon cash settlement may, upon our written direction, be invested in permitted investments, as defined in the purchase contract and pledge agreement, and the portion of the proceeds equal to the aggregate purchase price of all purchase contracts of such holders will be paid to us on the purchase contract settlement date. Any excess funds received by the collateral agent in respect of permitted investments over the aggregate purchase price remitted to us in satisfaction of the obligations of the holders under the purchase contracts will be distributed to the purchase contract agent for payment to the holders who settled with cash.

Contract Adjustment Payments

Contract adjustment payments in respect of Corporate Units and Treasury Units will be fixed at a rate per year of 6.75% of the stated amount of $50 per purchase contract. Contract adjustment payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Contract adjustment payments will accrue from the date of issuance of the purchase contracts and will be payable quarterly in arrears on March 1, June 1, September 1 and December 1, commencing on June 1, 2021.

Contract adjustment payments will be payable to the holders of purchase contracts as they appear on the books and records of the purchase contract agent at the close of business on the relevant record dates, which will be the 15th day of the month immediately preceding the month in which the relevant payment date falls (whether or not a business day). These distributions will be paid through the purchase contract agent, which will hold amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts relating to the Equity Units. Subject to any applicable laws and regulations, each such payment will be made as described under “Certain Provisions of the Purchase Contract and Pledge Agreement—Book-Entry System.”

If any date on which contract adjustment payments are to be made on the purchase contracts related to the Corporate Units or Treasury Units is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next succeeding day that is a business day, and no interest or payment will be paid in respect of the delay.

For the avoidance of doubt, subject to our right to defer contract adjustment payments, all record holders of purchase contracts on any record date will be entitled to receive the full contract adjustment payment due on the related contract adjustment payment date regardless of whether the holder of such purchase contract elects to settle such purchase contract early (whether at its option or in connection with a fundamental change) following such record date.

Our obligations with respect to contract adjustment payments will be subordinated and junior in right of payment to our obligations under any of our Priority Indebtedness, including the notes.

We may, at our option and upon prior written notice of at least one business day before the record date to the purchase contract agent and the holders, defer all or part of the contract adjustment payments, but not beyond the purchase contract settlement date (or, with respect to an early settlement upon a fundamental change, not beyond the fundamental change early settlement date or, with respect to an early settlement other than upon a fundamental change, not beyond the contract adjustment payment date immediately preceding the early settlement date).

Deferred contract adjustment payments will accrue additional contract adjustment payments at the rate equal to 7.50% per annum (which is equal to the rate of total distributions on the Corporate Units), compounded on each contract adjustment payment date, to, but excluding, the contract adjustment payment date on which such deferred contract adjustment payments are paid. We refer to additional contract adjustment payments that accrue on deferred contract adjustment payments as “compounded contract adjustment payments.” We may pay any such deferred contract adjustment payments (including compounded contract adjustment payments thereon) on any scheduled contract adjustment payment date; provided that in order to pay deferred contract adjustment payments on any scheduled contract adjustment payment date other than the purchase contract settlement date, we must deliver written notice thereof to holders of the Equity Units and the purchase contract agent on or before the relevant record date. If the purchase contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or similar reorganization with respect to us), the right to receive contract adjustment payments and deferred contract adjustment payments (including compounded contract adjustment payments thereon) will also terminate.

If we exercise our option to defer the payment of contract adjustment payments, then, until the deferred contract adjustment payments (including compounded contract adjustment payments thereon) have been paid, we will not (1) declare or pay any dividends on, or make any distributions on, or redeem, purchase or acquire, or make a liquidation payment with respect to, any shares of our capital stock, (2) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities that rank on parity with, or junior to, the contract adjustment payments, or (3) make any guarantee payments under any guarantee by us of securities of any of our subsidiaries if our guarantee ranks on parity with, or junior to, the contract adjustment payments.

The restrictions listed above do not apply to:

(a)

purchases, redemptions or other acquisitions of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase or dividend reinvestment plan, or the satisfaction of our obligations pursuant to any contract or security outstanding on the date that the contract adjustment payment is deferred requiring us to purchase, redeem or acquire our capital stock;

(b)

any payment, repayment, redemption, purchase, acquisition or declaration of dividends described in clause (1) above as a result of a reclassification of our capital stock, or the exchange or conversion of all or a portion of one class or series of our capital stock, for another class or series of our capital stock;

(c)

the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of our capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date that the contract adjustment payment is deferred;

(d)

dividends or distributions paid or made in our capital stock (or rights to acquire our capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of our capital stock) and distributions in connection with the settlement of stock purchase contracts outstanding on the date that the contract adjustment payment is deferred;

(e)

redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date that the contract adjustment payment is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

(f)

payments on the notes, any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case, that rank equal in right of payment to the contract adjustment payments, so long as the amount of payments made on account of such securities or guarantees and the purchase contracts is paid on all such securities and guarantees and the purchase contracts then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities, guarantees or purchase contracts is then entitled if paid in full; provided that, for the avoidance of doubt, we will not be permitted under the purchase contract and pledge agreement to make contract adjustment payments in part; or

(g)

any payment of interest or principal on, or repayment, redemption or repurchase of, parity or junior securities that, if not made, would cause us to breach the terms of the instrument governing such parity or junior securities.

Anti-dilution Adjustments

Each fixed settlement rate will be subject to the following adjustments:

(1) If we issue common stock as a dividend or distribution on our common stock to all or substantially all holders of our common stock, or if we effect a share split or share combination, the fixed settlement rates will be adjusted based on the following formula:

SR1 = SR0 x (OS1/OS0)

where,

SR0	=	the fixed settlement rate in effect immediately prior to the close of business on the record date for such dividend or distribution or immediately prior to the open of business on the effective date for such share split or share combination, as the case may be;

SR1	=	the fixed settlement rate in effect immediately after the close of business on such record date or such effective date, as the case may be;

OS0	=	the number of shares of our common stock outstanding immediately prior to the close of business on such record date or such effective date, as the case may be, in each case, prior to giving effect to such event; and

OS1	=	the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such event.

Any adjustment made pursuant to this paragraph (1) shall become effective as of the close of business on (x) the record date for such dividend or other distribution or (y) the effective date for such share split or share combination becomes effective, as applicable. If any dividend or distribution in this paragraph (1) is declared but not so paid or made, the new fixed settlement rates shall be readjusted, on the date that our board of directors determines not to pay or make such dividend or distribution, to the fixed settlement rates that would then be in effect if such dividend or distribution had not been declared.

(2)    If we distribute to all holders of our common stock any rights, options or warrants entitling them for a period of not more than 45 calendar days after the date of distribution thereof to subscribe for or purchase our common stock, in any case at an exercise price per share of our common stock less than the closing price of our common stock on the business day immediately preceding the date of the time of announcement of such issuance, the fixed settlement rates will be increased based on the following formula:

SR1 = SR0 x [(OS0 + X) / (OS0 + Y)]

where,

SR0	=	the fixed settlement rate in effect immediately prior to the close of business on the record date for such distribution;

SR1	=	the fixed settlement rate in effect immediately after the close of business on such record date;

OS0	=	the number of shares of our common stock outstanding immediately prior to the close of business on the record date for such distribution;

X	=	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of our common stock equal to the quotient of (A) the aggregate price payable to exercise such rights, options or warrants divided by (B) the average of the closing prices of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately preceding date of announcement for the issuance of such rights, options or warrants.

If any right, option or warrant described in this paragraph (2) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof (and as a result no additional shares of common stock are delivered or issued pursuant to such rights or warrants), the new fixed settlement rates shall be readjusted, as of the date of such expiration, to the fixed settlement rates that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery or issuance of only the number of shares of common stock actually delivered.

For purposes of this paragraph (2), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the common stock at a price per share of our common stock less than the closing price of our common stock on the business day immediately preceding the time of announcement of such issuance, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined in good faith by our board of directors. Any increase made under this paragraph (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the record date for such distribution.

(3)    (a) If we distribute shares of capital stock, evidences of indebtedness or other assets or property of us to all holders of our common stock (excluding (i) any dividend, distribution, rights, warrants or options as to which an adjustment was effected pursuant to clause (1) or (2) above, (ii) any dividend or distribution paid exclusively in cash, and (iii) any spin-off to which the provisions in clause 3(b) below apply), the fixed settlement rates will be increased based on the following formula:

SR1 = SR0 x [SP0 / (SP0 – FMV)]

where,

SR0	=	the fixed settlement rate in effect immediately prior to the close of business on the record date for such distribution;

SR1	=	the fixed settlement rate in effect immediately after the close of business on such record date;

SP0	=	the closing price of our common stock on the trading day immediately preceding the ex-dividend date for such distribution; and

FMV	=	the fair market value (as determined in good faith by our board of directors), on the record date for such dividend or distribution, of the shares of capital stock, evidences of indebtedness, assets or property so distributed, expressed as an amount per share of our common stock.

Notwithstanding the foregoing, if “FMV” (as defined above) exceeds “SP0” (as defined above), in lieu of the foregoing increase, each holder of a purchase contract shall receive, for each purchase contract, at the same time and upon the same terms as holders of shares of our common stock, the amount of such distributed shares of capital stock, evidences of indebtedness or other assets or property that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum settlement rate on the record date for such dividend or distribution.

(b)    However, if we distribute to all holders of our common stock, capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, in each case that will be listed on a U.S. national securities exchange which we refer to as a “spin-off”, then the fixed settlement rates will instead be increased based on the following formula:

SR1 = SR0 x [(FMV0 + MP0) / MP0]

where,

SR0	=	the fixed settlement rate in effect immediately prior to the end of the valuation period (as defined below);

SR1	=	the fixed settlement rate in effect immediately after the end of the valuation period;

FMV0	=	the average of the closing price of the capital stock or similar equity interests distributed to holders of our common stock applicable to one share of our common stock over each of the 10 consecutive trading days commencing on, and including, the third trading day immediately following the ex-dividend date for such dividend or distribution with respect to our common stock on the New York Stock Exchange or such other U.S. national or regional exchange or market that is at that time the principal exchange or market for our common stock (the “valuation period”); and

MP0	=	the average of the closing price of our common stock over the valuation period.

The adjustment to the fixed settlement rates under this paragraph 3(b) will occur on the last day of the valuation period; provided that if a holder elects to early settle the purchase contracts, or the purchase contract settlement date occurs, in either case, during the valuation period, references with respect to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date of such spin-off and the date on which such holder elected its early settlement right, or the business day immediately preceding the purchase contract settlement date, as the case may be, in determining the fixed settlement rates.

If any dividend or distribution described in this paragraph (3) is declared but not so paid or made, the new fixed settlement rates shall be readjusted, as of the date our board of directors determines not to pay or make such dividend or distribution, to the fixed settlement rates that would then be in effect if such dividend or distribution had not been declared.

(4)    If any regular, quarterly cash dividend or distribution is made to all or substantially all holders of our common stock during any quarterly fiscal period exceeds $0.65 per share (the “reference dividend”), the fixed settlement rates will be increased based on the following formula:

SR1 = SR0 x [(SP0 – T) / (SP0 – C)]

where,

SR0	=	the fixed settlement rate in effect immediately prior to the close of business on the record date for such distribution;

SR1	=	the fixed settlement rate in effect immediately after the close of business on such record date;

SP0	=	the closing price of our common stock on the record date for such distribution;

C	=	the amount in cash per share we distribute to holders of our common stock; and

T	=	the reference dividend; provided that if the dividend or distribution is not a regular quarterly cash dividend, the reference dividend will be deemed to be zero.

Notwithstanding the foregoing, if “C” (as defined above) exceeds “SP0” (as defined above), in lieu of the foregoing increase, each holder of a purchase contract shall receive, for each purchase contract, at the same time and upon the same terms as holders of shares of our common stock, the amount of distributed cash that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum settlement rate on the record date for such cash dividend or distribution.

The reference dividend will be subject to an inversely proportional adjustment whenever each fixed settlement rate is adjusted, other than pursuant to this paragraph (4). For the avoidance of doubt, the reference dividend will be zero in the case of a cash dividend that is not a regular quarterly dividend.

If any dividend or distribution described in this paragraph (4) is declared but not so paid or made, the new fixed settlement rates shall be readjusted, as of the date our board of directors determines not to pay or make such dividend or distribution, to the fixed settlement rates that would then be in effect if such dividend or distribution had not been declared.

(5)    If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock to the extent that the cash and value of any other consideration included in the payment per share of our common stock validly tendered or exchanged exceeds the closing price of a share of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the fixed settlement rates will be increased based on the following formula:

SR1 = SR0 x [[FMV + (SP1 x OS1)] / (SP1 – OS0)]

where,

SR0	=	the fixed settlement rate in effect immediately prior to the close of business on the trading day on which such tender or exchange offer expires;

SR1	=	the fixed settlement rate in effect immediately after the close of business on the trading day immediately following the date such tender or exchange offer expires;

FMV	=	the fair market value (as determined in good faith by our board of directors, whose good faith determination will be conclusive), at the close of business on the trading day immediately following the date such tender or exchange offer expires, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the expiration date;

OS0	=	the number of shares of our common stock outstanding immediately prior to the last time tenders or exchanges may be made pursuant to such tender or exchange offer (prior to giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer);

OS1	=	the number of shares of our common stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP1	=	the closing price of our common stock for the trading day next succeeding the date such tender or exchange offer expires.

The adjustment to the fixed settlement rates under the preceding paragraph (5) will occur at the close of business on the trading day on which such tender or exchange offer expires.

The term “ex-dividend date,” when used with respect to any issuance or distribution on our common stock or any other security, means the first date on which our common stock or such other security, as applicable, trades, regular way, on the principal U.S. securities exchange or quotation system on which our common stock or such other security, as applicable, is listed or quoted at that time, without the right to receive the issuance or distribution.

We currently do not have a shareholders rights plan with respect to our common stock. To the extent that we have a shareholders rights plan involving the issuance of share purchase rights or other similar rights to all or substantially all holders of our common stock in effect upon settlement of a purchase contract, you will receive, in addition to the common stock issuable upon settlement of any purchase contract, the related rights for the common stock under the shareholders rights plan, unless, prior to any settlement of a purchase contract, the rights have separated from the common stock, in which case each fixed settlement rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of the rights under the shareholder rights plan.

For United States federal income tax purposes, you may be treated as receiving a constructive distribution from us with respect to the purchase contract if (1) a fixed settlement rate is adjusted (or fails to be adjusted) and, as a result of the adjustment (or failure to adjust), your proportionate interest in our assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. For example, if a fixed settlement rate is adjusted as a result of a distribution that is taxable to the holders of our common stock, such as a cash dividend, you will be deemed to have received a “constructive distribution” of our stock. Thus, under certain circumstances, an adjustment to a fixed settlement rate might give rise to a taxable dividend to you even though you will not receive any cash in connection with such adjustment. In addition, Non-U.S. Holders (as defined in “Material United States Federal Income Tax Consequences”) may, in certain circumstances, be deemed to have received a distribution subject to United States federal withholding tax. See “Material United States Federal Income Tax Consequences—U.S. Holders—Purchase Contracts—Adjustment to Settlement Rate” and “Material United States Federal Income Tax Consequences—Non-U.S. Holders—United States Federal Withholding Tax.”

In addition, we may increase the fixed settlement rates if our board of directors deems it advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as a dividend or distribution for income tax purposes or for any other reasons.

Adjustments to the fixed settlement rates will be calculated to the nearest 1/10,000th of a share. No adjustment to the fixed settlement rates will be required unless the adjustment would require an increase or decrease of at least one percent in the fixed settlement rates. If any adjustment is not required to be made because it would not change the fixed settlement rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment. All adjustments will be made not later than the purchase contract settlement date, any early settlement date, any fundamental change early settlement date and the time at which we are required to determine the relevant settlement rate or amount of make-whole shares (if applicable) in connection with any settlement with respect to the purchase contracts.

No adjustment to the fixed settlement rates will be made if holders of Equity Units participate, as a result of holding the Equity Units and without having to settle the purchase contracts that form part of the Equity Units, in the transaction that would otherwise give rise to an adjustment as if they held a number of shares of our common stock equal to the maximum settlement rate, at the same time and upon the same terms as the holders of common stock participate in the transaction.

Except as described above, the fixed settlement rates will not be adjusted:

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•

upon the issuance of options, restricted stock or other awards in connection with any employment contract, executive compensation plan, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors or the exercise of such options or other awards;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Equity Units were first issued;

•	for a change in the par value or no par value of the common stock; or

•	for accumulated and unpaid contract adjustment payments.

We will, as promptly as practicable after the fixed settlement rates are adjusted, provide written notice of the adjustment to the holders of Equity Units.

If an adjustment is made to the fixed settlement rates, an adjustment also will be made to the reference price and the threshold appreciation price on an inversely proportional basis solely to determine which of the clauses of the definition of settlement rate will be applicable to determine the settlement rate with respect to the purchase contract settlement date or any fundamental change early settlement date.

If any adjustment to the fixed settlement rates becomes effective, or any effective date, expiration time, ex-date or record date for any stock split or reverse stock split, tender or exchange offer, issuance, dividend or distribution (relating to a required fixed settlement rate adjustment) occurs, during the period beginning on, and including, (i) the open of business on a first trading day of the market value averaging period or (ii) in the case of the optional early settlement or fundamental change early settlement, the relevant early settlement date or the fundamental change early settlement date and, in each case, ending on, and including, the date on which we deliver shares of our common stock under the related purchase contract, we will make appropriate adjustments to the fixed settlement rates and/or the number of shares of our common stock deliverable upon settlement with respect to the purchase contract, in each case, consistent with the methodology used to determine the anti-dilution adjustments set forth above. If any adjustment to the fixed settlement rates becomes effective, or any effective date, expiration time, ex-date or record date for any stock split or reverse stock split, tender or exchange offer, issuance, dividend or distribution (relating to a required fixed settlement rate adjustment) occurs, during the period used to determine the “stock price” or any other averaging period hereunder, we will make appropriate adjustments to the applicable prices, consistent with the methodology used to determine the anti-dilution adjustments set forth above.

Reorganization Events

The following events are defined as “reorganization events”:

•

any consolidation or merger of the Company with or into another person or of another person with or into the Company or a similar transaction (other than a consolidation, merger or similar transaction in which the Company is the continuing corporation and in which the shares of our common stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Company or another person);

•

any sale, transfer, lease or conveyance to another person of the property of the Company as an entirety or substantially as an entirety, as a result of which the shares of our common stock are exchanged for cash, securities or other property;

•	any statutory exchange of the common stock of the Company with another corporation (other than in connection with a merger or acquisition); and

•	any liquidation, dissolution or termination of the Company (other than as a result of or after the occurrence of a termination event described below under “—Termination”).

Following the effective date of a reorganization event, the settlement rate shall be determined by reference to the value of an exchange property unit, and we shall deliver, upon settlement of any purchase contract, a number of exchange property units equal to the number of shares of our common stock that we would otherwise be required to deliver. An “exchange property unit” is the kind and amount of common stock, other securities, other property or assets (including cash or any combination thereof) receivable in such reorganization event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the applicable settlement date) per share of our common stock by a holder of common stock that is not a person with which we are consolidated or into which we are merged or which merged into us or to which such sale or transfer was made, as the case may be (we refer to any such person as a “constituent person”), or an affiliate of a constituent person, to the extent such reorganization event provides for different treatment of common stock held by the constituent person and/or the affiliates of the constituent person, on the one hand, and non-affiliates of a constituent person, on the other hand. In the event holders of our common stock (other than any constituent person or affiliate thereof) have the opportunity to elect the form of consideration to be received in such transaction, the exchange property unit that holders of the Corporate Units or Treasury Units are entitled to receive will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our common stock.

In the event of such a reorganization event, the person formed by such consolidation or merger or the person which acquires our assets shall execute and deliver to the purchase contract agent an agreement providing that the holder of each Equity Unit that remains outstanding after the reorganization event (if any) shall have the rights described in the preceding paragraph. Such supplemental agreement shall provide for adjustments to the amount of any securities constituting all or a portion of an exchange property unit and/or adjustments to the fixed settlement rates, which, for events subsequent to the effective date of such reorganization event, shall be as nearly equivalent as may be practicable to the adjustments provided for under “—Anti-dilution Adjustments” above. The provisions described in the preceding two paragraphs shall similarly apply to successive reorganization events.

In connection with any reorganization event, we will also adjust the reference dividend based on the number of shares of common stock comprising an exchange property unit and (if applicable) the value of any non-stock consideration comprising an exchange property unit. If an exchange property unit is composed solely of non-stock consideration, the reference dividend will be zero.

Termination

The purchase contract and pledge agreement provides that the purchase contracts and the obligations and rights of us and of the holders of Corporate Units and Treasury Units thereunder (including the holders’

obligation and right to purchase and receive shares of our common stock and to receive accrued and unpaid contract adjustment payments, including deferred contract adjustment payments and compounded contract adjustment payments thereon) will immediately and automatically terminate upon the occurrence of a termination event (as defined below).

Upon any termination event, the Equity Units will represent the right to receive the notes underlying the undivided beneficial interest in the notes, applicable ownership interests in the Treasury Portfolio, or the Treasury securities, as the case may be, forming part of such Equity Units. Upon the occurrence of a termination event, we will promptly give the purchase contract agent, the collateral agent and the holders written notice of such termination event and the collateral agent will release the related interests in the notes, applicable ownership interests in the Treasury portfolio or Treasury securities, as the case may be, from the pledge arrangement and transfer such interests in the notes, applicable ownership interests in the Treasury portfolio or Treasury securities to the purchase contract agent for distribution to the holders of Corporate Units and Treasury Units. If a holder is entitled to receive notes in an aggregate principal amount that is not an integral multiple of $1,000, we will issue upon request of the purchase contract agent notes in denominations of $50 and integral multiples thereof in exchange for notes in denominations of $1,000 or integral multiples thereof. In addition, if any holder is entitled to receive, with respect to its applicable ownership interests in the Treasury portfolio or its pledged Treasury securities, any securities having a principal amount at maturity of less than $1,000, the purchase contract agent will dispose of such securities for cash and pay the cash received to the holder in lieu of such applicable ownership in the Treasury portfolio or such Treasury securities. Upon any termination event, however, such release and distribution may be subject to a delay. In the event that the Company becomes the subject of a case under the U.S. Bankruptcy Code, such delay may occur as a result of the automatic stay under the U.S. Bankruptcy Code and continue until such automatic stay has been lifted. Moreover, claims arising out of the notes will be subject to the equitable jurisdiction and powers of the bankruptcy court.

A “termination event” means any of the following events with respect to the Company:

(1)

at any time on or prior to the purchase contract settlement date, a decree or order by a court having jurisdiction in the premises shall have been entered adjudicating the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization arrangement, adjustment or composition of or in respect of the Company under the U.S. Bankruptcy Code or any other similar applicable federal or state law and such decree or order shall have been entered more than 90 days prior to the purchase contract settlement date and shall have continued undischarged and unstayed for a period of 90 consecutive days;

(2)

at any time on or prior to the purchase contract settlement date, a decree or order of a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of the Company or of all or any substantial part of the Company’s property, or for the winding up or liquidation of the Company’s affairs, and such decree or order shall have been entered more than 90 days prior to the purchase contract settlement date and shall have continued undischarged and unstayed for a period of 90 consecutive days; or

(3)

at any time on or prior to the purchase contract settlement date, the Company shall institute proceedings to be adjudicated a bankrupt or insolvent, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition or answer or consent seeking reorganization under the U.S. Bankruptcy Code or any other similar applicable federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver, liquidator, trustee, assignee, sequestrator or other similar official of the Company or of all or any substantial part of the Company’s property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

Pledged Securities and Pledge

The undivided beneficial ownership interests in the notes, or, following a successful optional remarketing or a special event redemption, the applicable ownership interests in the Treasury portfolio (as described under the first clause of the definition of “remarketing Treasury portfolio” or “special event Treasury portfolio”, as the case may be), that are a component of the Corporate Units or, if substituted, the beneficial ownership interest in the Treasury securities that are a component of the Treasury Units, collectively, the “pledged securities,” will be pledged to the collateral agent for our benefit pursuant to the purchase contract and pledge agreement to secure your obligation to purchase shares of our common stock under the related purchase contracts. The rights of the holders of the Corporate Units and Treasury Units with respect to the pledged securities will be subject to our security interest therein. No holder of Corporate Units or Treasury Units will be permitted to withdraw the pledged securities related to such Corporate Units or Treasury Units from the pledge arrangement except:

•

in the case of Corporate Units, to substitute a Treasury security for the related note, as provided under “Description of the Equity Units—Creating Treasury Units by Substituting a Treasury Security for a Note;”

•	in the case of Treasury Units, to substitute a note for the related Treasury security, as provided under “Description of the Equity Units—Recreating Corporate Units;” and

•	upon early settlement, settlement through the payment of separate cash or termination of the related purchase contracts.

Subject to our security interest and the terms of the purchase contract and pledge agreement, each holder of a Corporate Unit (unless the Treasury portfolio has replaced the notes as a component of the Corporate Unit), will be entitled through the purchase contract agent and the collateral agent to all of the proportional rights and preferences of the related notes (including distribution, voting, redemption, repayment and liquidation rights). Each holder of Treasury Units and each holder of Corporate Units (if the Treasury portfolio has replaced the notes as a component of the Corporate Units), will retain beneficial ownership of the related Treasury securities or the applicable ownership interests in the Treasury portfolio, as applicable, pledged in respect of the related purchase contracts. We will have no interest in the pledged securities other than our security interest.

Except as described in “Certain Provisions of the Purchase Contract and Pledge Agreement—General,” upon receipt of distributions on the pledged securities, the collateral agent will distribute such payments to the purchase contract agent, which in turn will distribute those payments to the holders in whose names the Corporate Units or Treasury Units are registered at the close of business on the record date for the distribution.

CERTAIN PROVISIONS OF THE PURCHASE CONTRACT AND PLEDGE AGREEMENT

In this Description of the Purchase Contract and Pledge Agreement, “Spire,” “we,” “us,” “our” and the “Company” refer only to Spire Inc. and any successor obligor, and not to any of its subsidiaries.

The following is a summary of some of the other terms of the purchase contract and pledge agreement. The summary contains a description of additional material terms of the agreement but is only a summary and is not complete. This summary is subject to and is qualified by reference to all the provisions of the purchase contract and pledge agreement, including the definitions of certain terms used therein, the form of which has been or will be filed and incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part.

General

Except as described under “—Book-Entry System” below, payments on the Corporate Units and Treasury Units will be payable, the purchase contracts will be settled, and transfers of the Corporate Units and Treasury Units will be registrable at, the office of the purchase contract agent or its agent, in each case, in the continental United States of America. In addition, if the Corporate Units or Treasury Units do not remain in book-entry form, we will make payments on the Corporate Units and Treasury Units by check mailed to the address of the person entitled thereto as shown on the security register or, if the holder timely so requests, by a wire transfer to the account designated by the holder by a prior written notice.

Shares of common stock will be delivered on the purchase contract settlement date (or earlier upon early settlement), or, if the purchase contracts have terminated, the related pledged securities will be delivered (subject to delays, including potentially as a result of the imposition of the automatic stay under the U.S. Bankruptcy Code, as described under “Description of the Purchase Contracts—Termination”) at the corporate trust office of the purchase contract agent or its agent upon presentation and surrender of the applicable Corporate Unit or Treasury Unit certificate, if in certificated form.

If Corporate Units or Treasury Units are in certificated form and the holder fails to present and surrender the certificate evidencing the Corporate Units or Treasury Units to the purchase contract agent on or prior to the purchase contract settlement date, the shares of common stock issuable upon settlement with respect to the related purchase contract will be registered in the name of the purchase contract agent or its nominee. The shares, together with any distributions, will be held by the purchase contract agent as agent for the benefit of the holder until the certificate is presented and surrendered or the holder provides satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the purchase contract agent and us.

If the purchase contracts terminate prior to the purchase contract settlement date, the related pledged securities are transferred to the purchase contract agent for distribution to the holders, and a holder fails to present and surrender the certificate evidencing the holder’s Corporate Units or Treasury Units, if in certificated form, to the purchase contract agent, the related pledged securities delivered to the purchase contract agent and payments on the pledged securities will be held by the purchase contract agent as agent for the benefit of the holder until the applicable certificate is presented, if in certificated form, or the holder provides the evidence and indemnity described above.

No service charge will be made for any registration of transfer or exchange of the Corporate Units or Treasury Units, except for any tax or other governmental charge that may be imposed in connection therewith.

The purchase contract agent will have no obligation to invest or to pay interest on any amounts it holds pending payment to any holder.

Modification

The purchase contract and pledge agreement will contain provisions permitting us, the purchase contract agent and the collateral agent, to modify the purchase contract and pledge agreement without the consent of the holders for any of the following purposes:

•	to evidence the succession of another person to our obligations;

•	to add to the covenants for the benefit of holders or to surrender any of our rights or powers under the purchase contract and pledge agreement;

•	to evidence and provide for the acceptance of appointment of a successor purchase contract agent, successor custodial agent or a successor collateral agent or securities intermediary;

•	to make provision with respect to the rights of holders pursuant to the requirements applicable to reorganization events; and

•

as determined by us in good faith, to cure any ambiguity or to correct or supplement any provisions that may be inconsistent with any other provision in the purchase contract and pledge agreement or to make such other provisions in regard to matters or questions arising under the purchase contract and pledge agreement that do not adversely affect the interests of any holders of Equity Units; it being understood that any amendment made to conform the provisions of the purchase contract and pledge agreement to the description of such agreement, the Equity Units and the purchase contracts contained in the preliminary prospectus supplement for the Equity Units as supplemented and/or amended by the related pricing term sheet will be deemed not to adversely affect the interests of the holders.

The purchase contract and pledge agreement will contain provisions allowing us, the purchase contract agent and the collateral agent, subject to certain limited exceptions, to modify the terms of the purchase contracts or the purchase contract and pledge agreement with the consent of the holders of not less than a majority of the outstanding Equity Units, with holders of Corporate Units and Treasury Units voting as a single class. However, no such modification may, without the consent of the holder of each outstanding purchase contract affected thereby:

•	subject to our right to defer contract adjustment payments, change any payment date;

•	impair the holders’ right to institute suit for the enforcement of a purchase contract or payment of any contract adjustment payments (including compounded contract adjustment payments);

•

except as required pursuant to any anti-dilution adjustment, reduce the number of shares of our common stock purchasable under a purchase contract, increase the purchase price of the shares of our common stock on settlement of any purchase contract, change the purchase contract settlement date or change the right to early settlement or fundamental change early settlement in a manner adverse to the holders or otherwise adversely affect the holder’s rights under any purchase contract, the purchase contract and pledge agreement or remarketing agreement in any respect;

•	increase the amount or change the type of collateral required to be pledged to secure a holder’s obligations under the purchase contract and pledge agreement;

•	impair the right of the holder of any purchase contract to receive distributions on the collateral, or otherwise adversely affect the holder’s rights in or to such collateral;

•

reduce any contract adjustment payments or any deferred contract adjustment payments (including compounded contract adjustment payments) or change any place where, or the coin or currency in which, any contract adjustment payment is payable; or

•

reduce the percentage of the outstanding purchase contracts whose holders’ consent is required for the modification, amendment or waiver of the provisions of the purchase contracts and the purchase contract and pledge agreement.

However, if any amendment or proposal would adversely affect only the Corporate Units or only the Treasury Units, then only the affected class of holders will be entitled to vote on such amendment or proposal, and such amendment or proposal will not be effective except with the consent of the holders of not less than a majority of such class or, if referred to in the seven bullets above, each holder affected thereby.

No Consent to Assumption

Each holder of a Corporate Unit or a Treasury Unit will be deemed under the terms of the purchase contract and pledge agreement, by the purchase of such Corporate Unit or Treasury Unit, to have expressly withheld any consent to the assumption under Section 365 of the U.S. Bankruptcy Code or otherwise, of the related purchase contracts by us, our receiver, liquidator or trustee or person or entity performing similar functions in the event that we become a debtor under the U.S. Bankruptcy Code or other similar state or federal law providing for reorganization or liquidation.

Consolidation, Merger and Conveyance of Assets as an Entirety

We will agree not to merge or consolidate with any other person or sell or convey all or substantially all of our assets to any person unless (i) either we are the continuing entity, or the successor entity (if other than us) is a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation expressly assumes all of our responsibilities and liabilities under the purchase contracts, the Corporate Units, the Treasury Units, the purchase contract and pledge agreement, the remarketing agreement (if any) and the indenture by one or more supplemental agreements in form satisfactory to the purchase contract agent, the collateral agent and the indenture trustee, executed and delivered to the purchase contract agent, the collateral agent and the indenture trustee by such corporation, and (ii) we or such successor corporation, as the case may be, will not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any of its obligations or covenants under such agreements.

In case of any such consolidation, merger, sale or conveyance, and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for us, with the same effect as if it had been named in the purchase contracts, the Corporate Units, the Treasury Units, the purchase contract and pledge agreement and the remarketing agreement (if any) as us and (other than in the case of a lease) we shall be relieved of any further obligation under the purchase contracts, the Corporate Units, the Treasury Units, the purchase contract and pledge agreement and the remarketing agreement (if any).

Title

We, the purchase contract agent and the collateral agent may treat the registered owner of any Corporate Units or Treasury Units as the absolute owner of the Corporate Units or Treasury Units for the purpose of making payment (subject to the record date provisions described above), settling the related purchase contracts and for all other purposes.

Replacement of Equity Unit Certificates

In the event that physical certificates have been issued, any mutilated Corporate Unit or Treasury Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the continental United States of America. Corporate Unit or Treasury Unit certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to us and the purchase contract agent. In the case of a destroyed, lost or stolen Corporate Unit or Treasury Unit certificate, an indemnity satisfactory to the purchase contract agent and us may be required at the expense of the holder before a replacement certificate will be issued.

Notwithstanding the foregoing, we will not be obligated to issue any Corporate Unit or Treasury Unit certificates on or after the business day immediately preceding the purchase contract settlement date or the date on which the purchase contracts have terminated. The purchase contract and pledge agreement will provide that, in lieu of the delivery of a replacement Corporate Unit or Treasury Unit certificate, the purchase contract agent, upon delivery of the evidence and indemnity described above, will, in the case of the purchase contract settlement date, deliver the shares of common stock issuable pursuant to the purchase contracts included in the Corporate Units or Treasury Units evidenced by the certificate, or, if the purchase contracts have terminated prior to the purchase contract settlement date, transfer the pledged securities included in the Corporate Units or Treasury Units evidenced by the certificate.

Governing Law

The purchase contracts and the purchase contract and pledge agreement and the remarketing agreement will be governed by, and construed in accordance with, the laws of the State of New York (without regard to conflicts of laws principles thereof).

Information Concerning the Purchase Contract Agent

U.S. Bank (or its successor) will be the purchase contract agent. The purchase contract agent will act as the agent for the holders of Corporate Units and Treasury Units. The purchase contract agent will not be obligated to take any discretionary action in connection with a default under the terms of the Corporate Units, the Treasury Units or the purchase contract and pledge agreement.

The purchase contract and pledge agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract and pledge agreement also will contain provisions under which the purchase contract agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.

In addition to serving as the purchase contract agent and collateral agent, as described below, U.S. Bank will serve as the custodial agent and securities intermediary under the purchase contract and pledge agreement and as the “indenture trustee” under the indenture for the notes. We and certain of our affiliates maintain banking and credit relationships with U.S. Bank. U.S. Bank also serves as trustee of some of our pension plans. U.S. Bank and its affiliates have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.

Information Concerning the Collateral Agent

U.S. Bank (or its successor) will be the collateral agent. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Corporate Units and the Treasury Units except for the obligations owed by a pledgee of property to the owner thereof under the purchase contract and pledge agreement and applicable law.

The purchase contract and pledge agreement will contain provisions limiting the liability of the collateral agent. The purchase contract and pledge agreement also will contain provisions under which the collateral agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.

Miscellaneous

The purchase contract and pledge agreement will provide that we will indemnify the purchase contract agent and pay all fees and expenses related to (1) the retention of the purchase contract agent, the collateral agent, the custodial agent and the securities intermediary and (2) any enforcement by the purchase contract agent of the rights of the holders of the Corporate Units and Treasury Units. Holders who elect to substitute the related pledged securities, thereby creating Treasury Units or recreating Corporate Units, however, will be responsible for any fees or expenses payable in connection with such substitution, as well as for any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted. We will not be responsible for any such fees or expenses. The purchase contract agent shall be under no obligation to exercise any of the rights or powers vested in it by the purchase contract and pledge agreement at the request or direction of any of the holders pursuant to the purchase contract and pledge agreement, unless such holders shall have offered to the purchase contract agent security or indemnity reasonably satisfactory to the purchase contract agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

The purchase contract and pledge agreement will also provide that any court of competent jurisdiction may in its discretion require, in any suit for the enforcement of any right or remedy under the purchase contract and pledge agreement, or in any suit against the purchase contract agent for any action taken, suffered or omitted by it as purchase contract agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and costs against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. The foregoing shall not apply to any suit instituted by the purchase contract agent, to any suit instituted by any holder, or group of holders, holding in the aggregate more than 10% of the outstanding Equity Units, or to any suit instituted by any holder for the enforcement of any interest on any notes owed pursuant to such holder’s applicable ownership interests in notes or contract adjustment payments on or after the respective payment date therefor in respect of any Equity Unit held by such holder, or for enforcement of the right to purchase shares of our common stock under the purchase contracts constituting part of any Equity Unit held by such holder.

Book-Entry System

The Depository Trust Company, or DTC, which we refer to along with its successors in this capacity as the “depository,” will act as securities depository for the Corporate Units and Treasury Units. The Corporate Units and Treasury Units will be issued only as fully registered securities registered in the name of Cede & Co., the depository’s nominee, or such other name as may be requested by an authorized representative of DTC. One or more fully registered global security certificates, representing the total aggregate number of Corporate Units and Treasury Units, will be issued and will be deposited with the depository or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Corporate Units and Treasury Units so long as the Corporate Units and Treasury Units are represented by global security certificates.

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depository holds securities that its participants (“direct participants”) deposit with the depository. The depository also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include U.S. and Non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depository is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation, and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the depository’s system is also available to others, including securities brokers and dealers, banks, trust companies and clearing corporations that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the depository and its participants are on file with the SEC.

If (1) the depository notifies us that it is unwilling or unable to continue its services as depository and no successor depository has been appointed within 90 days after our receipt of such notice; (2) the depository ceases to be a clearing agency registered under the Exchange Act when the depository is required to be so registered and we receive notice of such cessation, and no successor depository has been appointed within 90 days after our receipt of such notice or our becoming aware of such cessation; or (3) any Event of Default (as defined in “Description of the Notes—Events of Default”) has occurred and is continuing or any other event has occurred and is continuing, which after notice or lapse of time, would become an Event of Default with respect to the notes, or we have failed to perform any of our obligations under the purchase contract and pledge agreement, the Corporate Units, the Treasury Units or the purchase contracts, and any beneficial owner requests that its beneficial interest be exchanged for a physical certificate, then (x) we will prepare definitive certificates with respect to such Corporate Units or Treasury Units, as applicable, and will deliver such certificates to the purchase contract agent and (y) upon surrender of the global security certificates representing Corporate Units or Treasury Units by the depository, accompanied by registration instructions, we will cause definitive certificates to be delivered to the beneficial owners in accordance with instructions provided by the depository. We and the purchase contract agent will not be liable for any delay in delivery of such instructions and may conclusively rely on, and will be authorized and protected in relying on, such instructions. Each definitive certificate so delivered will evidence Corporate Units or Treasury Units, as applicable, of the same kind and tenor as the global security certificate so surrendered in respect thereof.

As long as the depository or its nominee is the registered owner of the global security certificates, the depository or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Corporate Units and Treasury Units represented by these certificates for all purposes under the Corporate Units, Treasury Units and the purchase contract and pledge agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have the Corporate Units or the Treasury Units represented by these global security certificates registered in their names; and

•

will not be considered to be owners or holders of the global security certificates or any Corporate Units or Treasury Units represented by these certificates for any purpose under the Corporate Units, Treasury Units or the purchase contract and pledge agreement.

All payments on the Corporate Units and Treasury Units represented by the global security certificates and all transfers and deliveries of related notes, Treasury securities and common stock will be made to the depository or its nominee, as the case may be, as the holder of the securities.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depository or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depository or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for settlement of purchase contracts on the purchase contract settlement date or upon early settlement will be governed by arrangements among the depository, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depository from time to time. None of us, the purchase contract agent or any agent of us or the purchase contract agent will have any responsibility or liability for any aspect of the depository’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depository’s records or any participant’s records relating to these beneficial ownership interests.

Although the depository has agreed to the foregoing procedures in order to facilitate transfers of interest in the global security certificates among participants, the depository is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depository or its direct participants or indirect participants under the rules and procedures governing the depository.

The information in this section concerning the depository and its book-entry system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

DESCRIPTION OF THE NOTES

In this Description of the Notes, “Spire,” “we,” “us,” “our” and the “Company” refer only to Spire Inc. and any successor obligor, and not to any of its subsidiaries.

The following summary description sets forth certain terms and provisions of the 2021 Series A 0.75% remarketable senior notes due 2026 (the “notes”), and to the extent inconsistent therewith replaces the description of the general terms and provisions of the senior debt securities set forth in the accompanying base prospectus, to which we refer you. Because this description is a summary, it does not describe every aspect of the notes and should be read together with the forms of notes, the indenture (as defined under “Description of the Notes—Ranking”) under which the notes will be issued, the supplemental indenture (as defined under “Description of the Notes—Ranking”) establishing the terms of the notes. The indenture is filed as an exhibit to, and incorporated by reference in, the registration statement of which the accompanying base prospectus is a part. In this summary, we refer to the indenture, as supplemented by the supplemental indenture, together, as the “indenture.”

The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and you should refer to the Trust Indenture Act for provisions that apply to the notes.

General

We will issue the notes as debt securities under the indenture. We may issue an unlimited amount of other securities under the indenture which are on parity with the notes.

The notes will be our unsecured and unsubordinated obligations and will rank on a parity in right of payment with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. Additional information about our current outstanding indebtedness and the relative priorities of our indebtedness is described below under “—Ranking.”

The notes will be issued in fully registered form only, without coupons. Any notes that are issued as separate securities as a result of the creation of Treasury Units or in connection with an early settlement, early settlement upon a fundamental change, a remarketing, a termination or a settlement with separate cash will be initially represented by one or more fully registered global securities (the “global securities”) deposited with the indenture trustee, as custodian for DTC, as depository, and registered in the name of DTC or DTC’s nominee. A beneficial interest in a global security will be shown on, and transfers or exchanges thereof will be effected only through, records maintained by DTC and its participants, as described below under “—Book-Entry Issuance—The Depository Trust Company.” The authorized denominations of the notes will be $1,000 and any larger amount that is an integral multiple of $1,000. However, if a holder is entitled to receive notes in an aggregate principal amount that is not an integral multiple of $1,000 upon termination of the purchase contracts as described under “Description of the Purchase Contracts—Termination” above, we will issue upon request the purchase contract agent notes in denominations of $50 and integral multiples thereof. Except in certain circumstances described below, the notes that are issued as global securities will not be exchangeable for notes in definitive certificated form.

Each Corporate Unit includes a 1/20th, or 5%, undivided beneficial ownership interest in a note having a principal amount of $1,000 that corresponds to the stated amount of $50 per Corporate Unit.

The notes will not be subject to a sinking fund provision and, prior to the purchase contract settlement date, will not be subject to defeasance. After the purchase contract settlement date, the notes will be subject to defeasance as described under “Description of Debt Securities—Senior Debt Securities—Satisfaction and

Discharge” in the accompanying base prospectus. The entire principal amount of the notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on March 1, 2026. As described below under “—Put Option upon Failed Remarketing,” holders will have the right to require us to purchase their notes under certain circumstances. Except as set forth under “—Put Option upon Failed Remarketing,” the indenture will not contain any financial covenants or restrict us from paying dividends, making investments, incurring indebtedness or repurchasing our securities. Except for the covenants described under “—Consolidation, Merger or Sale,” the indenture does not contain provisions that afford holders of the notes protection in the event we are involved in a highly leveraged transaction or other similar transaction that may adversely affect such holders. The indenture does not limit our ability to issue or incur other debt or issue preferred stock.

The notes are initially being offered in the principal amount of $160,000,000. If we issue additional Corporate Units as a result of the underwriters’ exercise of their option to buy additional Corporate Units, we will, without the consent of the holders of the notes, increase the principal amount of the notes and issue up to an additional $15,000,000 principal amount of notes having the same ranking, interest rate, maturity and other terms as the notes. Any such new notes, together with the existing notes, will constitute a single class of securities under the indenture. The existing notes and any new notes having the same terms as the notes offered hereby subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, voting waivers and amendments.

We will not pay any additional amounts to holders of the notes in respect of any tax, assessment or governmental charge.

Ranking

The notes will be issued by us under an indenture (the “base indenture”) between us and U.S. Bank (referred to herein as the “indenture trustee”), as supplemented by a supplemental indenture, the terms of which are described in this prospectus supplement (the “supplemental indenture” and, together with the base indenture, the “indenture”). We may issue under the base indenture additional debt securities that rank on parity with to the notes.

The notes will be will be our unsecured and unsubordinated obligations and will rank on a parity in right of payment with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The notes will also be effectively subordinated to all liabilities of our subsidiaries. See “Description of Debt Securities—Senior Debt Securities—Ranking” in the accompanying base prospectus.

Because we are a holding company and conduct all of our operations through our subsidiaries, our ability to meet our obligations under the notes is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. Holders of the notes will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders. As of December 31, 2020, we had $690.0 million principal amount of outstanding long-term debt that would rank on parity with the notes and had no outstanding indebtedness that would rank junior to the notes, in each case, on an unconsolidated basis. Additionally, as of December 31, 2020, our subsidiaries had approximately $1,954.6 million principal amount of outstanding debt to external sources (including securities due within one year), which would be structurally senior to the notes.

Principal and Interest

The notes will mature on March 1, 2026 (the “stated maturity date”) and will initially bear interest from the date of original issuance at the rate of 0.75% per annum. Subject to the changes to the interest payment dates made pursuant to a successful remarketing, interest will be payable quarterly on March 1, June 1, September 1 and December 1 of each year (each, an “interest payment date”), commencing on June 1, 2021, and at maturity.

Subject to certain exceptions, the indenture provides for the payment of interest on an interest payment date only to persons in whose names the notes are registered at the close of business on the record date; which will be the close of business on the 15th day of the calendar month immediately preceding the calendar month in which the applicable interest payment date falls (whether or not a business day). Notwithstanding the foregoing, any interest payable at maturity will be paid to the person to whom principal is payable. Interest will be calculated on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed in a 30-day month.

If any interest payment date, redemption date, maturity date or the date (if any) on which we are required to purchase the notes is not a business day, then the applicable payment will be made on the next succeeding day that is a business day, and no interest will accrue or be paid in respect of such delay. “Business day,” for purposes of the indenture, means any day that is not a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close or a day on which the corporate trust office of the indenture trustee is closed for business.

The interest rate on the notes may be reset in connection with a successful remarketing, as described below under “—Interest Rate Reset.” However, if there is not a successful remarketing, the interest rate will not be reset and the notes will continue to bear interest at the initial interest rate, all as described below under “—Interest Rate Reset.” Except in the case of a failed final remarketing, interest on the notes following the optional remarketing settlement date or the purchase contract settlement date, as applicable, will be payable on a semi-annual basis.

Remarketing

The notes will be remarketed as described under “Description of the Purchase Contracts—Remarketing.”

Following any successful remarketing of the notes:

•	the interest rate on the notes may be reset as described below and under “—Interest Rate Reset” below;

•	interest will be payable on the notes semi-annually on March 1 and September 1 of each year; and

•

the notes will cease to be redeemable at our option (other than in connection with the occurrence and continuance of a special event), and the provisions described under “—Redemption at Our Option” and “—Redemption Procedures” below will no longer apply to the notes.

All such modifications will take effect only if the remarketing is successful, without the consent of holders, on the optional remarketing settlement date or the purchase contract settlement date, as the case may be, and will apply to all notes, whether or not included in the remarketing. All other terms of the notes will remain unchanged.

We will use commercially reasonable efforts to ensure that, if required by applicable law, a registration statement, including a prospectus, with regard to the full amount of the notes to be remarketed will be effective under the securities laws in a form that may be used by the remarketing agent in connection with the remarketing (unless a registration statement is not required under the applicable laws and regulations that are in effect at that time or unless we conduct any remarketing in accordance with an exemption under the securities laws).

In order to remarket the notes, we may, in consultation with the remarketing agent, reset the interest rate on the notes (either upward or downward) in order to produce the required price in the remarketing, as discussed under “Description of the Purchase Contracts—Remarketing.”

Remarketing of Notes That Are Not Included in Corporate Units

At any time after we give notice of a remarketing (other than during a blackout period), holders of notes that do not underlie Corporate Units may elect to have their notes remarketed in such remarketing in the same manner as notes that underlie Corporate Units by delivering their notes along with a notice of this election to the custodial agent. The custodial agent will hold the notes separate from the collateral account in which the pledged securities will be held. Holders of notes electing to have their notes remarketed will also have the right to make or withdraw such election at any time on or prior to 4:00 p.m., New York City time, on the second business day immediately preceding the first day of an optional remarketing period or final remarketing period, as the case may be, in each case, other than during a blackout period. In the event of a successful remarketing during the optional remarketing period, each holder of separate notes that elects to have its notes remarketed will receive, for each $1,000 principal amount of notes sold, the remarketing price per note. The “remarketing price per note” means, for each $1,000 principal amount of notes, an amount in cash equal to the quotient of the remarketing Treasury portfolio purchase price divided by the number of notes having a principal amount of $1,000 included in such remarketing that are held as components of Corporate Units. For the purposes of determining the proceeds that the remarketing agent will seek to obtain for the notes in an optional remarketing, the “separate notes purchase price” means the amount in cash equal to the product of (1) the remarketing price per note and (2) the number of notes having a principal amount of $1,000 included in such remarketing that are not part of Corporate Units. In the event of a successful remarketing during the final remarketing period, each holder of separate notes that elects to have its notes remarketed will receive an amount, for each $1,000 principal amount of notes, equal to $1,000 in cash. Any accrued and unpaid interest on such notes, will be paid in cash by us, on the purchase contract settlement date.

Interest Rate Reset

In the case of a successful remarketing, the interest rate on the notes may be reset on the date of a successful remarketing and the relevant reset rate will become effective on the settlement date of the remarketing, which will be, in the case of an optional remarketing, the second business day following the optional remarketing date (or, if the remarketed notes are priced after 4:30 p.m. New York time on the optional remarketing date, the third business day following the optional remarketing date) and, in the case of the final remarketing period, the purchase contract settlement date. If a reset occurs pursuant to a successful optional remarketing, the reset rate will be the interest rate determined by us, in consultation with the remarketing agent, as the rate the notes should bear in order for the remarketing proceeds to equal at least 100% of the remarketing Treasury portfolio purchase price plus the separate notes purchase price, if any. If a reset occurs pursuant to a successful final remarketing, the reset rate will be the interest rate determined by us, in consultation with the remarketing agent, as the rate the notes should bear in order for the remarketing proceeds to equal at least 100% of the principal amount of the notes being remarketed. In any case, a reset rate may be higher or lower than the initial interest rate of the notes depending on the results of the remarketing and market conditions at that time. However, in no event will the reset rate exceed the maximum rate permitted by applicable law. In addition, following a successful remarketing, interest on notes will be payable on a semi-annual basis on March 1 and September 1 of each year.

If the notes are not successfully remarketed, the interest rate will not be reset and the notes will continue to bear interest at the initial annual interest rate of 0.75%.

The remarketing agent is not obligated to purchase any notes that would otherwise remain unsold in the remarketing. None of the Company, the remarketing agent or any agent of the Company or the remarketing agent will be obligated in any case to provide funds to make payment upon tender of notes for remarketing.

Put Option upon Failed Remarketing

If the notes have not been successfully remarketed on or prior to the last day of the final remarketing period, unless a special event redemption has previously occurred, holders of notes will have the right to require us to purchase their notes on the purchase contract settlement date, upon at least one business day’s prior notice in the case of notes that are not included in Corporate Units, at a price equal to the principal amount of such notes plus accrued and unpaid interest to, but excluding, the redemption date. In such circumstances, holders of notes that underlie Corporate Units will be deemed to have exercised such put right as described under “Description of the Purchase Contracts—Final Remarketing,” unless they settle the related purchase contracts with separate cash.

Redemption at Our Option

Except in the case of the occurrence and continuance of a special event redemption as described below, we may redeem the notes at our option only if there has been a failed final remarketing. In that event, any notes that remain outstanding after the purchase contract settlement date will be redeemable on or after June 1, 2024 at our option, in whole or in part, at any time and from time to time, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the redemption date. We may at any time irrevocably waive the right to redeem the notes for any specified period (including the remaining term of the notes). We may not redeem the notes if the notes have been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest has been paid in full on all outstanding notes for all interest periods terminating on or prior to the redemption date. Following a successful remarketing of the notes, the notes will cease to be redeemable at our option.

Redemption Procedures

We will send notice of any optional redemption to the registered holder of the notes being redeemed not less than 30 days and not more than 60 days before the redemption date. The notice of redemption will identify, among other things, the redemption date, the redemption price and that on the redemption date, the redemption price will become due and payable and that notes called for redemption will cease to accrue interest on and after the redemption date (unless there is a default on payment of the redemption price). Prior to the redemption date, we will deposit with the paying agent or the indenture trustee money sufficient to pay the redemption price of the notes to be redeemed on that date. If we redeem less than all of the notes, and the notes are issued as global securities, the notes to be redeemed will be selected by DTC in accordance with applicable DTC procedures. If the notes to be redeemed are not issued as global securities, the indenture trustee will choose the notes to be redeemed by lot or in any manner that it deems fair.

In the event the final remarketing fails and you do not settle the related purchase contracts with separate cash, if you hold notes as part of Corporate Units you will be deemed to exercise your option to put the notes to us unless you elect to settle the purchase contracts with separate cash as described under “Description of the Purchase Contracts—Notice to Settle with Cash,” and we will apply the put price against your obligations under the purchase contracts. This remedy has the effect similar to an automatic redemption of the notes, but we do not have to give you prior notice or follow any of the other redemption procedures.

We may block the transfer or exchange of (i) all notes during a period of 15 days prior to the date on which notice of selection of the notes for optional redemption is given or (ii) any note being redeemed, except with respect to the unredeemed portion of any note being redeemed solely in part.

The “Description of Debt Securities—General—Redemption” section of the accompanying base prospectus does not apply to the notes.

Special Event Redemption

If a special event occurs and is continuing, we may, at our option, redeem the notes in whole but not in part at any time at a price, which is referred to as the “special event redemption price,” equal to, for each note, the special event redemption amount described below plus accrued and unpaid interest, if any, to, but excluding the date of redemption. Installments of interest on notes which are due and payable on or prior to a redemption date will be payable to the holders of the notes registered as such at the close of business on the relevant record dates. If, following the occurrence of a special event, we exercise our option to redeem the notes, the proceeds of the redemption will be payable in cash to the holders of the notes which are not part of Corporate Units. If the special event redemption occurs prior to a successful remarketing of the notes, or if the notes are not successfully remarketed, prior to the purchase contract settlement date, the special event redemption price for the notes that are components of the Corporate Units at the time of the special event redemption will be distributed to the collateral agent, who in turn will purchase the Treasury portfolio described below on behalf of the holders of Corporate Units and remit the remainder of the redemption price, if any, to the purchase contract agent for payment to the holders. Thereafter, the applicable ownership interests in the Treasury portfolio will be substituted for the applicable ownership interests in the notes and the treasury securities referred to in the first clause of the “special event Treasury portfolio” described below will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligations to purchase our common stock under the purchase contracts.

“Special event” means either an accounting event or a tax event, each as defined below.

“Accounting event” means the receipt by the audit committee of our board of directors (or, if there is no such committee, by such board of directors) of a written report in accordance with Statement on Auditing Standards (“SAS”) No. 97, “Amendment to SAS No. 50—Reports on the Application of Accounting Principles,” from our independent auditors, provided at the request of our management, to the effect that, as a result of a change in accounting rules that becomes effective after the date of original issuance of the notes, we must either (1) account for the purchase contracts as derivatives (or otherwise mark-to-market or measure the fair value of all or any portion of the purchase contracts with changes appearing in our income statement) or (2) account for the Equity Units using the if-converted method, and that such accounting treatment will cease to apply upon redemption of the notes.

“Tax event” means the receipt by us of an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that there is more than an insubstantial risk that interest payable by us on the notes would not be deductible, in whole or in part, by us for U.S. federal income tax purposes as a result of any amendment to, change in, or announced proposed change in, the laws, or any regulations thereunder, of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, any amendment to or change in an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority or any interpretation or pronouncement by any legislative body, court, governmental agency or regulatory authority that provides for a position with respect to any such laws or regulations that differs from the generally accepted position on the date of this prospectus supplement, which amendment, change or proposed change is effective or which interpretation or pronouncement is announced on or after the date of this prospectus supplement.

“Special event redemption amount” means

•

in the case of a special event redemption occurring prior to the earlier of (1) a successful remarketing or (2) the purchase contract settlement date, for each note, the product of the principal amount of that note and a fraction, the numerator of which is the special event Treasury portfolio purchase price and the denominator of which is the aggregate principal amount of the notes included in Corporate Units on the special event redemption date, and

•

in the case of a special event redemption occurring on or after the earlier of (1) a successful remarketing or (2) the purchase contract settlement date, for each note outstanding on the special event redemption date, the principal amount of the note.

Depending on the special event Treasury portfolio purchase price, the special event redemption amount could be less than or greater than the principal amount of the note.

As used in this context, “special event Treasury portfolio purchase price” means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City to the quotation agent on the business day immediately preceding the special event redemption date for the purchase of the special event Treasury portfolio for settlement on the special event redemption date.

“Special event Treasury portfolio”, means the Treasury portfolio to be purchased in connection with a special event redemption, which will consist of:

•

U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the principal amount of the notes underlying the undivided beneficial ownership interests in the notes included in the Corporate Units on the special event redemption date; and

•

with respect to each scheduled interest payment date on the notes that occurs after the special event redemption date and on or prior to March 1, 2024, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to such scheduled interest payment date in an aggregate amount at maturity equal to the aggregate interest payment that would be due on the aggregate principal amount of the notes that would have been components of the Corporate Units on that date (assuming no special event redemption) and assuming that interest accrued from and including the special event redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of notes to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest shall cease to accrue on the notes. In the event any notes are called for redemption, neither we nor the indenture trustee will be required to register the transfer of or exchange the notes to be redeemed.

Events of Default

The Events of Default and related provisions set forth under “Description of Debt Securities—Senior Debt Securities—Events of Default” in the accompanying base prospectus will apply to the notes. In addition, an “Event of Default” with respect to the notes will occur if we fail to pay the purchase price of any note on the purchase contract settlement date, if required under “—Put Option upon Failed Remarketing” above.

The holders of a majority in principal amount of outstanding notes may waive a default or Event of Default, other than a default in the payment of principal of, or interest on, the notes (including the redemption price or purchase price of the notes, if applicable), or a default or Event of Default with respect to a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding note.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest, the court could disallow recovery of such portion.

Consolidation, Merger or Sale

We will agree not to merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any person unless (i) either we are the continuing corporation, or the successor corporation (if other than us) is a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation expressly assumes the due and punctual payment of the principal of and interest on the notes, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by us by supplemental indenture in form satisfactory to the indenture trustee, executed and delivered to the indenture trustee by such corporation, and (ii) we or such successor corporation, as the case may be, will not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

In case of any such consolidation, merger or conveyance, such successor corporation will succeed to and be substituted for us, with the same effect as if it had been named as us in the indenture, and in the event of such conveyance (other than by way of a lease), we will be discharged of all of our obligations and covenants under the indenture and the notes.

This “—Consolidation, Merger or Sale” section replaces the “Description of Debt Securities—General—Consolidation, Merger or Sale of Assets” section of the accompanying base prospectus in its entirety.

Modification of Indenture

Without Holder Consent

Without the consent of any holders of notes, we and the indenture trustee may from time to time amend or supplement the indenture and the notes for the following purposes:

•

to evidence the succession of another corporation to us, or successive successions, and the assumption by such successor corporation of our covenants, agreements and obligations pursuant to the provisions described under “—Consolidation, Merger or Sale”;

•

to add to our covenants such further covenants, restrictions or conditions as we in good faith consider to be for the protection of the holders of the notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default; provided that such supplemental indenture may provide for a particular grace period or an immediate enforcement upon such default or limit the remedies available to the indenture trustee upon such default;

•

to change or eliminate any provision of the indenture; provided, however, that any such change or elimination becomes effective only when there are no notes outstanding, or the notes are not entitled to the benefit of such provision;

•

as determined by us in good faith, to cure any ambiguity or to correct or supplement any provision contained in the indenture that may be defective or inconsistent with any other provisions contained therein, or to make such other provision in regard to matters or questions arising under the indenture; provided that such action will not adversely affect the interest of the holders of the notes in any material respect;

•	to mortgage or pledge to the indenture trustee as security for the notes any property or assets that we may desire to mortgage or pledge as security for the notes;

•	to qualify, or maintain the qualification of, the indenture under the Trust Indenture Act;

•

following the purchase contract settlement date, to supplement any of the provisions of the notes to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the notes pursuant to the indenture, provided that any such action will not adversely affect the interests of any holder of any note in any material respect;

•	to set forth the terms of the notes following a successful remarketing to incorporate the reset interest rate and semi-annual interest payment dates; and

•

to conform the terms of the indenture and the notes to the descriptions thereof contained in the “Description of the Notes,” “Description of the Equity Units,” “Description of the Purchase Contracts” and “Certain Provisions of the Purchase Contract and Pledge Agreement” sections in the preliminary prospectus supplement for the Equity Units, as supplemented or amended by the related pricing term sheet.

With Holder Consent

Under the indenture, supplemental indentures for the purposes of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of the notes under the indenture may be entered into by us, when authorized by board resolution, and the indenture trustee, with the consent of the holders of not less than a majority in principal amount of the notes. However, no such supplemental indenture shall:

•	change the maturity of the notes, or reduce the rate or extend the time of payment of any interest thereon or on any overdue principal amount or reduce the principal amount thereof, or change the provisions pursuant to which the rate of interest on the notes is determined if such change could reduce the rate of interest thereon, or reduce the minimum rate of interest thereon (if any), or reduce any amount payable upon any redemption thereof, or reduce the amount to be paid at maturity or make the principal thereof or any interest thereon or on any overdue principal amount payable in any coin or currency other than U.S. dollars without the consent of the holder of each note so affected;

•	reduce the percentage of notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all notes then outstanding;

•

modify any of the provisions of the indenture relating to modifications, waivers of our compliance with covenants thereunder or direction of the indenture trustee by holders of notes, except to increase the percentage of holders who must consent thereto or to provide that certain other provisions cannot be modified or waived without the consent of the holders of all notes then outstanding;

•	modify the provisions relating to the subordination of the notes in a manner adverse to the holders thereof without the consent of the holder of each note so affected;

•	modify the put right of holders of the notes upon a failed remarketing in a manner materially adverse to the holders without the consent of the holder of each note so affected; or

•	modify the remarketing provisions of the notes in a manner materially adverse to the holders without the consent of the holder of each note so affected.

For the avoidance of doubt, the immediately preceding sentence will not limit our ability to modify the terms of the notes in connection with a remarketing that is made in accordance with the terms of the indenture.

A supplemental indenture that changes or eliminates any covenant or other provision of the indenture expressly included solely for the benefit of holders of securities other than the notes, or which modifies the rights of the holders of securities other than the notes with respect to such covenant or other provision, will be deemed not to affect the rights under the indenture of the holders of the notes.

We may omit to comply with any covenant or condition contained in the indenture if holders of a majority in principal amount of the notes waive such compliance.

The “Description of Debt Securities—Senior Debt Securities—Modification and Waiver” section of the accompanying base prospectus does not apply to the notes.

Title

Prior to due presentment for registration of transfer of any note, we, the indenture trustee and any agent of ours or the indenture trustee may deem and treat the person in whose name such note is registered as the absolute owner of such note (whether or not payments in respect of such note are overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or an account of the principal of and interest on such note and for all other purposes; and neither we nor the indenture trustee nor any agent of ours or the indenture trustee will be affected by any notice to the contrary.

Governing Law

The indenture and the notes provide that they will be governed by and for all purposes construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles thereof).

The Indenture Trustee

The trustee under the indenture will be U.S. Bank. We and certain of our affiliates maintain banking and credit relationships with U.S. Bank. U.S. Bank also serves as trustee of some of our pension plans. U.S. Bank and its affiliates have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.

Book-Entry Issuance—The Depository Trust Company

The notes that form a part of the Corporate Units will be issued in fully registered form and will be registered in the name of the purchase contract agent. The notes that do not form a part of the Corporate Units will be evidenced by one or more global notes registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. Such global notes will be deposited with the indenture trustee as custodian for DTC. See “Certain Provisions of the Purchase Contract and Pledge Agreement—Book-Entry System” for a description of DTC.

Purchases of the notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which they purchased the notes. Transfers of ownership interests on the notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by direct participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Notices will be sent to DTC.

Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the voting or consenting rights of Cede & Co. to those direct participants to whose accounts the notes are credited on the record date. We believe that these arrangements will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of the notes.

Payments of principal and interest on the notes will be made to Cede & Co. (or such other nominee of DTC). DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the indenture trustee, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of each participant and not of DTC, the indenture trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or other such nominee of DTC) is our responsibility. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

In a few special situations described below, a book-entry security representing Spire securities will terminate and interests in it will be exchanged for physical certificates representing the securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to you. You must consult your bank, broker or other financial institution to find out how to have your interests in the securities transferred to your name, so that you will be a direct holder.

The special situations for termination of a global security representing the notes are:

•

DTC notifies us that it is unwilling or unable to continue as depository for that global security or DTC ceases to be a “clearing agency” registered under the Exchange Act and we are unable to find a qualified replacement for DTC within 90 days; or

•

any Event of Default with respect to the notes has occurred and is continuing, or any other event has occurred and is continuing, which after notice or lapse of time, would become an Event of Default with respect to the notes, and any beneficial owner requests that its beneficial interest be exchanged for a physical certificate.

DTC may discontinue providing its services as securities depository with respect to the notes at any time by giving us or the indenture trustee reasonable notice. In the event no successor securities depository is obtained, certificates for the notes will be printed and delivered.

The information in this section concerning DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take any responsibility for the accuracy of this information.

The indenture trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the indenture or under applicable law with respect to any transfer of any interest in any note (including any transfers between or among direct participant of DTC or beneficial owners of interests in any note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the indenture trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by DTC.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion describes the material U.S. federal income tax consequences to U.S. holders (as defined below) and non-U.S. holders (as defined below) of the purchase, ownership and disposition of Equity Units acquired in this offering and our common stock acquired under a purchase contract. This discussion is based on current provisions of the Code, U.S. Treasury regulations promulgated thereunder, and administrative rulings and judicial decisions, each as in effect as of the date of this prospectus supplement. These authorities may change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth herein.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Equity Units that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of Equity Units that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Equity Units, the tax treatment of a person treated as a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding Equity Units should consult their tax advisors regarding the tax consequences to them of the purchase, ownership and disposition of Equity Units.

This discussion is limited to beneficial owners who purchase the Equity Units in the initial offering at their “issue price” (the first price at which a substantial amount of the Equity Units is sold for cash (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)) and who hold the Equity Units as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the tax considerations applicable to subsequent purchasers of the Equity Units. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of such beneficial owner’s particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, or that may apply to beneficial owners subject to special rules under the U.S. federal income tax laws (including, for example, financial institutions, dealers in securities, traders in securities that elect mark-to-market treatment, insurance companies, tax-exempt entities, entities or arrangements treated as partnerships for U.S. federal income tax purposes, certain former citizens or former long-term residents of the United States, beneficial owners who hold the Equity Units as part of a hedge, straddle, constructive sale or conversion transaction, and shareholders in “controlled foreign corporations” or “passive foreign investment companies” that hold the Equity Units). This discussion does not address the tax consequences applicable to holders subject to Section 451(b) of the Code. This discussion also does not address U.S. federal tax laws other than those pertaining to the income tax, nor does it address any aspects of U.S. state, local, non-U.S. or other tax laws. Accordingly, prospective investors should consult their tax advisors regarding the U.S. federal, state, local, non-U.S. income and other tax considerations of the purchase, ownership and disposition of the Equity Units or common stock acquired under a purchase contract.

The IRS has issued a Revenue Ruling addressing certain aspects of instruments similar to the Equity Units. In the Revenue Ruling, the IRS concluded that, for U.S. federal income tax purposes, an interest in a unit comprising a note and a purchase contract would be treated as a separate interest in such note and a separate interest in such purchase contract. The IRS also concluded that the notes issued as part of such unit were treated as debt for U.S. federal income tax purposes. However, the terms of the Equity Units, which are complex financial instruments, vary in some respects from the terms of the units addressed by the IRS in the Revenue Ruling, and there is no statutory, judicial or administrative authority directly addressing the tax treatment of instruments with substantially identical terms as the Equity Units. Thus, no assurance can be given that the conclusions in the Revenue Ruling would apply to the Equity Units. As a result, the U.S. federal income tax consequences of the purchase, ownership and disposition of the Equity Units are not entirely clear. We have not sought any rulings concerning the treatment of the Equity Units, and the tax consequences described herein are not binding on the IRS or the courts, either of which could disagree with the explanations or conclusions contained in this summary.

THIS SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE EQUITY UNITS, NOTES, TREASURY SECURITIES, TREASURY PORTFOLIO, PURCHASE CONTRACTS OR OUR COMMON STOCK. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS) OF PURCHASING, OWNING AND DISPOSING OF THE EQUITY UNITS, NOTES, TREASURY SECURITIES, TREASURY PORTFOLIO, PURCHASE CONTRACTS AND OUR COMMON STOCK.

U.S. Holders

Equity Units

Allocation of Purchase Price

The terms of the Equity Units are similar to the units considered in the Revenue Ruling noted above, although they vary in some respects. Based on that Revenue Ruling, although the matter is not free from doubt, a U.S. holder’s acquisition of a Corporate Unit pursuant to this offering will be treated for U.S. federal income tax purposes as an acquisition of a unit consisting of two components—a separate undivided beneficial ownership interest in each of the note and the purchase contract constituting such Corporate Unit. Unless the context otherwise requires, each reference herein to “note” or “notes” (or “Treasury security” or “Treasury securities” or “Treasury portfolio”) is a reference to a beneficial owner’s undivided beneficial interest in the notes (or the Treasury securities or the Treasury portfolio). Assuming a Corporate Unit is treated as consisting of two components (the note and purchase contract), the notes will be treated as indebtedness for all U.S. federal income tax purposes, and we, and you, by your acceptance of a beneficial ownership interest in the notes, agree to treat the notes as indebtedness for all U.S. federal income tax purposes. The remainder of this discussion assumes that a holder of an Equity Unit will be treated as owning the note (or Treasury portfolio, if applicable) and the purchase contract and that the note will be treated as indebtedness of the Company.

The purchase price of each Corporate Unit will be allocated between the note and the purchase contract in proportion to their respective fair market values at the time of purchase. Such allocation will establish a U.S. holder’s initial tax basis in the note and the purchase contract. We will report the initial fair market value of each note as $50 and the initial fair market value of the purchase contract as $0 and by purchasing a Corporate Unit, a U.S. holder will be deemed to agree to such allocation. This allocation is not, however, binding on the IRS. The remainder of this discussion assumes that this allocation of the purchase price will be respected for U.S. federal income tax purposes.

Ownership of Notes, Treasury Securities or Treasury Portfolio

We and, by purchasing Corporate Units, each U.S. holder agree to treat the notes, the Treasury securities or the applicable ownership interest in the Treasury portfolio constituting a part of the Equity Units as owned separately by such U.S. holder for U.S. federal income tax purposes, and the remainder of this discussion assumes such treatment.

Sale, Exchange or Other Taxable Disposition of the Equity Units

Upon a sale, exchange or other taxable disposition of an Equity Unit (collectively, a “disposition”), a U.S. holder will be treated as having sold, exchanged or disposed of each of the purchase contract and its undivided beneficial ownership interest in the note or the Treasury securities or the Treasury portfolio, as the case may be, that constitute such Equity Units. The proceeds realized on such disposition will be allocated between the purchase contract and the note or the Treasury securities or the Treasury portfolio, as the case may be, in proportion to their respective fair market values at the time of such disposition. As a result, as to each of the purchase contract and the note or the Treasury securities or the Treasury portfolio, as the case may be, a U.S. holder generally will recognize gain or loss upon such disposition equal to the difference between (i) the portion of the proceeds received by such U.S. holder that is allocable to the purchase contract and the note or the Treasury securities or the Treasury portfolio, as the case may be, and (ii) such U.S. holder’s adjusted tax basis in the purchase contract and such note or Treasury securities or Treasury portfolio, respectively. For purposes of determining gain or loss, the proceeds received by such U.S. holder upon such disposition (i) will not include any amount properly attributable to accrued but unpaid interest on the note or the Treasury portfolio, which amount will be taxable as ordinary interest income to the extent not previously included in income by such U.S. holder, and (ii) may not include any amount properly attributable to accrued contract adjustment payments, which amount may be treated as ordinary income to the extent not previously included in income by such U.S. holder. In the case of the notes (assuming the treatment described below under “The Notes—Treatment of the Notes”), the Treasury securities or the Treasury portfolio, any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. holder held such notes, Treasury securities or Treasury portfolio for a period of more than one year. In the case of the purchase contract, any such gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. holder held such purchase contract for a period of more than one year. Long-term capital gains recognized by non-corporate U.S. holders are subject to reduced rates. The deductibility of capital losses is subject to limitations.

If the sale, exchange or other taxable disposition of an Equity Unit by a U.S. holder occurs when the purchase contract has a negative value, the U.S. federal income tax consequences are, in the absence of any authorities on point, unclear. U.S. holders should consult their tax advisors regarding a disposition of an Equity Unit at a time when the purchase contract has a negative value.

The Notes

Treatment of the Notes

Based on our interpretation of the current U.S. Treasury regulations, we intend to treat the notes as “variable rate debt instruments” that are subject to applicable U.S. Treasury regulations that apply to “reset bonds” and that mature, solely for purposes of the original issue discount (“ OID”) rules, on the date immediately preceding the purchase contract settlement date, for an amount equal to 100% of their principal amount. The remainder of this discussion assumes that the notes will be treated in the manner described above. However, there are no U.S. Treasury regulations, rulings or other authorities that address the U.S. federal income tax treatment of debt instruments that are substantially similar to the notes, and therefore the U.S. federal income tax treatment of the notes is unclear. See “—Possible Alternative Characterizations” below.

Based on the foregoing, we believe the notes will not be treated as issued with OID, so that stated interest on the notes will be treated as “qualified stated interest” under applicable U.S. Treasury regulations and, as stated above, U.S. holders will generally be taxed on such stated interest as ordinary income at the time it is paid or accrued in accordance with their regular method of tax accounting.

A U.S. holder’s initial tax basis in a note will equal the portion of the purchase price for the Equity Unit allocated to the note as described under “—Equity Units—Allocation of Purchase Price” above.

Sale, Exchange, Remarketing or Other Taxable Disposition of Notes

Upon a sale, exchange or other taxable disposition of a note (including upon the remarketing of the notes or a special event redemption), a U.S. holder will recognize gain or loss in an amount equal to the difference between the amount realized by such U.S. holder on such disposition of the note and such U.S. holder’s adjusted tax basis in the note, except to the extent such U.S. holder is treated as receiving accrued but unpaid interest, which is taxable as ordinary interest income if not previously included in such U.S. holder’s income. Any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. holder held such note for a period of more than one year. Long-term capital gains recognized by non-corporate U.S. holders are subject to reduced rates. The deductibility of capital losses is subject to limitations.

If a U.S. holder does not participate in the remarketing, any reset of the interest rate and/or modification of the redemption provisions of the notes in connection with the remarketing generally will not cause such U.S. holder to be treated as having sold, exchanged or otherwise disposed of its notes.

Possible Alternative Characterizations

As mentioned above, there are no U.S. Treasury regulations, rulings or other authorities that address the U.S. federal income tax treatment of debt instruments that are substantially similar to the notes, and therefore the U.S. federal income tax treatment of the notes is unclear and other alternative characterizations are possible. For example, it is possible that the notes could be treated as “contingent payment debt instruments” for U.S. federal income tax purposes. In that event, a U.S. holder would generally be required, among other things, to (1) accrue interest income based on a projected payment schedule and comparable yield, which may be a higher rate than the stated interest rate on the notes, regardless of such U.S. holder’s regular method of tax accounting, and (2) treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, redemption or other taxable disposition of a note.

U.S. holders should consult their tax advisors regarding alternative characterizations and treatments of the notes.

Treasury Securities

Substitution of Treasury Securities to Create Treasury Units and Substitution of notes to Recreate Corporate Units

U.S. holders of Corporate Units who deliver Treasury securities to the collateral agent in substitution for notes generally will not recognize gain or loss upon their delivery of such Treasury securities or their receipt of the notes. Similarly, U.S. holders of Treasury Units who deliver notes to the collateral agent in substitution for Treasury securities will not recognize gain or loss upon their delivery of such notes or their receipt of the Treasury securities. In each case, the U.S. holder will continue to take into account items of income otherwise includible with respect to such Treasury securities and notes, and its adjusted tax bases in, and holding periods for, the Treasury securities, the notes and the purchase contract will not be affected by such delivery and release.

Interest Income, Original Issue Discount and Acquisition Discount

Treasury Strips

If a Treasury Unit or, following a successful remarketing or special event redemption, the Treasury portfolio contains Treasury strips, a U.S. holder will be required to treat its ownership interest in the Treasury securities constituting part of the Treasury Unit or Treasury portfolio as an interest in a bond that is originally issued on the date the holder acquires the Treasury securities and, in the case of Treasury securities with a maturity of more than a year, has OID equal to the excess of the amount payable at maturity of the Treasury securities over the purchase price thereof, or, in the case of Treasury securities with a maturity of a year or less, was acquired with acquisition discount equal to the excess of the amount payable at maturity of the Treasury securities over the purchase price thereof. A U.S. holder will be required to include any OID in income on a constant yield to maturity basis over the period between the purchase date of the Treasury securities and the maturity date of the Treasury securities, regardless of the holder’s method of tax accounting and in advance of the receipt of cash attributable to the OID. A U.S. holder that is a cash method taxpayer will not report acquisition discount until the Treasury securities mature or the holder sells, exchanges or otherwise disposes of the Treasury securities in a taxable transaction, unless the holder elects to accrue the acquisition discount on a current basis. If a U.S. holder does not elect to accrue acquisition discount on a current basis, any interest expense on indebtedness used to purchase or carry the Treasury securities, to the extent it does not exceed the daily portions of acquisition discount with respect to the Treasury securities, will be deferred until the acquisition discount is recognized. A U.S. holder that is an accrual method taxpayer (or a cash method taxpayer that elects to accrue acquisition discount) will be required to accrue the acquisition discount on a straight-line basis unless the holder elects to accrue the acquisition discount on a constant yield to maturity basis. Amounts of OID or acquisition discount included in a U.S. holder’s gross income will increase the holder’s adjusted tax basis in the Treasury securities.

Other Treasury Securities

Following a successful remarketing or special event redemption, if the Treasury portfolio contains interest-paying securities that are not Treasury strips, a U.S. holder will be required to recognize ordinary income to the extent of such U.S. holder’s pro rata portion of the interest paid with respect to such Treasury securities. In the case of any Treasury security with a maturity of one year or less from the date of its issue (a “short-term Treasury security”), a U.S. holder will be required to treat the acquisition discount other than attributable to interest payments (i.e., the excess of the amount payable at maturity with respect to such short-term Treasury security over such U.S. holder’s tax basis in such short-term Treasury security) in the manner described above under “—Treasury Securities—Interest Income, Original Issue Discount and Acquisition Discount.”

Tax Basis in and Disposition of Treasury Securities

A U.S. holder’s initial tax basis in such U.S. holder’s applicable ownership interest in the Treasury portfolio will equal such U.S. holder’s proportionate share of the amount paid by the collateral agent for the Treasury portfolio. A U.S. holder’s initial tax basis in a Treasury security constituting part of a Treasury Unit generally will equal the amount paid by such U.S. holder. A U.S. holder’s adjusted tax basis in the applicable Treasury security will be increased by the amount of OID or acquisition discount included in such U.S. holder’s gross income with respect thereto and decreased by the amount of cash received other than any payments of qualified stated interest with respect to the Treasury portfolio.

Upon the disposition or maturity of a U.S. holder’s Treasury securities (or pro rata portion of the Treasury securities in the Treasury portfolio), such U.S. holder will recognize gain or loss on the difference between the amount realized and its adjusted tax basis in such Treasury securities. Such gain or loss will generally be capital gain or loss, except to the extent of any accrued OID or acquisition discount not yet recognized in income, which will be treated as ordinary income.

Purchase Contracts

Contract Adjustment Payments

There is no direct authority addressing the U.S. federal income tax treatment of the contract adjustment payments, and such treatment is, therefore, unclear. Contract adjustment payments may constitute taxable ordinary income to U.S. holders when received or accrued, in accordance with their regular method of tax accounting. To the extent we are required to file information returns with respect to contract adjustment payments, we intend to report such payments as taxable ordinary income to U.S. holders. The following discussion assumes that the contract adjustment payments are so treated for U.S. federal income tax purposes. However, other tax treatments are possible. In addition, if we exercise our right to defer contract adjustment payments, a U.S. holder may be required to continue to recognize income for U.S. federal income tax purposes in respect of the contract adjustment payments in advance of the receipt of any corresponding cash payments. U.S. holders should consult their tax advisors concerning the treatment of contract adjustment payments, including the possibility that any contract adjustment payment may be treated as a purchase price adjustment, rebate or payment analogous to an option premium, rather than being includible in income on a current basis, as well as the treatment of deferred contract adjustment payments, if any. The U.S. federal income tax treatment of contract adjustment payments and deferred contract adjustment payments, if any, could affect a U.S. holder’s adjusted tax basis in a purchase contract or our common stock received under a purchase contract or the amount realized by a U.S. holder upon the sale or other disposition of an Equity Unit or the termination of a purchase contract.

Acquisition of Our Common Stock Under a Purchase Contract

A U.S. holder generally will not recognize gain or loss on the purchase of our common stock under a purchase contract, except with respect to any cash paid to such U.S. holder in lieu of a fractional share of our common stock, which should be treated as paid in respect of such fractional share. A U.S. holder’s aggregate initial tax basis in our common stock received under a purchase contract should generally equal the purchase price paid for such common stock plus the properly allocable portion of such U.S. holder’s adjusted tax basis (if any) in the purchase contract, less the portion of such purchase price and adjusted tax basis allocable to the fractional share. The holding period for our common stock received under a purchase contract will commence on the day following the acquisition of such common stock.

Early Settlement of Purchase Contract

A U.S. holder will not recognize gain or loss on the receipt of its ownership interest in the notes, the Treasury securities or the Treasury portfolio upon early settlement of a purchase contract, and will have the same adjusted tax basis in such notes or Treasury securities or the Treasury portfolio as before such early settlement. The U.S. federal income tax consequences of the acquisition of our common stock under the purchase contract would be the same as those described above under “—Acquisition of Our Common Stock Under a Purchase Contract.”

Termination of Purchase Contract

If a purchase contract terminates, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized (if any) upon such termination and such U.S. holder’s adjusted tax basis (if any) in the purchase contract at the time of such termination. Such gain or loss generally will be capital gain or loss. The deductibility of capital losses is subject to limitations. A U.S. holder will not recognize gain or loss on the return of such U.S. holder’s ownership interest in the notes, the Treasury securities or the Treasury portfolio upon termination of the purchase contract and will have the same adjusted tax basis in such notes, Treasury securities or the Treasury portfolio as before such termination.

Adjustment to Settlement Rate

A U.S. holder may be treated as having received a constructive distribution from us if (1) a settlement rate is adjusted (or fails to be adjusted) and as a result of such adjustment (or failure to adjust), the proportionate interest of such U.S. holder in our assets or earnings and profits is increased and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in a settlement rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a U.S. holder for taxable distributions with respect to our common stock. Thus, under certain circumstances, an increase in (or failure to decrease) a settlement rate might give rise to a taxable dividend to U.S. holders even though such U.S. holders would not receive any cash related thereto. Any deemed distributions will be taxable as a dividend, return of capital or capital gain in accordance with the earnings and profits rules described below.

Ownership and Disposition of Our Common Stock Acquired under the Purchase Contract

Any distribution on our common stock generally will be treated as a dividend to a U.S. holder of our common stock to the extent of our current and accumulated earnings and profits, as determined under U.S. federal income tax principles at the end of the tax year in which the distribution occurs. Distributions on our common stock that do constitute dividends generally will be “qualified dividends” subject to preferential rates of U.S. federal income tax, if received by a non-corporate U.S. holder (and provided certain other requirements are met), and eligible for the dividends-received deduction, if received by a corporate U.S. holder (subject to exceptions and restrictions). To the extent the distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital to the extent of the U.S. holder’s adjusted tax basis in the common stock and thereafter as gain from the sale or exchange of that stock.

Upon a disposition of our common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized and its adjusted tax basis in such common stock. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period in respect of such common stock is more than one year. Long-term capital gains recognized by non-corporate U.S. holders are subject to reduced rates. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Information reporting generally will apply to payments made by us on, or the proceeds from the sale or other disposition of, the Equity Units (or any component thereof) or shares of our common stock, unless the U.S. holder establishes that it is an exempt recipient. In addition, U.S. federal backup withholding may apply to such payments if the U.S. holder fails to provide a properly completed and executed IRS Form W-9 providing such U.S. holder’s correct taxpayer identification number and certifying that such U.S. holder is not subject to backup withholding or otherwise fails to establish an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS.

Non-U.S. Holders

By purchasing Corporate Units, each Non-U.S. holder agrees to treat the notes, the Treasury securities or the applicable ownership interest in the Treasury portfolio constituting a part of the Equity Units as owned separately by such non-U.S. holder for U.S. federal, state and local income tax purposes.

U.S. Federal Withholding Tax

Interest on the Notes, the Treasury Securities and the Treasury Portfolio

Subject to the discussion below under “—Information Reporting and Backup Withholding” and “—FATCA Withholding,” payments of interest (including OID and acquisition discount) on the notes, the Treasury securities and the Treasury portfolio to a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax under the “portfolio interest exemption,” provided that:

•	such interest is not effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States;

•	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	the non-U.S. holder is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of the Code; and

•

either (a) the beneficial owner of the notes provides a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form or successor form) certifying, under penalties of perjury, that it is not a “U.S. person” (as defined in the Code) and providing its name and address or (b) a financial institution that holds the notes on behalf of the beneficial owner certifies, under penalties of perjury, that it has received such properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form or successor form) from the beneficial owner and provides a copy thereof.

If a non-U.S. holder cannot satisfy one of the last three requirements described above and interest on the notes, the Treasury securities or the Treasury portfolio is not exempt from withholding because it is effectively connected with the conduct of a trade or business in the United States, payments of interest on the notes, the Treasury securities or the Treasury portfolio, as applicable, will generally be subject to U.S. federal withholding tax at a rate of 30%, unless an applicable treaty prescribes a lower rate or exemption.

Any interest payments that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment of the non-U.S. holder in the United States) generally are not subject to U.S. federal withholding tax, provided that the non-U.S. holder complies with applicable certification and other requirements. Instead, such payments generally will be subject to U.S. federal income tax on a net income basis and at regular U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

Dividends and Other Distributions with Respect to Our Common Stock and Contract Adjustment Payments

Any distribution on our common stock generally will be treated as a dividend to a non-U.S. holder of our common stock to the extent of our current and accumulated earnings and profits, as determined under U.S. federal income tax principles at the end of the tax year in which the distribution occurs. To the extent the distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital to the extent of the non-U.S. holder’s adjusted tax basis in the common stock and thereafter as gain from the sale or exchange of that stock and will be treated as described below under “—Sale, Exchange, Remarketing or Other Taxable Disposition of the Equity Units, the Notes, the Treasury Securities, the Treasury Portfolio, the Purchase Contract or Common Stock.”

Subject to the discussion below, U.S. federal withholding tax generally will apply to dividends, if any (and generally any deemed or constructive dividends resulting from certain adjustments or failures to make an adjustment with respect to the purchase contracts as described under “—U.S. Holders—Purchase Contracts—Adjustment to Settlement Rate”), paid on the shares of common stock acquired under the purchase contract. It is possible that U.S. federal withholding tax on deemed dividends would be withheld from any interest or other amounts paid to a non-U.S. holder. We also expect U.S. federal withholding tax to be withheld on any contract adjustment payments made to a non-U.S. holder with respect to a purchase contract.

Accordingly, dividends, if any (including any deemed or constructive dividends), paid with respect to shares of common stock and contract adjustment payments made to a non-U.S. holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty, unless effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment of the non-U.S. holder in the United States) and such non-U.S. holder provides a properly completed and executed IRS Form W-8ECI (or successor form). In order to claim an exemption from or reduction of withholding under an applicable income tax treaty, a non-U.S. holder generally must furnish a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) prior to the payment date. Non-U.S. holders eligible for an exemption from or reduced rate of U.S. federal withholding tax under an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

Any dividend payments (including deemed or constructive dividends) or contract adjustment payments to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment of the non-U.S. holder in the United States) generally are not subject to U.S. federal withholding tax, provided that the non-U.S. holder complies with applicable certification and other requirements. Instead, such payments generally will be subject to U.S. federal income tax on a net income basis and at regular U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

Sale, Exchange, Remarketing or Other Taxable Disposition of the Equity Units, the Notes, the Treasury Securities, the Treasury Portfolio, the Purchase Contract or Common Stock

Subject to the discussion below under “—Information Reporting and Backup Withholding” and “—FATCA Withholding,” except (i) potentially with respect to any amounts attributable to accrued and unpaid contract adjustment payments, which will be treated as described above under “—U.S. Federal Withholding Tax—Dividends and Other Distributions with Respect to Our Common Stock and Contract Adjustment Payments,” and (ii) with respect to any accrued and unpaid interest (including OID and acquisition discount), which will be treated as described above under “—U.S. Federal Withholding Tax—Interest on the Notes, the Treasury Securities and the Treasury Portfolio,” a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange, remarketing or other taxable disposition (including a special event redemption) of Equity Units, the notes, the Treasury securities, the Treasury portfolio, purchase contracts or common stock acquired under a purchase contract, as the case may be, unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; or

•

the non-U.S. holder, by virtue of holding a purchase contract or shares of our common stock, is considered to own an interest in a U.S. real property holding corporation (“USRPHC”) and does not meet the criteria for exemption from U.S. federal income tax.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis and at regular U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a foreign corporation also may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), which may be offset by U.S. source capital losses, if any, of the non-U.S. holder.

We believe that we may have been, may currently be, or may become, a USRPHC. If we are or become a USRPHC, so long as our common stock continues to be regularly traded on an established securities market, (1) a non-U.S. holder will not be subject to U.S. federal income tax on the disposition of our common stock so long as such non-U.S. holder has not held (at any time during the shorter of the five year period preceding the date of disposition or such non-U.S. holder’s holding period) more than 5% (actually or constructively) of our total outstanding common stock and (2) a non-U.S. holder generally will not be subject to U.S. federal income tax on the disposition of a purchase contract if either (A) on the day it acquired its purchase contracts, they had a fair market value less than or equal to 5% of the fair market value of our common stock (in the case where the purchase contracts are not regularly traded) or (B) such non-U.S. holder has not held (at any time during the shorter of the five year period preceding the date of disposition or such non-U.S. holder’s holding period) more than 5% (actually or constructively) of the purchase contracts (in the case where the purchase contracts are regularly traded). If, however, our common stock ceases to be regularly traded on an established securities market, a non-U.S. holder held more than 5% (actually or constructively) of our total outstanding common stock (or, if applicable, our purchase contracts) during the relevant period, or the purchase contracts are not regularly traded and such holder’s purchase contracts had a fair market value greater than 5% of the fair market value of our common stock on the date such purchase contracts were acquired, a non-U.S. holder will be subject to U.S. federal income tax on the disposition of our common stock or the purchase contract, as applicable. We expect that our common stock will be regularly traded on an established securities market, but this cannot be assured. We do not know if the purchase contracts will be regularly traded on an established securities market. If the purchase contracts are not regularly traded, a non-U.S. holder may be subject to U.S. federal withholding tax under certain circumstances. Prospective investors should consult their own tax advisors regarding the application of the exception for certain interests in publicly traded corporations, including the application of the exception if a non-U.S. holder subsequently acquires additional purchase contracts.

Information Reporting and Backup Withholding

Information reporting generally will apply to payments of interest, contract adjustment payments and dividends with respect to, and, under certain circumstances, the proceeds from the disposition of, the Equity Units, the notes, the Treasury securities, the Treasury portfolio, a purchase contract and common stock purchased under the purchase contract paid to a non-U.S. holder. These reporting requirements apply regardless of whether any applicable withholding was reduced or eliminated by an applicable income tax treaty. This information may also be made available to the tax authorities in the country in which a non-U.S. holder resides or is established pursuant to the provisions of a specific treaty or agreement with such tax authorities.

U.S. federal backup withholding is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Payments of interest, contract adjustment payments and dividends with respect to, and the proceeds from the disposition of, the Equity Units, the notes, the Treasury securities, the Treasury portfolio, a purchase contract and common stock purchased under the purchase contract generally will be exempt from backup withholding if the non-U.S. holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form or successor form) and the payor does not have actual knowledge or reason to know that the non-U.S. holder is a U.S. person, or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS. Prospective investors should consult their tax advisors regarding the application of these rules to their particular circumstances.

FATCA Withholding

Under Sections 1471 through 1474 of the Code, commonly referred to as “FATCA,” a U.S. federal withholding tax of 30% generally is imposed on certain payments made to a “foreign financial institution” (as specially defined for purposes of these rules) unless such institution enters into an agreement with the U.S. tax authorities to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). In addition, a U.S. federal withholding tax of 30% generally also is imposed on certain payments to a non-financial foreign entity unless such entity provides the withholding agent with a certification identifying its direct and indirect U.S. owners. Under certain circumstances, refunds or credits of such withholding taxes may be available. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules.

These withholding taxes would be imposed on interest paid on the notes, the Treasury securities or the Treasury portfolio, dividends (including deemed or constructive dividends), if any, paid with respect to shares of our common stock, contract adjustment payments paid with respect to a purchase contract and (subject to the discussion below) on gross proceeds from sales or other dispositions of the notes, the Treasury securities, the Treasury portfolio and our common stock paid, in each case, to foreign financial institutions (including in their capacity as agents or custodians for beneficial owners) or non-financial foreign entities that fail to satisfy the above requirements. Under proposed Treasury regulations, this withholding tax will not apply to payments of the gross proceeds from the sale or other disposition of the notes, the Treasury securities, the Treasury portfolio and our common stock. The preamble to these proposed Treasury regulations indicates that taxpayers may rely on them pending their finalization. Prospective holders should consult with their tax advisors regarding the possible implications of FATCA withholding taxes on their investment in the Equity Units.

Prospective holders should consult with their tax advisors regarding the possible implications of FATCA withholding taxes on their investment in the Equity Units.

ERISA CONSIDERATIONS

ERISA, Section 4975 of the Code and other similar federal, state, local or non-U.S. laws that are substantively similar or are of similar effect (“Similar Laws”) impose certain restrictions on:

•	employee benefit plans (as defined in Section 3(3) of ERISA) subject to Title I of ERISA;

•	plans described in Section 4975(e)(1) of the Code, including individual retirement accounts and annuities and Keogh plans;

•

any entities whose underlying assets include plan assets pursuant to 29 C.F.R. Section 2510.3-101 (as modified by Section 3(42) of ERISA) by reason of such employee benefit plan’s or plan’s investment in such entities;

•

governmental plans, certain church plans (each as defined under ERISA) and non-U.S. plans that are not subject to the provisions of Title I of ERISA or Section 4975 of the Code but may be subject to Section 503 of the Code and/or Similar Laws (“Non-ERISA Plans”) (together with employee benefit plans subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code and entities whose underlying assets include plan assets by reason of such employee benefit plan’s or plan’s investment in such entities, referred to as “Plans”); and

•	persons who have certain specified relationships to a Plan (“Parties in Interest” as defined under ERISA and “Disqualified Persons” as defined under the Code).

In addition, ERISA, Section 4975 of the Code and Similar Laws impose certain duties on persons who are fiduciaries of a Plan and prohibit certain transactions involving Plan assets and fiduciaries or other Parties in Interest or Disqualified Persons. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Plan or the management or disposition of assets of a Plan, or who renders investment advice to a Plan for a fee or other compensation, is generally considered a fiduciary of the Plan. A Plan may purchase and hold Corporate Units (and the securities underlying the Corporate Units) subject to the representations and warranties set forth below and the investing fiduciary’s determination that the investment satisfies ERISA’s fiduciary standards and other requirements under ERISA, the Code or Similar Law. Accordingly, among other factors, the investing fiduciary should consider whether:

•

the investment would satisfy the prudence and diversification requirements of ERISA or any Similar Law, including among other things, the risk of loss on such investment and any limitations on liquidity and marketability of such investment;

•

an investment in the Corporate Units (and the securities underlying such Corporate Units) is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio;

•	the investment would be consistent with the documents and instruments governing the Plan;

•	the investment is made solely in the interest of participants and beneficiaries of the Plan;

•

the acquisition and holding of Corporate Units (and the securities underlying the Corporate Units) would result in (1) a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code for which there is no applicable exemption or (2) a violation of any Similar Law; and

•	the investment does not violate ERISA’s prohibition on improper delegation of control over or responsibility for Plan assets.

Any Corporate Units (and the securities underlying the Corporate Units) that are acquired or held by, or on behalf of, a Plan will be deemed to constitute assets of such Plan. If we, any of the underwriters or any of our or their respective affiliates is or becomes a Party in Interest or a Disqualified Person with respect to a Plan subject to ERISA or Section 4975 of the Code, such Plan’s acquisition, holding or disposition of the Corporate Units (and the securities underlying the Corporate Units) may constitute or result in a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code (e.g., the extension of credit between a Plan and a Party in Interest or Disqualified Person), unless the Corporate Units (and the securities underlying the Corporate Units) are acquired and held pursuant to and in accordance with an applicable exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of Corporate Units (and the securities underlying the Corporate Units). These class exemptions include, but are not limited to: PTCE 84-14 (respecting transactions determined by independent qualified professional asset managers), PTCE 90-1 (respecting transactions involving insurance company separate accounts), PTCE 91-38 (respecting transactions involving bank collective investment funds), PTCE 95-60 (respecting transactions involving insurance company general accounts) and PTCE 96-23 (respecting transactions determined by in-house asset managers). In addition, certain statutory prohibited transaction exemptions may be available to provide exemptive relief for a Plan, including, without limitation, the statutory exemption set forth in Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code regarding transactions with certain service providers who are not exercising investment discretion with respect to the Plan assets involved in the transaction and in which the Plan pays no more, and receives no less, than “adequate consideration.”

Even if the conditions specified in one or more exemptions are met, the scope of the relief provided by these exemptions may or may not cover all acts that could be construed as prohibited transactions. For example, certain of the exemptions may not afford relief from the prohibition on self-dealing contained in ERISA Section 406(b) and Code Sections 4975(c)(1)(E) and (F). As a result, there can be no assurance that any exemption(s) will be available with respect to any particular transaction involving the Corporate Units (and the securities underlying the Corporate Units).

The Corporate Units (and the securities underlying the Corporate Units) should not be purchased or held by a Plan or any person acting on behalf of, or investing assets of, a Plan, unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA and the Code or violate any applicable Similar Law. Any Plan fiduciary or person that proposes to cause a Plan (or to act on behalf of a Plan) to purchase the Corporate Units (and the securities underlying the Corporate Units) should consult with its own counsel with respect to the potential applicability of ERISA, the Code or any Similar Law and the potential consequences of such investment in light of its specific circumstances. Any such Plan fiduciary or other person is solely responsible for determining whether the investment in the Corporate Units (and the securities underlying the Corporate Units) will result in a non-exempt prohibited transaction under ERISA or the Code or a violation of Similar Laws, if and whether an exemption to any prohibited transaction applies, and whether the investment satisfies ERISA’s fiduciary standards and any other requirements under ERISA, the Code or Similar Law.

Accordingly, by its purchase or holding of the Corporate Units (and the securities underlying the Corporate Units), each purchaser or holder of the Corporate Units will be deemed to have represented and warranted that either:

•	the purchaser or holder is not purchasing or holding the Corporate Units (and the securities underlying the Corporate Units) with, or on behalf of, the assets of any Plan; or

•

(1) the purchase, holding and disposition of the Corporate Units (and the securities underlying the Corporate Units) satisfies ERISA’s fiduciary standards and other requirements under ERISA, the Code or Similar Law, (2) the purchase, holding and disposition of the Corporate Units (and the securities underlying the Corporate Units) will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code, or violate any Similar Law and (3) neither we, any of the underwriters nor any of our or their affiliates are or will be deemed to be a fiduciary with respect to any Plan in connection with the purchase, holding and disposition of the Corporate Units (and the securities underlying the Corporate Units).

The sale or transfer of Corporate Units (and the securities underlying the Corporate Units) to a Plan or person acting on behalf of a Plan is in no way a representation by us that the purchase, holding or disposition of Corporate Units (and the securities underlying the Corporate Units) meets the legal requirements for investments by Plans or is appropriate for Plans. Neither this discussion nor anything in this prospectus supplement is or is intended to be investment advice directed at any purchaser or holder that is investing with assets of a Plan, or at such purchasers or holders generally.

UNDERWRITING (CONFLICTS OF INTEREST)

We and the underwriters named below, for whom Credit Suisse Securities (USA) LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC are acting as representatives, have entered into an underwriting agreement with respect to the Equity Units. Subject to certain conditions, each underwriter has severally agreed to purchase the number of Equity Units indicated in the following table.

Underwriters	Number of Equity Units to be Purchased
Credit Suisse Securities (USA) LLC	1,024,000
BofA Securities, Inc.	864,000
Wells Fargo Securities, LLC	864,000
Morgan Stanley & Co. LLC	160,000
RBC Capital Markets, LLC	160,000
Guggenheim Securities, LLC	64,000
TD Securities (USA) LLC	64,000

Total	3,200,000

The underwriters are committed to take and pay for all of the Equity Units being offered, if any are taken.

Equity Units sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any Equity Units sold by the underwriters to securities dealers may be sold at a discount from the public offering price of up to $0.90 per Equity Unit. If all the Equity Units are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the Equity Units by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

If the underwriters sell more Equity Units than the total number set forth in the table above, the underwriters have an option to buy up to an additional 300,000 Equity Units from us to cover such sales. They may purchase those additional Equity Units within the 13-day period beginning on, and including, the issue date of the Equity Units. If any Equity Units are purchased pursuant to this option, the underwriters will severally purchase Equity Units in approximately the same proportion as set forth above.

The Equity Units are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the Equity Units but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Equity Units.

We and our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which we and each of these persons, with limited exceptions, for a period of 60 days after the date of this prospectus supplement, may not, without the prior written consent of Credit Suisse Securities (USA) LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock (including, without limitation, our common stock which may be deemed to be beneficially owned by us or such directors or executive officers in accordance with the rules and regulations of the SEC and securities which may be issued pursuant to any stock incentive plan, employee stock purchase plan or dividend reinvestment plan) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of our common stock or such other securities, in cash or otherwise. In addition, our directors and executive officers may not, without the prior written consent of Credit Suisse Securities (USA) LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC

during the period ending 60 days after the date of the prospectus supplement, make any demand for or exercise any right with respect to, the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional Equity Units.

	Paid by Spire Inc.
	No Exercise	Full Exercise
Per Equity Unit	$1.50	$1.50
Total	$4,800,000	$5,250,000

In connection with this offering, the underwriters may purchase and sell the Equity Units and shares of our common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales in excess of the number of Equity Units to be purchased by the underwriters in this offering, which creates a syndicate short position. “Covered” short sales are sales made in an amount up to the number of Equity Units represented by the underwriters’ option to purchase additional Equity Units. In determining the source of Equity Units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of Equity Units available for purchase in the open market as compared to the price at which they may purchase Equity Units through the option to purchase additional Equity Units. Transactions to close out the covered syndicate short involve purchases of Equity Units in the open market after the distribution has been completed or the exercise of the option to purchase additional Equity Units. The underwriters may also make “naked” short sales of Equity Units in excess of the option to purchase additional Equity Units. The underwriters must close out any naked short position by purchasing Equity Units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Equity Units in the open market after pricing that will adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of Equity Units and shares of our common stock in the open market while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriters, in covering short positions or making stabilizing purchases, repurchase Equity Units originally sold by that syndicate member.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Equity Units. They may also cause the price of the Equity Units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

This prospectus supplement and the accompanying prospectus, as amended or supplemented, may be used in connection with the early settlement of the purchase contracts and the remarketing of the notes.

We estimate that the total expenses of the offering, excluding the underwriting discounts and commissions, will be approximately $1,250,000 and will be payable by us. We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of such liabilities.

Settlement

It is expected that delivery of the Equity Units will be made against payment for the Equity Units on or about the date specified on the cover page of this prospectus supplement, which is the fourth business day following the date of this prospectus supplement. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Equity Units on the date of this prospectus supplement or the next business day will be required to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the issuer, for which they received or will receive customary fees and expenses. In addition, certain of the underwriters and their respective affiliates are lenders, and in some cases agents for the lenders, under our credit facilities. In particular, affiliates of certain of the underwriters are lenders under our credit facility and dealers under our commercial paper program.

Additionally, in the ordinary course of their various business activities, the underwriters and their respective affiliates have made or held, and may in the future make or hold, a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and may have actively traded, and, in the future may actively trade, debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may have in the past and at any time in the future hold long and short positions in such securities and instruments. Such investment and securities activities may have involved, and in the future may involve, our securities and instruments. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions that consist of the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Equity Units offered hereby. Any such short positions could adversely affect future trading prices of the Equity Units offered hereby. The underwriters and their affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Conflicts of Interest

As described under “Use of Proceeds” above, the net proceeds from the sale of the Equity Units in this offering may be used to repay short-term indebtedness outstanding under our commercial paper program. Because certain of the underwriters or their affiliates may from time to time be holders of our commercial paper, any such underwriter would be deemed to have a conflict of interest under FINRA Rule 5121 to the extent it receives at least 5% of the proceeds of this offering. Accordingly, this offering is being conducted in accordance with FINRA Rule 5121, which requires, among other things, that a “qualified independent underwriter” participate in the preparation of, and exercise the usual standards of “due diligence” with respect to, the registration statement and this prospectus supplement. BofA Securities, Inc. has agreed to act as the qualified independent underwriter for this offering. BofA Securities, Inc. will not receive any additional fees for serving as a qualified independent underwriter in connection with this offering. We have agreed to indemnify BofA Securities, Inc. against liabilities incurred in connection with acting as a qualified independent underwriter, including liabilities under the Securities Act. No underwriter having a conflict of interest under FINRA Rule 5121 will sell to a discretionary account any security with respect to which the conflict exists, unless the member has received specific written approval of the transaction from the account holder and retains documentation of the approval in its records.

Selling Restrictions

European Economic Area and the United Kingdom

The Equity Units are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”) or in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Equity Units or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the Equity Units or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPS Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Equity Units in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Equity Units. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

References to Regulations or Directives include, in relation to the UK, those Regulations or Directives as they form part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in UK domestic law, as appropriate.

The above selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Hong Kong

The Equity Units have not been offered or sold and will not be offered or sold by means of any document other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571) of Hong Kong and any rules made under that Ordinance, or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap.32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Equity Units has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Equity Units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

The Equity Units have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”), and each underwriter has agreed that it will not offer or sell any Equity Units, directly or indirectly, in Japan or to or for the benefit of any “resident” of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Equity Units were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Equity Units, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Equity Units are subscribed or purchased under Section 275 of the SFA by a relevant person that is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Equity Units pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law; or

•	as specified in Section 276(7) of the SFA.

Korea

The Equity Units may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The Equity Units have not been and will not be registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the Equity Units may not be resold to Korean residents unless the purchaser of the Equity Units complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the Equity Units.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Equity Units may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Equity Units without disclosure to investors under Chapter 6D of the Corporations Act.

The Equity Units applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Taiwan

The Equity Units have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering or sale of the Equity Units in Taiwan.

Switzerland

The Equity Units may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Equity Units or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to this offering, the Company, or the Equity Units have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Equity Units will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of Equity Units has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Equity Units.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The Equity Units to which this prospectus supplement relates may be illiquid or subject to restrictions on their resale. Prospective purchasers of the Equity Units offered should conduct their own due diligence on the Equity Units. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Canada

The Equity Units may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31- 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Equity Units must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Certain legal matters in connection with the offering of the Equity Units will be passed upon for us by Mark C. Darrell, who serves as our Senior Vice President, Chief Legal and Compliance Officer. Certain additional legal matters in connection with the offering of the Equity Units, including the validity of the Equity Units, will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, New York, New York. Mr. Darrell is a salaried employee and earns stock-based compensation on our common stock. As of February 8, 2021, Mr. Darrell beneficially owned 55,174 shares of our common stock. Pursuant to various stock and employee benefit plans, Mr. Darrell is eligible to purchase and receive shares of our common stock and to receive options to purchase shares of our common stock. Certain legal matters in connection with this offering will be passed upon for the underwriters by Bracewell LLP, New York, New York and Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement and the accompanying prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended September 30, 2020, and the effectiveness of the Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein and therein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

SPIRE INC.

Senior Debt Securities

Junior Subordinated Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Stock Purchase Contracts

Stock Purchase Units

We may offer for sale, from time to time, either separately or together in any combination, the securities described in this prospectus. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may sell the offered securities through the solicitation of proposals of underwriters or dealers to purchase the offered securities, through underwriters or dealers on a negotiated basis, through agents or directly to a limited number of purchasers or to a single purchaser. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. Please see the “Plan of Distribution” section of this prospectus.

Investing in our securities involves risks that are described in the “Risk Factors” section of this prospectus as well as in our annual, quarterly, and current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference into this prospectus.

Our common stock trades on the New York Stock Exchange under the symbol “SR.”

Our address is 700 Market Street, St. Louis, Missouri 63101 and our telephone number is

314-342-0500.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 14, 2019

As permitted under the rules of the Securities and Exchange Commission (“SEC”), this prospectus incorporates important information about us that is contained in documents that we file with the SEC but that is not included in or delivered with this prospectus. You may obtain copies of these documents without charge from the website maintained by the SEC at www.sec.gov as well as other sources. See “Where You Can Find More Information.” You may also obtain copies of the incorporated documents, without charge, upon written or oral request to our Corporate Secretary, Spire Inc., 700 Market Street, St. Louis, MO 63101 (314-342-0531).

This prospectus, any prospectus supplement and any free writing prospectus we authorize contain and incorporate by reference information that should consider when making your investment decision. We have not authorized anyone to provide you with any information other than information incorporated by reference or provided in this prospectus, any prospectus supplement and any free writing prospectus. We can take no responsibility for, and can provide no assurances as to the reliability of, any information that others may give you. We will not make an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than the date on the front of the applicable document. Our business, financial condition, result of operations, and prospects may have changed since those dates.

The distribution of this prospectus may be restricted by law in certain jurisdictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

The terms “we,” “our,” “us” and “Spire” refer to Spire Inc. and its subsidiaries unless the context suggests otherwise. The term “you” refers to a prospective investor.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may offer and sell, from time to time, any combination of securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. The registration statement we filed with the SEC of which this prospectus is a part includes or incorporates by reference exhibits that provide more detail on descriptions of matters discussed in this prospectus. Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should read and carefully consider the risk factors described in our annual, quarterly and current reports filed with the SEC, which are incorporated by reference into this prospectus, as well as other information we include or incorporate by reference in this prospectus before making an investment decision. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular types of securities we are offering under that prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the SEC. These SEC filings are available over the Internet at the SEC’s web site at “http://www.sec.gov” or on our own website at “http://www.spireenergy.com.” Information contained on our website does not constitute part of this prospectus.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means we can disclose important information by referring you to those documents. The information we incorporate by reference is an important part of this prospectus or any prospectus supplement relating to an offering of our securities and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 and 15 of the Exchange Act from the time we file the registration statement of which this prospectus is a part until we sell all of the securities. These documents contain important information about us and our finances. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

SEC Filings (File No. 1-16681)	Period/Date
Annual Report on Form 10-K	Year ended September 30, 2018

Quarterly Reports on Form 10-Q	Quarters ended December 31, 2018 and March 31, 2019

Current Reports on Form 8-K	November 6, 2018 , November 14, 2018, November 15, 2018, February 5, 2019 and February 6, 2019

Current Report on Form 8-K/A	February 5, 2019

You may request a copy of these filings at no cost by writing or telephoning us at the following address:

Spire Inc.

Attn: Investor Relations

700 Market Street, 4th Floor

St. Louis, Missouri 63101

(314) 342-0878

FORWARD-LOOKING STATEMENTS

Certain matters contained in or incorporated by reference in this prospectus, excluding historical information, include forward-looking statements. Certain words, such as “may,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “seek,” and similar words and expressions identify forward-looking statements that involve uncertainties and risks. Future developments may not be in accordance with our current expectations or beliefs and the effect of future developments may not be those anticipated. Among the factors that may cause results to differ materially from those contemplated in any forward-looking statement are:

•	Weather conditions and catastrophic events, particularly severe weather in the natural gas producing areas of the country;

•

Volatility in gas prices, particularly sudden and sustained changes in natural gas prices, including the related impact on margin deposits associated with the use of natural gas derivative instruments, and the impact on our competitive position in relation to suppliers of alternative heating sources, such as electricity;

•

Changes in gas supply and pipeline availability, including decisions by natural gas producers to reduce production or shut in producing natural gas wells, expiration of existing supply and transportation arrangements that are not replaced with contracts with similar terms and pricing, as well as other changes that impact supply for and access to the markets in which our subsidiaries transact business;

•	Acquisitions may not achieve their intended results;

•	The Spire STL Pipeline project may be hindered or halted by regulatory, legal, operational or other obstacles;

•	Legislative, regulatory and judicial mandates and decisions, some of which may be retroactive, including those affecting:

•	allowed rates of return,

•	incentive regulation,

•	industry structure,

•	purchased gas adjustment provisions,

•	rate design structure and implementation,

•	regulatory assets,

•	non-regulated and affiliate transactions,

•	franchise renewals,

•	environmental or safety matters, including the potential impact of legislative and regulatory actions related to climate change and pipeline safety,

•	taxes,

•	pension and other post-retirement benefit liabilities and funding obligations, or

•	accounting standards;

•	The results of litigation;

•

The availability of and access to, in general, funds to meet our debt obligations prior to or when they become due and to fund our operations and necessary capital expenditures, either through (i) cash on hand, (ii) operating cash flow, or (iii) access to the capital markets;

•	Retention of, ability to attract, ability to collect from, and conservation efforts of, customers;

•	Our ability to comply with all covenants in our indentures and credit facilities, any violations of which, if not cured in a timely manner, could trigger a default of our obligation;

•

Capital and energy commodity market conditions, including the ability to obtain funds with reasonable terms for necessary capital expenditures and general operations and the terms and conditions imposed for obtaining sufficient gas supply;

•	Discovery of material weakness in internal controls;

•	The disruption, failure or malfunction of our information technology systems including due to cyberattacks; and

•	Employee workforce issues, including but not limited to labor disputes and future wage and employee benefit costs, including changes in discount rates and returns on benefit plan assets.

Readers are urged to consider the risks, uncertainties and other factors that could affect our business as described in this prospectus and the information incorporated by reference herein. All forward-looking statements made or incorporated by reference in this prospectus rely upon the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. We do not, by including this statement, assume any obligation to review or revise any particular forward-looking statement in light of future events.

SPIRE

Spire, with its principal office in St. Louis, Missouri, is a public utility holding company whose primary business is the safe and reliable delivery of natural gas service to more than 1.66 million residential, commercial and industrial customers across Missouri, Alabama and Mississippi. We have two key business segments: Gas Utility and Gas Marketing. The Gas Utility segment consists of five natural gas utilities: Spire Missouri East (serving St. Louis and eastern Missouri), Spire Missouri West (serving Kansas City and western Missouri), Spire Alabama Inc. (serving central and northern Alabama, including Birmingham and Montgomery), Spire Gulf Inc. (serving southwestern Alabama, including Mobile) and Spire Mississippi Inc. (serving south-central Mississippi, including Hattiesburg). Spire’s subsidiary, Spire Missouri Inc., comprises the Spire Missouri East and Spire Missouri West utilities. Our natural gas-related businesses include the following entities: Spire Marketing Inc. (“Marketing”), Spire STL Pipeline LLC (“Pipeline”) and Spire Storage West LLC (“Storage”). Marketing provides natural gas marketing services across the United States. Pipeline is constructing and planning the operation of a 65-mile FERC-regulated pipeline to deliver natural gas into eastern Missouri. Storage provides physical natural gas storage services and is strategically located near the Opal hub and interconnects with five interstate pipelines serving a wide range of natural gas markets throughout the Rockies and western United States. For more information about us and our business you should refer to the additional information described under the caption “Where You Can Find More Information.”

Our principal offices are located at 700 Market Street, St. Louis, Missouri, 63101 and our telephone number is 314-342-0500.

USE OF PROCEEDS

Unless we state otherwise in any applicable prospectus supplement, we intend to use the net proceeds from any sale of the offered securities for general corporate purposes, including for working capital, repaying indebtedness, and funding capital projects.

We may set forth additional information on the use of net proceeds from a particular offering of securities in the prospectus supplement relating to that offering.

DESCRIPTION OF DEBT SECURITIES

General

The description below contains summaries of selected provisions of the indentures, including supplemental indentures, under which the unsecured debt securities will be issued. These summaries are not complete. The indentures and the form of the supplemental indentures applicable to the debt securities are exhibits to the registration statement of which this prospectus is a part. You should read them for provisions that may be important to you.

We are not required to issue future issues of indebtedness under the indentures described in this prospectus. We are free to use other indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other indebtedness not under the registration statement of which this prospectus is a part.

The debt securities will be represented either by global senior debt securities registered in the name of a securities depositary, or by securities in certificated form issued to the registered owners, as set forth in the applicable prospectus supplement.

Unless otherwise provided, we may reopen a series without the consent of the holders of the debt securities of that series for issuance of additional debt securities of that series. Unless otherwise described in the applicable prospectus supplement, neither indenture described above limits or will limit the aggregate amount of debt, including secured debt, we or our subsidiaries may incur.

The following briefly summarizes the material provisions of the indentures and the debt securities. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. The indentures have been filed as exhibits to the registration statement of which this prospectus is a part. Copies of the indentures may also be obtained from us or the applicable trustee.

The applicable prospectus supplement relating to any series of debt securities will describe the following terms, where applicable:

•	the title of the debt securities;

•	whether the debt securities will be senior or subordinated debt;

•	the total principal amount of the debt securities;

•	the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•	the maturity date or dates or the method of determining the maturity date or dates;

•	the interest rate or the method of computing the interest rate;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

•	the location where payments on the debt securities will be made;

•	the terms and conditions on which the debt securities may be redeemed at our option;

•	any of our obligations to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

•	any provisions for the discharge of our obligations relating to the debt securities by deposit of funds or United States government obligations;

•	whether the debt securities are to trade in book-entry form and the terms and any conditions for exchanging the global security in whole or in part for paper certificates;

•	any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;

•	any additional events of default; and

•	any other specific terms of the debt securities.

Federal income tax consequences and other special considerations applicable to any debt securities issued by us at a discount may be described in the applicable prospectus supplement.

Book-Entry Securities. We may issue some or all of the debt securities as book-entry securities. Any such book-entry securities will be represented by one or more fully registered global certificates. We will register each global security with or on behalf of a securities depositary identified in the applicable prospectus supplement. Each global security will be deposited with the securities depositary or its nominee or a custodian for the securities depositary.

Registration, Transfer and Exchange. Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will initially be issued in the form of one or more global securities, in registered form, without coupons, as described above under “Book-Entry Securities.” Except in the circumstances described in the applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of any debt securities and will not be considered the registered holders thereof under the debt indenture.

Debt securities of any series will be exchangeable for other debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Subject to the terms of the applicable indenture and the limitations applicable to global securities, debt securities may be presented for exchange or registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of any security registrar we may designate for that purpose, without service charge but upon payment of any taxes and other governmental charges as described in the applicable indenture.

Unless otherwise indicated in the applicable prospectus supplement, the security registrar will be the trustee under the applicable indenture. We may at any time designate additional security registrars or rescind the designation of any security registrar or approve a change in the office through which any security registrar acts, except that we will be required to maintain a security registrar in each place of payment for the debt securities of each series.

Payment and Paying Agents. Principal of and interest and premium, if any, on debt securities issued in the form of global securities will be paid in the manner described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, the principal of and any premium and interest on debt securities of a particular series in the form of certificated securities will be payable at the office of the trustee or at the authorized office of any paying agent or paying agents upon presentation and surrender of such debt securities. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All monies we pay to a trustee or a paying agent for the payment of the principal of, and premium or interest, if any, on, any debt security that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us. The holder of such debt security thereafter may look only to us for payment thereof, subject to the laws of unclaimed property.

Redemption. Any terms for the optional or mandatory redemption of the debt securities will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, debt securities will be redeemable by us only upon notice not less than 30 (or, in the case of junior subordinated debt securities, 20) nor more than 60 days prior to the date fixed for redemption, and, if less than all the debt securities of a series are to be redeemed, the particular debt securities to be redeemed will be selected by the method provided for that particular series, or in the absence of any such provision, by the trustee in the manner it deems fair and appropriate and, in the case of debt securities issued in the form of global securities, in accordance with the depositary’s applicable procedures.

Any notice of redemption at our option may state that redemption will be conditional upon receipt by the trustee or the paying agent or agents, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest on, the debt securities and that if that money has not been so received, the notice will be of no force and effect and we will not be required to redeem the debt securities.

Annual Notice to Trustee. We will provide to each trustee an annual statement by an appropriate officer as to our compliance with all conditions and covenants under the applicable indenture.

Notices. Notices to holders of debt securities will be given by mail to the addresses of the holders as they may appear in the security register for the applicable debt securities.

Title. We, the trustee, and any agents of us or the trustee, may treat the person in whose name debt securities are registered as the absolute owner of those debt securities, whether or not those debt securities may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary.

Governing Law. Each indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustees. Commerce Bank is the trustee under the senior debt indenture. U.S. Bank National Association is the trustee under the subordinated debt indenture. These banks have provided to us and our affiliates, and may provide from time to time in the future, certain commercial banking and other services in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. In particular, these banks or their affiliates are lenders under our and our affiliates’ credit facilities.

A trustee may resign at any time by giving written notice to us or may be removed at any time by act of the holders of a majority in principal amount of all series of debt securities then outstanding delivered to the trustee and us. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee.

Each indenture provides that our obligations to compensate the trustee and reimburse the trustee for expenses, disbursements and advances will be secured by a lien prior to that of the applicable senior debt securities upon the property and funds held or collected by the trustee as such, except funds held in trust for the payment of principal of, or interest, if any, on, such securities.

Consolidation, Merger or Sale of Assets. Each indenture provides that we will not consolidate with or merge into, or sell, lease or convey our property as an entirety or substantially as an entirety to any other person unless the successor corporation assumes our obligations under the debt securities and the indentures and is organized and existing under the laws of the United States, any state thereof or the District of Columbia.

Senior Debt Securities

General. The senior debt securities will be unsecured and issued under the senior debt indenture between us and Commerce Bank and, unless otherwise specified in the applicable prospectus supplement, will rank equally with our other unsecured and senior indebtedness. The senior debt indenture does not limit the aggregate principal amount of senior debt securities that may be issued under the senior debt indenture. The following summaries of some important provisions of the senior debt indenture (including its supplements) are not complete and are subject to, and qualified in their entirety by, all of the provisions of the senior debt indenture, which is an exhibit to the registration statement of which this prospectus is a part.

Ranking. The senior debt securities will be our direct unsecured general obligations and will rank equally with all of our other unsecured and unsubordinated debt.

We are a holding company that derives substantially all of our income from our operating subsidiaries and primarily from our utility subsidiaries. As a result, our cash flows and consequent ability to service our debt, including the senior debt securities, are dependent upon the earnings of our subsidiaries and distribution of those earnings to us and other payments or distributions of funds by our subsidiaries to us, including payments of principal and interest under intercompany indebtedness. Our operating subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any dividends or make any other distributions (except for payments required under the terms of intercompany indebtedness) to us or to otherwise pay amounts due with respect to the senior debt securities or to make specific funds available for such payments. Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances. Furthermore, except to the extent we have a priority or equal claim against our subsidiaries as a creditor, the senior debt securities will be effectively subordinated to debt and preferred stock at the subsidiary level because, as the direct or indirect common shareholder of our subsidiaries, we will be subject to the prior claims of creditors and holders of preferred stock of our subsidiaries.

Events of Default. Each of the following will constitute an event of default under the senior debt indenture with respect to senior debt securities of any series:

•	failure to pay principal of or premium, if any, on any senior debt security of that series, as the case may be, within three business days after maturity;

•	failure to pay interest on the senior debt securities of such series within 60 days after the same becomes due and payable;

•

failure to perform or breach of any of our other covenants or warranties in the senior debt indenture (other than a covenant or warranty solely for the benefit of one or more series of senior debt securities other than that series) for 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 33% in aggregate principal amount of the outstanding senior debt securities of that series;

•	certain events of bankruptcy, insolvency, reorganization, assignment or receivership; or

•	any other event of default specified in the applicable prospectus supplement with respect to senior debt securities of a particular series.

No event of default with respect to the senior debt securities of a particular series necessarily constitutes an event of default with respect to the senior debt securities of any other series issued under the senior debt indenture.

If an event of default with respect to any series of senior debt securities occurs and is continuing, then either the trustee for such series or the holders of at least 33% in aggregate principal amount of the outstanding senior debt securities of that series, by notice in writing, may declare the principal amount of and interest on all of the senior debt securities of that series to be due and payable immediately. However, if the event of default applies to more than one series of senior debt securities under the senior debt indenture, the trustee for that series or the holders of at least 33% in aggregate principal amount of the outstanding senior debt securities of all those series, considered as one class, and not the holders of the senior debt securities of any one of such series, may make such declaration of acceleration.

At any time after an acceleration with respect to the senior debt securities of any series has been declared, but before a judgment or decree for the payment of the money due has been obtained, the event or events of default giving rise to such acceleration will be considered waived, and the acceleration will be considered rescinded and annulled, if:

•

we pay or deposit with the trustee for such series a sum sufficient to pay all matured installments of interest on all senior debt securities of that series, the principal of and premium, if any, on the senior debt securities of that series that have become due otherwise than by acceleration and interest, if any, thereon at the rate or rates specified in such senior debt securities, interest, if any, upon overdue installments of interest at the rate or rates specified in such senior debt securities, to the extent that payment of such interest is lawful, and all amounts due to the trustee for that series under the senior debt indenture; or

•	any other event or events of default with respect to the senior debt securities of such series have been cured or waived as provided in the senior debt indenture.

However, no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or impair any related right.

There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization.

Other than its duties in case of an event of default, the trustee is not obligated to exercise any of its rights or powers under the senior debt indenture at the request, order or direction of any of the holders, unless the holders offer the trustee a reasonable indemnity. If they provide a reasonable indemnity, the holders of a majority in principal amount of any series of senior debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred upon the trustee. However, if the event of default relates to more than one series, only the holders of a majority in aggregate principal amount of all affected series will have the right to give this direction. The trustee is not obligated to comply with directions that conflict with law or other provisions of the senior debt indenture.

No holder of senior debt securities of any series will have any right to institute any proceeding under the senior debt indenture, or to exercise any remedy under the senior debt indenture, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default;

•

the holders of a majority in aggregate principal amount of the outstanding senior debt securities of all series in respect of which an event of default shall have occurred and be continuing have made a written request to the trustee and have offered reasonable indemnity to the trustee to institute proceedings; and

•	the trustee has failed to institute any proceeding for 60 days after notice and has not received any direction inconsistent with the written request of holders during that period.

However, the limitations discussed above do not apply to a suit by a holder of a debt security for payment of the principal of, or premium, if any, or interest, if any, on, a senior debt security on or after the applicable due date.

Modification and Waiver. We and the trustee may enter into one or more supplemental indentures without the consent of any holder of senior debt securities for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the senior debt indenture and in the senior debt securities;

•	to add additional covenants or to surrender any of our rights or powers under the senior debt indenture;

•	to add additional events of default;

•

to change, eliminate, or add any provision to the senior debt indenture; provided, however, if the change, elimination, or addition will adversely affect the interests of the holders of senior debt securities of any series in any material respect, such change, elimination, or addition will become effective only:

•	when the consent of the holders of senior debt securities of such series has been obtained in accordance with the senior debt indenture; or

•	when no debt securities of the affected series remain outstanding under the senior debt indenture;

•	to provide collateral security for all but not part of the senior debt securities;

•	to establish the form or terms of senior debt securities of any other series as permitted by the senior debt indenture;

•	to provide for the authentication and delivery of bearer securities and coupons attached thereto;

•	to evidence and provide for the acceptance of appointment of a successor trustee;

•	to provide for the procedures required for use of a noncertificated system of registration for the senior debt securities of all or any series;

•	to change any place where principal, premium, if any, and interest shall be payable, debt securities may be surrendered for registration of transfer or exchange and notices to us may be served; or

•

to cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under the senior debt indenture; provided that such action shall not adversely affect the interests of the holders of senior debt securities of any series in any material respect.

The holders of a majority in aggregate principal amount of the senior debt securities of all series then outstanding may waive our compliance with certain restrictive provisions of the senior debt indenture. The holders of a majority in principal amount of the outstanding senior debt securities of any series may waive any past default under the senior debt indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the senior debt indenture that cannot be modified or be amended without the consent of the holder of each outstanding senior debt security of the series affected.

If the Trust Indenture Act of 1939 is amended after the date of the senior debt indenture in such a way as to require changes to the senior debt indenture, the senior debt indenture will be deemed to be amended so as to conform to the amendment of the Trust Indenture Act of 1939. We and the trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence such an amendment.

The consent of the holders of a majority in aggregate principal amount of the senior debt securities of all series then outstanding is required for all other modifications to the senior debt indenture. However, if less than all of the series of senior debt securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of all series that are directly affected will be required. No such amendment or modification may:

•

change the stated maturity of the principal of, or any installment of principal of or interest on, any senior debt security, or reduce the principal amount of any senior debt security or its rate of interest or change the method of calculating such interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any senior debt security, without the consent of the holder;

•

reduce the percentage in principal amount of the outstanding senior debt securities of any series whose consent is required for any supplemental indenture or any waiver of compliance with a provision of the senior debt indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or

•

modify certain of the provisions of the senior debt indenture relating to supplemental indentures, waivers of certain covenants and waiver of past defaults with respect to the senior debt securities of any series, without the consent of the holder of each outstanding senior debt security affected thereby.

A supplemental indenture that changes the senior debt indenture solely for the benefit of one or more particular series of senior debt securities, or modifies the rights of the holders of senior debt securities of one or more series, will not affect the rights under the senior debt indenture of the holders of the senior debt securities of any other series.

The senior debt indenture provides that senior debt securities owned by us, any of our affiliates or anyone else required to make payment on the senior debt securities shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent.

We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other act of the holders, but we shall have no obligation to do so. If a record date is fixed for that purpose, the request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding senior debt securities have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding senior debt securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder shall bind every future holder of the same senior debt securities and the holder of every senior debt security issued upon the registration of transfer of or in exchange for those senior debt securities. A transferee will be bound by acts of the trustee or us taken in reliance upon an act of holders whether or not notation of that action is made upon that senior debt security.

Satisfaction and Discharge. We will be discharged from our obligations on the senior debt securities of a particular series, or any portion of the principal amount of the senior debt securities of such series, if we irrevocably deposit with the trustee sufficient cash or government securities to pay the principal, or portion of principal, interest, any premium and any other sums when due on the senior debt securities of such series at their maturity, stated maturity date, or redemption.

The indenture will be deemed satisfied and discharged when no senior debt securities remain outstanding and when we have paid all other sums payable by us under the senior debt indenture.

Junior Subordinated Debt Securities

General. The junior subordinated debt securities will be unsecured and issued under the junior subordinated debt indenture between us and U.S. Bank National Association and, unless otherwise specified in the applicable prospectus supplement, will rank equally with our other unsecured and subordinated indebtedness. The junior subordinated debt indenture does not limit the aggregate principal amount of junior subordinated debt securities that may be issued under the junior subordinated debt indenture. The following summaries of some important provisions of the junior subordinated debt indenture (including its supplements) are not complete and are subject to, and qualified in their entirety by, all of the provisions of the junior subordinated debt indenture, which is an exhibit to the registration statement of which this prospectus is a part.

Subordination. Unless otherwise specified in the applicable prospectus supplement, the junior subordinated debt securities will rank subordinated and junior in right of payment, to the extent set forth in the junior subordinated indenture, to all of our “priority indebtedness.”

“Priority Indebtedness” means the principal, premium, interest and any other payment in respect of any of the following:

•	all of our current and future indebtedness for borrowed or purchase money whether or not evidenced by notes, debentures, bonds or other similar written instruments;

•	our obligations under synthetic leases, finance leases and capitalized leases;

•	our obligations for reimbursement under letters of credit, surety bonds, banker’s acceptances, security purchase facilities or similar facilities issued for our account;

•

any of our other indebtedness or obligations with respect to derivative contracts, including commodity contracts, interest rate, commodity and currency swap agreements, forward contracts and other similar agreements or arrangements; and

•	all indebtedness of others of the kinds described in the preceding categories which we have assumed, endorsed or guaranteed or with respect to which we have a similar contingent obligation.

However, “Priority Indebtedness” will not include trade accounts payable, accrued liabilities arising in the ordinary course of business, indebtedness to our subsidiaries, and any other indebtedness that effectively by its terms, or expressly provides that it, ranks on parity with, or junior to, the junior subordinated debt securities.

If we default in the payment of principal of or interest on any priority indebtedness when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the junior subordinated debt securities issued under the junior subordinated debt indenture. If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us, our creditors or our property, then all priority indebtedness must be paid in full before any payment may be made to any holders of junior subordinated debt securities. Holders of junior subordinated debt securities must return and deliver any payments received by them directly to the holders of priority indebtedness until all priority indebtedness is paid in full.

The junior subordinated debt indenture does not limit the total amount of priority indebtedness that may be issued.

Events of Default. The junior subordinated debt indenture provides that events of default regarding any series of junior subordinated debt securities include the following events that shall have occurred and be continuing:

•	failure to pay required interest on the series of junior subordinated debt securities for 30 days;

•	failure to pay when due principal on the series of junior subordinated debt securities;

•	failure to perform, for 90 days after notice, any other covenant in the junior subordinated indenture applicable to the series of junior subordinated debt securities; and

•	certain events of bankruptcy or insolvency, whether voluntary or not.

If an event of default regarding junior subordinated debt securities of any series should occur and be continuing, either the junior subordinated debt securities trustee or the holders of at least 25% in total principal amount of outstanding junior subordinated debt securities of a series may declare each junior subordinated debt security of that series immediately due and payable.

Holders of a majority in total principal amount of the outstanding junior subordinated debt securities of any series will be entitled to control certain actions of the junior subordinated debt securities trustee and to waive past defaults regarding that series. The trustee generally will not be required to take any action requested, ordered or directed by any of the holders of junior subordinated debt securities, unless one or more of those holders shall have offered to the trustee reasonable security or indemnity.

Before any holder of any series of junior subordinated debt securities may institute action for any remedy, except payment on that holder’s junior subordinated debt securities when due, the holders of not less than a majority in principal amount of the junior subordinated debt securities of that series outstanding must request the junior subordinated debt securities trustee to take action. Holders must also offer and give the junior subordinated debt securities trustee satisfactory security and indemnity against liabilities incurred by the trustee for taking that action.

We are required to annually furnish the junior subordinated debt securities trustee a statement as to our compliance with all conditions and covenants under the junior subordinated debt indenture. The junior subordinated debt securities trustee is required, within 90 days after the occurrence of a default with respect to a series of junior subordinated debt securities, to give notice of all defaults affecting that series of junior subordinated debt securities to each holder of such series. However, the junior subordinated debt indenture provides that the junior subordinated debt securities trustee may withhold notice to the holders of the junior subordinated debt securities of any series of any default affecting such series, except payment of principal and interest on holders’ junior subordinated debt securities when due, if we, in some cases with the trustee’s input, consider withholding notice to be in the interests of the holders of the junior subordinated debt securities of that series.

Modification and Waiver. The junior subordinated debt indenture permits us and the junior subordinated debt securities trustee to enter into supplemental indentures without the consent of the holders of the junior subordinated debt securities to:

•	establish the form and terms of any series of securities under the junior subordinated debt indenture;

•	secure the notes or debentures with property or assets;

•	evidence the succession of another corporation to us, and the assumption by the successor corporation of our obligations, covenants and agreements under the subordinated indenture;

•	add covenants from us for the benefit of the holders of the junior subordinated debt securities;

•

add or change any of the provisions of the junior subordinated debt indenture to permit or facilitate the issuance of junior subordinated debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•

change or eliminate any provisions of the junior subordinated debt indenture; provided, however, that any such change or elimination shall become effective only when there are no junior subordinated debt securities of any series outstanding created prior to the execution of such supplemental indenture which are entitled to the benefit of such provision;

•	qualify, or maintain the qualification of, the junior subordinated debt indenture under the Trust Indenture Act of 1939, as amended;

•

cure any ambiguity or correct or supplement any provision in the junior subordinated debt indenture or any supplement to the junior subordinated debt indenture, provided that the action does not adversely affect the interests of the holders of the junior subordinated debt securities in any material respect; and

•	evidence and provide for the acceptance of a successor trustee.

The junior subordinated debt indenture also permits us and the junior subordinated debt securities trustee, with the consent of the holders of a majority in total principal amount of the junior subordinated debt securities of all series then outstanding and affected (voting as one class), to change in any manner the provisions of the junior subordinated debt indenture or modify in any manner the rights of the holders of the junior subordinated debt securities of each such affected series. We and the trustee may not, without the consent of the holder of each of the junior subordinated debt securities affected, enter into any supplemental indenture to:

•	change the time of payment of the principal;

•	reduce the principal amount of the junior subordinated debt securities;

•	reduce the rate or extend the time of payment of interest on the junior subordinated debt securities;

•	reduce any amount payable upon redemption of the subordinated debt securities;

•	modify the provisions with respect to the subordination of outstanding junior subordinated debt securities of any series in a manner adverse to the holders thereof; or

•	impair the right to institute suit for the enforcement of any payment on any junior subordinated debt securities when due.

In addition, no modification may reduce the percentage in principal amount of the junior subordinated debt securities of the affected series, the consent of whose holders is required for that modification or for any waiver provided for in the junior subordinated debt indenture.

Before the acceleration of the maturity of any junior subordinated debt securities, the holders, voting as one class, of a majority in total principal amount of the junior subordinated debt securities with respect to which a default or event of default has occurred and is continuing, may, on behalf of the holders of all such affected junior subordinated debt securities, waive any past default or event of default and its consequences, except a default or event of default in the payment of the principal or interest or in respect of a covenant or provision of the applicable indenture or of any junior subordinated debt securities that cannot be modified or amended without the consent of the holder of each of the junior subordinated debt securities affected.

Satisfaction and Discharge. The junior subordinated debt indenture provides that, at our option, we will be discharged from all obligations in respect of the junior subordinated debt securities of a particular series then outstanding (except for certain obligations to register the transfer of or exchange the junior subordinated debt securities of that series, to replace stolen, lost or mutilated junior subordinated debt securities of that series, and to maintain paying agencies) if all of the securities of such series have become due and payable, or are to become due and payable within one year, and we, in each case, irrevocably deposit in trust with the relevant trustee money and/or securities backed by the full faith and credit of the United States that through the payment of the principal thereof and the interest thereon in accordance with their terms, will provide money in an amount sufficient to pay all the principal and interest on the junior subordinated debt securities of that series on the stated maturities of the junior subordinated debt securities in accordance with the terms thereof.

DESCRIPTION OF CAPITAL STOCK

General

The following descriptions of our preferred and common stock and the relevant provisions of our articles of incorporation and bylaws are summaries. These summaries are qualified by reference to (1) our articles of incorporation and bylaws that have been previously filed with the SEC and are exhibits to the registration statement of which this prospectus is a part and (2) the applicable provisions of The Missouri General and Business Corporation Law.

Under our articles of incorporation, we are authorized to issue up to 75,000,000 shares of capital stock, consisting of 70,000,000 shares of common stock, $1.00 par value per share, and 5,000,000 shares of preferred stock, $25 par value per share. At April 29, 2019, 50,745,880 shares of common stock and no shares of preferred stock were issued and outstanding.

Because we are a holding company and conduct all of our operations through our subsidiaries, our cash flow and ability to pay dividends will be dependent on the earnings and cash flows of our subsidiaries and the distribution or other payment of those earnings to us in the form of dividends, or in the form of loans to or repayments of loans from us. Some of our subsidiaries may have restrictions on their ability to pay dividends including covenants under their borrowing arrangements and mortgage indentures, and possibly also restrictions imposed by their regulators. Currently, the Mortgage and Deed of Trust of Spire Missouri Inc., under which it issues its first mortgage bonds, contains a covenant that restricts its ability to pay dividends to us as its sole common stock shareholder. Under that covenant, as of April 29, 2019, $1,129 million was available to pay dividends. Further, the right of common shareholders to receive dividends may be subject to our prior payment of dividends on any outstanding shares of preferred stock.

Description of Preferred Stock

Our articles of incorporation authorize our board of directors to approve the issuance of preferred stock in one or more series, without shareholder action. Our board can determine the rights, preferences and limitations of each series. Before issuing a series of preferred stock, our board will adopt resolutions creating and designating the series as a series of preferred stock. Our board of directors has the authority to determine or fix the following terms with respect to shares of any series of preferred stock:

•	the dividend rate, the dates of payment, and the date from which dividends will accumulate, if dividends are to be cumulative;

•	whether and upon what terms the shares will be redeemable;

•	whether and upon what terms the shares will have a sinking fund;

•	whether and upon what terms the shares will be convertible or exchangeable;

•	whether the shares will have voting rights and the terms thereof;

•	any amounts payable to the holders upon liquidation or dissolution, if any;

•	whether interests in the preferred stock will be represented by depositary shares; and

•	any other preferences, qualifications, limitations, restrictions and special or relative rights.

These terms will be described in the prospectus supplement for any series of preferred stock that we offer. In addition, you should read the prospectus supplement relating to the particular series of preferred stock offered thereby for specific terms, including:

•	the title of the series of preferred stock and the number of shares offered;

•	the initial public offering price at which we will issue the preferred stock; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges and limitations and restrictions.

When we issue the preferred stock, the shares will be fully paid and non-assessable. This means that the full purchase price for the outstanding preferred stock will have been paid and the holder of the preferred stock will not be assessed any additional monies for the preferred stock. Unless the applicable prospectus supplement specifies otherwise:

•	each series of preferred stock will rank senior to our common stock and equally in all respects with the outstanding shares of each other series of preferred stock; and

•

holders of the preferred stock will have no preemptive rights to subscribe for any additional securities that we may issue in the future. This means that the holder of preferred stock will have no right, as holder of preferred stock, to buy any portion of preferred or common stock that we may issue in the future.

Description of Common Stock

Listing. Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol “SR.” Any additional common stock we issue will also be listed on the New York Stock Exchange.

Liquidation Rights. In the event of any dissolution, liquidation or winding up of our affairs voluntarily or involuntarily, the holders of our common stock will be entitled to receive the remainder, if any, of our assets after the payment of all our debts and liabilities and after the payment in full of any preferential amounts to which holders of any preferred stock may be entitled.

Voting Rights. Except as otherwise provided by law and subject to the voting rights of holders of our preferred stock that may be issued in the future, all voting power rests exclusively in the holders of shares of our common stock. Each holder of our common stock is entitled to one vote per share on all matters submitted to a vote at a meeting of shareholders, including the election of directors. The common stock votes together as a single class. The holders of our common stock are not entitled to cumulate votes for the election of directors. At annual and special meetings of shareholders, the holders of a majority of the outstanding shares of common stock, present in person or by proxy, constitute a quorum.

Miscellaneous. The holders of our common stock have no preemptive or preferential rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. The outstanding shares of our common stock and the shares of common stock offered hereby will be, upon payment for them, fully paid and non-assessable. Our common stock does not contain any redemption provisions or conversion rights.

Transfer Agent and Registrar. Computershare Trust Company, N. A. acts as transfer agent and registrar for our common stock. Its address is P.O. Box 505000, Louisville, Kentucky 40233-5000. You can reach it at 1-800-884-4225.

Certain Anti-takeover Matters

It is not the intent of our board of directors to discourage legitimate offers to enhance shareholder value. Provisions of our articles of incorporation or bylaws, however, may have the effect of discouraging unilateral tender offers or other attempts to acquire our business. These provisions include the classification of our directors with three-year staggered terms, the requirement that director nominations by shareholders be made not less than 90 nor more than 120 days prior to the date of the shareholder meeting, and the ability of the board, without further action of the holders of common stock, to issue one or more series of preferred stock from time to time, which may have terms more favorable than the common stock, including, among other things, preferential dividend, liquidation, voting and redemption rights.

These provisions might discourage a potentially interested purchaser from attempting a unilateral takeover bid for us on terms that some shareholders might favor. If these provisions discourage potential takeover bids, they might limit the opportunity for our shareholders to sell their shares at a premium.

In addition, our articles of incorporation do not provide for cumulative voting in the election of directors. Cumulative voting permits shareholders to multiply their number of votes by the total number of directors being elected and to cast their total number of votes for one or more candidates in each shareholder’s discretion.

Our bylaws also include provisions setting forth specific conditions and restrictions under which business may be transacted at meetings of shareholders. For example, no business may be transacted at a meeting unless it is:

•	specified in the notice of meeting;

•	otherwise brought before the meeting by or at the direction of the board of directors or a committee thereof; or

•

brought before the meeting by a shareholder of record who provided notice and other specified information in writing to the corporate secretary not less than 90 nor more than 120 days prior to the meeting.

These provisions may restrict the content of the issues to be discussed at a shareholders meeting.

In addition, the issuance of authorized but unissued shares of our common or preferred stock may have an anti-takeover effect. These shares might be issued by our board of directors without shareholder approval in transactions that might prevent or render more difficult or costly the completion of a takeover transaction by, for example, diluting voting or other rights of the proposed acquiror. In this regard, our articles of incorporation grant the board of directors broad powers to establish the rights and preferences of the authorized but unissued preferred stock, one or more series of which could be issued entitling holders to vote separately as a class on any proposed merger or consolidation, to convert the stock into shares of our common stock or possibly other securities, to demand redemption at a specified price under prescribed circumstances related to a change in control or to exercise other rights designed to impede a takeover.

Missouri Shareholder Protection Statutes

We are subject to Missouri corporate statutes that restrict the voting rights of a person who acquires 20% or more of our outstanding common stock as well as that person’s ability to enter into a business combination with us.

The control share acquisition statute provides that shares acquired that would cause the acquiring person’s aggregate voting power to meet or exceed any of three thresholds (20%, 33-1/3% or a majority) have no voting rights unless such voting rights are granted by a majority vote of the holders of the shares not owned by the acquiring person or any of our officers or directors or employee-directors. The statute sets out a procedure under which the acquiring person may call a special shareholders meeting for the purpose of considering whether voting rights should be conferred. Acquisitions as part of a merger or exchange offer arising out of an agreement to which we are a party are exempt from the statute.

The business combination statute restricts transactions between us and a beneficial owner of 20% or more of our voting stock. A business combination is defined in the statute as any of the following transactions with or proposed by an interested shareholder: merger, consolidation, disposition of assets, significant securities issuance, liquidation, dissolution, reclassification of securities, loan, advance, guarantee, pledge or tax credit. Generally, the statute prohibits for five years from the date one becomes an interested shareholder a business combination between us and the interested shareholder unless the business combination or the interested shareholder’s stock acquisition was approved by our board of directors on or before that date. An interested shareholder may enter into a business combination with us after the five-year period if it is approved by holders of a majority of the outstanding shares not owned by the interested shareholder or if it meets certain consideration requirements.

Application of the control share acquisition and business combination statutes are automatic unless we take steps to “opt out” of their application. We have not “opted out” of the statutes.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue depositary shares representing fractional interests in shares of our preferred stock of any series. The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares, deposit agreements and depositary receipts described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable deposit agreement and depositary receipts for additional information before you decide whether to purchase any of our depositary shares.

In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of any shares of preferred stock related to the depositary shares, we will deposit such shares of our preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, subscription and liquidation rights). The applicable prospectus supplement will describe the specific terms of the depositary shares offered thereby.

Book-Entry Securities

We may issue some or all of the depositary shares as book-entry securities. Any such book-entry securities will be represented by one or more fully registered global certificates. We will register each global security with or on behalf of a securities depositary identified in the applicable prospectus supplement. Each global security will be deposited with the securities depositary or its nominee or a custodian for the securities depositary.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

AND STOCK PURCHASE UNITS

General

We may issue stock purchase contracts, including contracts obligating you to purchase from us, and us to sell to you, a specified number of shares of our preferred or common stock at a future date or dates. The price per share of stock and the number of shares of stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. We may issue stock purchase contracts separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and beneficial interests in:

•	senior debt securities or junior subordinated debt securities; or

•	debt obligations of third parties, including U.S. Treasury securities,

securing your obligations to purchase the stock under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to you or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner. The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the applicable prospectus supplement will not necessarily be complete and is subject to, and qualified in its entirety by, all of the provisions of the relevant purchase contract and pledge agreement, a form of which is an exhibit to the registration statement of which this prospectus is a part.

Book-Entry Securities

We may issue some or all of the stock purchase contracts and stock purchase units as book-entry securities. Any such book-entry securities will be represented by one or more fully registered global certificates. We will register each global security with or on behalf of a securities depositary identified in the applicable prospectus supplement. Each global security will be deposited with the securities depositary or its nominee or a custodian for the securities depositary.

PLAN OF DISTRIBUTION

We may sell the offered securities through the solicitation of proposals of underwriters or dealers to purchase the offered securities, through underwriters or dealers on a negotiated basis, through agents or directly to a limited number of purchasers or to a single purchaser.

The prospectus supplement with respect to each offering of securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from their sale;

•	any underwriting discounts and commissions and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the offered securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Underwriters

If underwriters are used in the sale, they will acquire the offered securities for their own account and may resell them on one or more occasions in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of securities will be named in the prospectus supplement relating to such offering and, if an underwriting syndicate is used, the names of the managing underwriter or underwriters will be set forth on the cover of that prospectus supplement. Unless otherwise set forth in the prospectus supplement relating thereto, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the offered securities if any are purchased.

Dealers

If dealers are utilized in the sale of offered securities, we will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

Agents

The offered securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.

Direct Sales

The offered securities may be sold directly by us to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the applicable prospectus supplement.

Indemnification

Agents, dealers and underwriters and the persons who control them may be entitled under agreements with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which these agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

Remarketing

The offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment under their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities they remarket. Remarketing firms may be entitled, under agreements that may be entered into with us, to indemnification or contribution by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions or perform services for us and our subsidiaries in the ordinary course of business.

No Assurance of Liquidity

The offered securities may or may not be listed on a national securities exchange. You should read the applicable prospectus supplement for a discussion of this matter. We cannot assure you there will be a market for any of the offered securities.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Mark C. Darrell, who serves as our Senior Vice President, Chief Legal and Compliance Officer, or Akin Gump Strauss Hauer & Feld, LLP, New York, New York. Mr. Darrell is a salaried employee and earns stock-based compensation on our common stock. As of May 7, 2019, Mr. Darrell beneficially owned 52,726 shares of our common stock. Pursuant to various stock and employee benefit plans, Mr. Darrell is eligible to purchase and receive shares of our common stock and to receive options to purchase shares of our common stock. Certain other legal matters may be passed upon for any underwriters or agents by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. From time to time, Pillsbury Winthrop Shaw Pittman LLP acts as counsel for us and our affiliates for various matters.

EXPERTS

The consolidated financial statements, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended September 30, 2018, and the effectiveness of Spire Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein and therein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in auditing and accounting.

3,200,000 Equity Units

(Initially Consisting of 3,200,000 Corporate Units)

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Credit Suisse	BofA Securities	Wells Fargo Securities

Sole Structuring Advisor

Co-Managers

Morgan Stanley	RBC Capital Markets	Guggenheim Securities	TD Securities

The date of this prospectus supplement is February 9, 2021.